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                                                                Exhibit 10.1
                              AMENDED AND RESTATED

                           LOAN AND SECURITY AGREEMENT

                                  BY AND AMONG

                                 PLAINWELL INC.,

                                  as Borrower,

                            THE LENDERS NAMED HEREIN

                                   as Lenders,

                                       AND

                       SANWA BUSINESS CREDIT CORPORATION,

                               as Agent and Lender

                                  March 6, 1998
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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
1. DEFINITIONS.................................................................1

      1.1. General Terms.......................................................1
      1.2. Accounting Terms...................................................26
      1.3. Other Terms Defined in Illinois Uniform Commercial Code............26
      1.4. Effective Date.....................................................26
      1.5. References.........................................................26

2. CREDIT.....................................................................26

      2.1. Revolving Credit Facility, Revolving Loan and Lender Guaranties....26
      2.2. Maximum Principal Balance of Revolving Loan........................30
      2.3. Evidence of Revolving Loan Indebtedness............................30
      2.4. Eau Claire L/C Facility............................................30
      2.5. Interest...........................................................33
      2.6. Method of Borrowing; Manner and Method of Making Interest and
          Other Payments......................................................37
      2.7. Term of this Agreement and Prepayments.............................39
      2.8. Audit Fee..........................................................41
      2.9. Fee Letter.........................................................41
      2.10. Prepayment Fee....................................................41
      2.11. [Intentionally Omitted.]..........................................41
      2.12. Unused Line Fee...................................................41
      2.13. Other Fees, Costs and Expenses....................................42
      2.14. Loan Account......................................................42
      2.15. Statements........................................................43
      2.16. Payment Dates.....................................................43
      2.17. Lender Guaranty Fees..............................................43
      2.18. Other Lender Guaranty and Eau Claire L/C Provisions...............44
      2.19. Taxes; Changes in Law.............................................46
      2.20. Notification of Advances, Interest Rates and Prepayment...........47
      2.21. Special Provisions Governing LIBOR Rate Loans.....................47
      2.22. Replacement of Certain Lenders....................................49

3. REPORTING AND ELIGIBILITY REQUIREMENTS.....................................50

      3.1. Monthly Reports and Borrowing Base Certificates....................50
      3.2. Eligible Accounts..................................................51
      3.3. Account Warranties.................................................52
      3.4. Verification of Accounts...........................................53


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      3.5. Collection of Accounts and Payments................................53
      3.6. Appointment of the Agent as Borrower's Attorney-in-Fact............54
      3.7. Account Records....................................................55
      3.8. Instruments and Chattel Paper......................................55
      3.9. Notice to Account Debtors..........................................55
      3.10. Eligible Inventory................................................56
      3.11. Inventory Warranties..............................................56
      3.12. Inventory Records.................................................56
      3.13. Safekeeping of Inventory and Inventory Covenants..................57
      3.14. Equipment Warranties..............................................57
      3.15. Equipment Records.................................................57
      3.16. Maintenance of Equipment..........................................57
      3.17. Real Estate.......................................................58
      3.18. Maintenance of Real Estate........................................58
      3.19. Intellectual Property.............................................58

4. CONDITIONS TO ADVANCES.....................................................58

      4.1. Conditions to All Advances.........................................58
      4.2. Conditions to Initial Advance......................................59

5. COLLATERAL.................................................................63

      5.1. Security Interest..................................................63
      5.2. Preservation of Collateral and Perfection of Liens Thereon.........64
      5.3. Consigned Inventory................................................64

6. REPRESENTATIONS AND WARRANTIES.............................................65

      6.1. Existence..........................................................65
      6.2. Authority..........................................................65
      6.3. Binding Effect.....................................................66
      6.4. Financial Data.....................................................66
      6.5. Collateral.........................................................67
      6.6. Solvency...........................................................68
      6.7. Places of Business.................................................68
      6.8. Other Names........................................................68
      6.9. Tax Obligations....................................................68
      6.10. Indebtedness and Liabilities......................................68
      6.11. Use of Proceeds and Margin Security...............................69
      6.12. Government Contracts..............................................69
      6.13. Investments.......................................................69
      6.14. Litigation and Proceedings........................................69
      6.15. Other Agreements and Deliveries...................................69
      6.16. Labor Matters.....................................................70


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      6.17. Compliance with Laws and Regulations..............................71
      6.18. Patents, Trademarks and Licenses..................................71
      6.19. ERISA.............................................................71
      6.20. Property..........................................................72
      6.21. Adverse Contracts.................................................72
      6.22. [Intentionally Omitted.]..........................................72
      6.23. Investment Company Act; Public Utility Holding Company Act........72
      6.24. Broker's Fees.....................................................72
      6.25. Licenses and Permits..............................................73
      6.26. Environmental Compliance..........................................73
      6.27. Full Disclosure...................................................75
      6.28. Insurance Policies................................................75
      6.29. Customer and Trade Relations......................................75
      6.30. Survival of Warranties............................................75
      6.31. Subsidiaries......................................................76
      6.32. Related Transactions Documents....................................76
      6.33. H-S-R Notification................................................76
      6.34. Deposit and Disbursement Accounts.................................76

7. AFFIRMATIVE COVENANTS......................................................76

      7.1. Financial Statements...............................................77
      7.2. Inspections and Audits.............................................79
      7.3. Conduct of Business; Compliance With Laws..........................80
      7.4. Claims and Taxes...................................................80
      7.5. Borrower's Liability Insurance.....................................81
      7.6. Borrower's Property Insurance......................................81
      7.7. Pension Plans......................................................82
      7.8. Notice of Certain Matters..........................................83
      7.9. Landlord and Warehouseman Agreements...............................83
      7.10. Indemnity.........................................................83
      7.11. Leverage Ratio....................................................84
      7.12. Leverage Ratio....................................................85
      7.13. Capital Expenditures..............................................85

8. NEGATIVE COVENANTS.........................................................85

      8.1. Encumbrances.......................................................85
      8.2. Indebtedness and Liabilities.......................................86
      8.3. Consolidations, Acquisitions.......................................86
      8.4. Investments........................................................87
      8.5. Guaranties.........................................................87
      8.6. Collateral Locations...............................................87
      8.7. Disposal of Property...............................................87
      8.8. Employee Loans.....................................................88


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      8.9. Plans..............................................................88
      8.10. Restricted Payments...............................................88
      8.11. Securities........................................................88
      8.12. Changes in Charter, Bylaws or Fiscal Year.........................88
      8.13. Changes in Subordinated Debt......................................89
      8.14. Transactions with Affiliates......................................89
      8.15. Capital Structure; Other Business.................................89
      8.16. Sale and Leaseback................................................89
      8.17. Impairment Agreements.............................................89
      8.18. Corporate Accounts................................................89

9. DEFAULT, RIGHTS AND REMEDIES OF THE AGENT AND THE LENDERS..................89

      9.1. Obligations........................................................89
      9.2. Rights and Remedies Generally......................................90
      9.3. Entry Upon Premises and Access to Information......................90
      9.4. Sale or Other Disposition of Collateral by the Agent...............91
      9.5. Grant of License...................................................91
      9.6. Waiver of Demand...................................................91
      9.7. Waiver of Notice...................................................91

10. OTHER RIGHTS AND OBLIGATIONS..............................................92

      10.1. Waiver............................................................92
      10.2. Costs and Attorneys' Fees.........................................92
      10.3. Expenditures by the Agent and the Lenders.........................92
      10.4. Custody and Preservation of Collateral............................93
      10.5. Reliance by the Agent and Lenders.................................93
      10.6. Parties and Assignment............................................93
      10.7. Applicable Law; Severability......................................93
      10.8. Submission to Jurisdiction; Waiver of Jury and Bond...............94
      10.9. Marshalling.......................................................95
      10.10. Section Titles...................................................95
      10.11. Incorporation by Reference.......................................95
      10.12. Notices..........................................................95
      10.13. Waivers With Respect to Other Instruments........................96
      10.14. Retention of the Borrower's Documents............................96
      10.15. Entire Agreement.................................................96
      10.16. Equitable Relief.................................................97
      10.17. Counterparts.....................................................97
      10.18. Several Obligations; Nature of Lenders' Rights...................97
      10.19. Exceptions to Covenants..........................................97
      10.20. Construction.....................................................97
      10.21. Reinstatement....................................................97


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      10.22. ACKNOWLEDGMENT...................................................98
      10.23. Effect on Prior Credit Agreement; Continuing Loans...............98

11. ASSIGNMENT AND PARTICIPATION..............................................98

      11.1. Assignments.......................................................98
      11.2. Participations....................................................99

12. AGENT.....................................................................99

      12.1. Appointment.......................................................99
      12.2. Powers............................................................99
      12.3. General Immunity..................................................99
      12.4. No Responsibility for Loans, Recitals, etc........................99
      12.5. Action on Instructions of Lenders.................................99
      12.6. Employment of Agents and Counsel.................................100
      12.7. Reliance on Documents; Counsel...................................100
      12.8. Agent's Reimbursement and Indemnification........................100
      12.9. Rights as a Lender...............................................100
      12.10. Lender Credit Decision..........................................101
      12.11. Successor Agent.................................................101
      12.12. Notice of Default...............................................101

13. AMENDMENTS AND WAIVERS...................................................101

14. SET OFF AND SHARING OF PAYMENTS..........................................103

      14.1. Setoff...........................................................103
      14.2. Ratable Payments.................................................103


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                        INDEX OF EXHIBITS AND SCHEDULES

                                    EXHIBITS

Exhibit 2.3       Form of Revolving Loan Note
Exhibit 2.4       Form of Eau Claire L/C Note
Exhibit 2.6-1     Form of Borrowing Notice
Exhibit 2.6-2     Form of Notice of Conversion/Continuation
Exhibit 3.1       Form of Monthly Report Certificate
Exhibit 3.14      Equipment Locations and Leased Equipment
Exhibit 3.17      Real Estate
Exhibit 6.1-1     Jurisdictions of Qualification
Exhibit 6.1-2     Capital Stock
Exhibit 6.4-1     Pro Forma Financial Statements
Exhibit 6.4-2     Fair Saleable Value Balance Sheet
Exhibit 6.4-3     Projections
Exhibit 6.7       Place of Business
Exhibit 6.8-1     Past Trade Names
Exhibit 6.8.2     Present and Future Trade Names
Exhibit 6.11      Sources and Uses
Exhibit 6.12      Government Contracts
Exhibit 6.14      Pending or Threatened Litigation
Exhibit 6.15      Defaults
Exhibit 6.16      Labor Matters
Exhibit 6.18      Patents, Trademarks and Licenses
Exhibit 6.19(a)   Benefit and Multiemployer Plans
Exhibit 6.19(c)   Unfunded Liabilities
Exhibit 6.19(f)   Contingent ERISA Liability
Exhibit 6.20      Property
Exhibit 6.24      Brokerage Fees Payable
Exhibit 6.26      Environmental Matters Pending
Exhibit 6.31      Subsidiaries
Exhibit 6.34      Bank Accounts
Exhibit 7.5       Liability Insurance
Exhibit 7.6       Form of Insurance Endorsement
Exhibit 7.11      Pro Forma Financial Statements (Tissue Business)
Exhibit 8.1       Existing Liens
Exhibit 8.2       Indebtedness
Exhibit 8.4       Investments
Exhibit 8.5       Guaranties
Exhibit 8.6       Collateral Locations
Exhibit 8.14      Transactions with Affiliates
Exhibit 10.23     Continuing Loans

                                    SCHEDULES
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Schedule 1        Commitments of Lenders
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                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

            This AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT is dated as of this 6th day of March, 1998, by and between PLAINWELL INC., a Delaware corporation, and SANWA BUSINESS CREDIT CORPORATION, as Agent for the Lenders.

                              W I T N E S S E T H:

            WHEREAS, SBCC has outstanding Continuing Loans to Plainwell Paper on the date hereof pursuant to the terms of the Prior Loan Agreement;

            WHEREAS, on the Closing Date, pursuant to the Related Transactions,
(i) Holdings, through Borrower, shall purchase the Tissue Business from Pope & Talbot, Inc. and Pope & Talbot Wis., Inc. (collectively, "Seller") and (ii) Plainwell Paper shall merge with and into the Borrower; and

            WHEREAS, Plainwell Paper and Borrower desire that Lenders amend and restate the Prior Loan Agreement so that it provides that (i) Borrower shall replace Plainwell Paper as the "Borrower" hereunder and (ii) Lenders shall extend revolving and letter of credit facilities to Borrower of up to Fifty-Four Million Five Hundred Fifty-Two Thousand Dollars ($54,552,000), in the aggregate (including the Continuing Loans), for the purpose of funding a portion of its purchase of the Tissue Business and to provide (a) working capital financing for Borrower and (b) funds for other general corporate purposes of Borrower; and for these purposes, Lenders are willing to make certain loans and other extensions of credit to Borrower of up to such amount upon the terms and conditions set forth herein.

            NOW, THEREFORE, in consideration of the terms and conditions contained herein, and of any loans or extensions of credit heretofore, now or hereafter made to or for the benefit of the Borrower by the Agent and the Lenders, the parties hereto hereby agree as follows:

            1. DEFINITIONS.

            1.1. General Terms When used herein, the following terms shall have the following meanings:

            "Account Debtor" shall mean any Person who is or may become obligated on or under an Account.

            "Accounting Changes" shall mean (a) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions) or (b) changes in accounting principles concurred in by the Borrower's certified public accountants.

            "Accounts" shall mean all of the Borrower's presently existing and hereafter arising or acquired accounts, accounts receivable, margin accounts, futures positions, book debts,
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contracts, notes, drafts, acceptances, and other forms of obligations (other than forms of obligations evidenced by Chattel Paper or Instruments) now or hereafter owned or held by or payable to the Borrower relating in any way to Inventory or arising from the sale of Inventory or the rendering of services by the Borrower or howsoever otherwise arising, including the right to payment of any interest or finance charges with respect thereto, together with all of Borrower's rights to all merchandise represented by any of the Accounts; all such merchandise that may be reclaimed or repossessed or returned to the Borrower; all of the Borrower's rights as an unpaid vendor, including, without limitation, stoppage in transit, reclamation, rescission, replevin, and sequestration; all pledged assets and all letters of credit, guaranty claims, Liens held by or granted to the Borrower to secure payment of any Accounts; all proceeds and products of all of the foregoing described properties and interests in properties; and all proceeds of insurance with respect thereto, including, without limitation, the proceeds of any applicable casualty or credit insurance or fidelity bond, whether payable in cash or in kind; and all customer lists, ledgers, books of account, records, computer programs, computer disks or tape files (including, without limitation, all microfilm), computer printouts, computer runs, and other computer prepared information relating to any of the foregoing.

            "Accounts Trial Balance" shall have the meaning ascribed thereto in subsection 7.1(iii)(b).

            "Acquisition" shall mean any transaction, or any series of related transactions, consummated after the Closing Date by which the Borrower or any Subsidiary (a) acquires, directly or indirectly, any business or all or substantially all of the assets of any Person or portion thereof, whether through purchase of assets, merger, licensing arrangement or otherwise or (b) directly or indirectly acquires (i) securities (or warrants, options or other rights to acquire such securities) of a Person which have, in the aggregate, ordinary voting power for the election of a majority of directors or (ii) at least a majority (by percentage of voting power) of the outstanding partnership or other interests of a Person or (c) makes any Person a Subsidiary, or causes any assets of such Person to be merged into the Borrower or such Subsidiary pursuant to a merger, purchase of assets or other reorganization providing for the delivery or issuance to the holders of such Person's then outstanding securities or capital interests, in exchange for such securities, of cash or securities of the Borrower or such Subsidiary, or any combination thereof.

            "Affiliate" shall mean any Person (including any member of the immediate family of any such natural person) (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with the Borrower or any Subsidiary, including, without limitation, the officers and directors of the Borrower or such Subsidiary, (b) that directly or beneficially owns or holds five percent (5%) or more of any equity interest in the Borrower or any Subsidiary, or (c) five percent (5%) or more of whose voting stock (or in the case of a Person which is not a corporation, five percent (5%) or more of any equity interest) is owned directly or beneficially or held by the Borrower or any Subsidiary. Affiliate shall not be deemed to include the Agent or any Lender. As used herein, the term "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with") shall mean possession, directly or indirectly, of the power to direct the management or policies of a Person, whether through ownership of securities, by contract or otherwise.


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            "Agent" shall mean Sanwa Business Credit Corporation, a Delaware corporation, in its capacity as agent for the Lenders and not in its individual capacity as a Lender, and any successor in such capacity appointed pursuant to subsection 12.11.

            "Agreement" shall mean this Amended and Restated Loan and Security Agreement, as the same may hereafter be restated, amended, modified or supplemented from time to time.

            "Applicable Base Margin" shall mean the per annum interest rate margin from time to time in effect and payable in addition to the Prime Rate with respect to the Revolving Loan.

            "Applicable LIBOR Margin" shall mean the per annum interest rate margin from time to time in effect and payable in addition to the applicable LIBOR Rate with respect to the Revolving Loan.

            "Applicable Margins" shall mean, collectively, the Applicable Base Margin and the Applicable LIBOR Margin.

            "Authorized Officer" shall mean the President or Chief Financial Officer of the Borrower or any other officer of the Borrower approved by the Agent as an "Authorized Officer" for the purposes hereof.

            "Base Rate" shall mean a fluctuating interest rate equal to the Applicable Base Margin per annum plus the Prime Rate from time to time in effect.

            "Base Rate Loans" shall mean any Loan bearing interest at the Base Rate.

            "Blocked Account Agreements" shall have the meaning ascribed thereto in subsection 3.5.

            "Blocked Accounts" shall have the meaning ascribed thereto in subsection 3.5.

            "Borrower" shall mean PLAINWELL INC., a Delaware corporation, and a wholly owned Subsidiary of Holdings and, upon the effective date of the Merger Agreement, the successor to Plainwell Paper.

            "Borrowing Availability" shall have the meaning ascribed thereto in subsection 2.1(a).

            "Borrowing Base Certificate" shall have the meaning ascribed thereto in subsection 3.1.

            "Borrowing Notice" shall have the meaning ascribed thereto in subsection 2.5(e).

            "Business Day" shall mean (i) for all purposes other than as described in clause (ii) below, any day other than a Saturday, Sunday or other day on which banks in Chicago,


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Illinois are authorized or required to be closed and (ii) with respect to all notices, determinations, borrowings, rate selections and payments in connection with LIBOR Rate Loans, any day that is a Business Day described in clause (i) above and that is also a day on which dealings in U.S. dollar deposits are carried on in the applicable interbank LIBOR market.

            "Capital Expenditures" shall mean, for any fiscal period, without duplication, all expenditures (whether made in the form of cash including, without limitation, deposits or other Property) by the Borrower or any Subsidiary during such period for, or contracts for expenditures with respect to, any fixed assets or improvements, or for renewals, replacements, substitutions or additions thereto, which have a useful life of more than one
(1) year including, without limitation, the direct or indirect acquisition of such assets by way of increased product or service charges, offset items or otherwise, and shall include the principal portion of capital lease payments with respect to such expenditures when made.

            "Capital Lease" shall mean, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

            "Capital Lease Obligation" shall mean, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

            "Cash Equivalents" shall mean (i) bank certificates of deposit, bankers' acceptances, deposit accounts or time deposits (but only with banks organized under the laws of the United States or of any State thereof or any branch of a foreign bank so long as such branch is licensed under the laws of the United States of any State thereof (x) which do not have set-off rights against the foregoing, other than set-offs for nominal service charges and similar fees incurred in the ordinary course, and (y) which have combined capital and surplus in excess of Two Hundred Fifty Million Dollars ($250,000,000)), (ii) commercial paper maturing within one (1) year from the date issued and rated at least A-1 or the equivalent thereof by Standard & Poors Ratings Services, or P-1 or the equivalent thereof by Moody's Investors Service, Inc., (iii) obligations maturing within one (1) year from the date of acquisition issued or directly and fully guaranteed by the United States government or any agency thereof and (iv) investments in money market funds registered under the Investment Company Act of 1940, as amended, which have net assets of at least $200,000,000 and at least 85% of whose assets consist of securities and other obligations of the type described in clauses (i) through
(iii) above..

            "Change of Control" shall mean (1) before an initial public offering of voting common stock of Guarantor (or any securities convertible into such common stock), (A) the management employees of the Borrower and 399 Venture Partners, Inc. or other direct or indirect wholly-owned subsidiaries of Citicorp (collectively, "399 Venture"), CCT Partners IV, L.P., a Delaware limited partnership, or employees of 399 Venture (together with 399 Venture, the "399 Venture Group") cease to beneficially own and control, directly or indirectly, shares of common stock of Guarantor representing (on an as if issued or converted basis) at least fifty-one percent


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(51%) of the issued and outstanding voting common stock of the Guarantor, or (B)
the management employees of the Borrower or trusts for the benefit of their families (so long as they remain employed by the Borrower) shall cease to beneficially own and control, directly or indirectly, at least 80% the shares of common stock of Guarantor which such management employees own as of the Closing Date, or (2) after an initial public offering of voting common stock of Guarantor (or any securities convertible into such common stock), the management employees of the Borrower and the 399 Venture Group cease to beneficially own and control, directly or indirectly, shares of common stock representing (on an as if issued or converted basis) at least thirty-three percent (33%) of the outstanding voting common stock of Guarantor, or (3) at any time, Guarantor ceases to own 100% of the outstanding equity interests of the Borrower, or (4) a "Change of Control" (as such term is defined in the Subordinated Debt Documents) shall occur.

            "Charges" shall mean all federal, state, county, city, municipal, local, foreign or other governmental taxes (including, without limitation, taxes owed to the PBGC at the time due and payable), duties, levies, assessments, charges, liens, claims or encumbrances upon or relating to (i) the Collateral,
(ii) the Obligations, (iii) the employees, payroll, income or gross receipts of the Borrower, (iv) the ownership or use of any Property of the Borrower, or (v) any other aspect of the Borrower's business.

            "Chattel Paper" shall mean any "chattel paper," as such term is defined in the Code, now owned or hereafter acquired by the Borrower, wherever located.

            "Closing Date" shall mean the date on or before March 15, 1998, on which all of the conditions precedent set forth in Section 4.2 and the closing checklist delivered to Borrower prior to February 27, 1998, have been satisfied or waived.

            "Closing Fee" shall have the meaning ascribed thereto in subsection 2.9.

            "Code" shall have the meaning ascribed thereto in subsection 1.3.

            "Collateral" shall mean all property and interests in property now owned or hereafter acquired by the Borrower in or upon which a Lien is granted to the Agent, for the benefit of the Lenders, by the Borrower, whether under this Agreement or the other Financing Agreements or under any other documents, instruments or writings executed by the Borrower and delivered to the Agent, including, without limitation, Accounts, Chattel Paper, Documents, General Intangibles, Fixtures, Instruments, Inventory, Intellectual Property, Equipment, Real Estate and leased real property. In no event shall the "Collateral" include
(i) the Borrower's real property located at 12th Street in Plainwell, Michigan and commonly referred to as The 12th Street Landfill or (ii) the Excluded Assets.

            "Collateral Report" shall have the meaning ascribed thereto in subsection 3.1.

            "Collecting Banks" shall have the meaning ascribed thereto in subsection 3.5.


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            "Commitment" shall mean, with respect to each Lender, the commitment of each Lender to make Revolving Loans to the Borrower and to purchase a participation in the Lender Guaranties and the Eau Claire Lender Guaranty as of the Closing Date in the amounts set forth on the signature page hereof or on
Schedule 1; Schedule 1 shall be amended and Lenders' Pro Rata Shares shall be adjusted from time to time to give effect to the addition of any new Lenders pursuant to subsection 11.1.

            "Control Agreement" shall mean a letter agreement between Agent and
(i) the issuer of uncertificated securities with respect to uncertificated securities in the name of any Borrower, (ii) a securities intermediary with respect to securities, whether certificated or uncertificated, securities entitlements and other financial assets held in a securities account in the name of Borrower, (iii) a futures commission merchant or clearing house with respect to commodity accounts and commodity contracts held by Borrower, whereby, among other things, the issuer, securities intermediary or futures commission merchant disclaims any security interest in the applicable financial assets, acknowledges the Lien of Agent, on behalf of itself and Lenders, on such financial assets, and agrees to follow the instructions or entitlement orders of Agent without further consent by the Borrower.

            "Continuing Loans" shall mean the loans and letter of credit obligations under the Prior Loan Agreement existing on the Closing Date and listed on Exhibit 10.23.

            "Conversion/Continuation Notice" shall have the meaning ascribed thereto in subsection 2.5(f).

            "Current Asset Base" shall have the meaning ascribed thereto in subsection 2.1.

            "Current Assets" shall mean, at any date of determination, all Property which should, in accordance with Generally Accepted Accounting Principles consistently applied, be classified as current assets on a balance sheet at such date, excluding any Accounts owing to the Borrower from an Affiliate.

            "Current Liabilities" shall mean, at any date of determination, all Liabilities which should, in accordance with Generally Accepted Accounting Principles consistently applied, be classified as current liabilities on a balance sheet at such date, and in any event shall include all Indebtedness payable within one (1) year from the date of determination without any option on the part of the obligor to extend or renew beyond such year, all accruals for federal or other taxes based on or measured by income and payable within such year, and the current portion of long-term debt required to be paid within one
(1) year from the date of determination, but expressly including for purposes of this definition the principal amount of the Revolving Loan Obligations.

            "Default" shall mean an event which through the passage of time or the service of notice, or both, would mature into an Event of Default.

            "Default Rate" shall mean, (i) with respect to Base Rate Loans, a fluctuating interest rate per annum equal to the sum of the applicable Base Rate, plus two percent (2%) per annum (each change in such interest rate shall take effect simultaneously with the corresponding change in the Base Rate), (ii) with respect to LIBOR Rate Loans, a rate of interest per annum equal to the applicable LIBOR Rate plus two percent (2.0%) per annum, (iii) with respect to Lender Guaranty Fees, the Lender Guaranty Fee Rate plus two percent (2%) per annum and (iv) with respect to Eau Claire L/C Fees, the Eau Claire L/C Rate plus two percent (2%) per annum.

            "Depository Account" shall have the meaning ascribed thereto in subsection 3.5.

            "Documents" shall mean any "documents" as such term is defined in the Code, now owned or hereafter acquired by the Borrower, wherever located.

            "Eau Claire L/C" shall mean that certain standby letter of credit in the amount of Nineteen Million Five Hundred Fifty-Two Thousand Dollars ($19,552,000) issued in favor of the bond trustee for City of Eau Claire, Wisconsin, as beneficiary, in support of Borrower's obligations under the City of Eau Claire, Wisconsin Tax-Exempt Adjustable Mode Solid Waste Disposal Revenue Bonds (Pope & Talbot, Wis., Inc. Project) Series 1994.

            "Eau Claire L/C Fees" shall have the meaning ascribed thereto in subsection 2.4(d).

            "Eau Claire L/C Liability" means, as to the Eau Claire Lender Guaranty, all liabilities of the Lenders with respect thereto, whether contingent or otherwise, including: (a) the amount available to be drawn or which may become available to be drawn and (b) all amounts which have been paid or made available by the Lenders to the extent not reimbursed by the Borrower; and (c) all unpaid interest, fees and expenses with respect thereto.

            "Eau Claire L/C Note" shall have the meaning ascribed thereto in subsection 2.4(b).

            "Eau Claire L/C Rate" shall mean one and one-half percent (1.5%) per annum.

            "Eau Claire L/C Reserve" means, at any date of determination, a reserve in an amount equal to the aggregate amount of the Eau Claire L/C Liability outstanding at such time.

            "Eau Claire Lender Guaranty" shall mean a guaranty of payment of the Eau Claire L/C issued by Agent on behalf of Lenders on the Closing Date.

            "Eau Claire Term Loan" shall have the meaning ascribed thereto in subsection 2.4(b).

            "EBITDA" shall mean, for any applicable fiscal period, determined for the Borrower and its Subsidiaries on a consolidated basis, Net Income for such period, plus, without duplication, to the extent deducted in determining Net Income for that period, interest expense and income and franchise taxes paid or accrued, plus to the extent deducted in determining Net Income for that period, amortization, depreciation and other similar non-cash charges, plus to the extent deducted in determining Net Income, extraordinary losses, minus to the extent added in determining Net Income, extraordinary gains, all as determined in accordance with GAAP consistently applied.

            "Eligible Accounts" shall have the meaning ascribed thereto in subsection 3.2.

            "Eligible Inventory" shall have the meaning ascribed thereto in subsection 3.10.

            "Environmental Laws" shall mean and includes the following as now in effect or hereafter amended: the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, ("CERCLA"), 42 U.S.C. ss.9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. ss.6901 et seq.; the Toxic Substances Control Act ("TSCA"), 15 U.S.C. ss.2601, et seq.; the Clean Air Act, 42 U.S.C. ss.7401 et seq.; the Federal Water Pollution Control Act ("Clean Water Act"), 33 U.S.C. ss.1251 et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. ss.11001 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. ss.1801 et seq.; the Atomic Energy Act, 42 U.S.C. ss.2011 et seq.; the Safe Drinking Water Act, 42 U.S.C. ss.300f et seq. and the state law equivalents; any so-called "Superfund" or "Superlien" law; and any statute, ordinance, code, rule, regulation, order, decree or requirement under international, federal, state, regional, provincial or local law (including, without limitation, administrative orders and consent decrees) in effect and as amended regulating, relating to or imposing liability or standards of conduct concerning public health and safety, protection of the environment, or any pollutant or contaminant or hazardous, toxic or dangerous substance, waste, chemical or material, as now or any time hereafter may be existing.

            "Environmental Matters" shall have the meaning ascribed thereto in subsection 6.26(b).

            "Equipment" shall mean all of the Borrower's machinery and equipment, including, without limitation, processing equipment, conveyors, machine tools, data processing and computer equipment with software and peripheral equipment (other than software constituting part of the Accounts), and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, ships, vessels, airplanes, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, all whether now owned or hereafter acquired, and wherever situated, together with all appurtenances, additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and all rules and regulations promulgated thereunder.

            "ERISA Affiliate" shall mean any Subsidiary that is, or was at any time during the previous six (6) years, along with the Borrower or any Subsidiary, in the same controlled group of corporations, under common control, or otherwise, treated as a single employer for any purpose under Section 414 of the IRC.

            "Event of Default" shall mean the occurrence or existence of any one or more of the following conditions or events:

                  (a) the Borrower fails to pay any of its Obligations hereunder when the Obligations are due or are declared due or fails to deliver any Borrowing Base Certificate or Monthly Report as required by subsection 3.1;

                  (b) the Borrower fails or neglects to perform, keep or observe any of the covenants, conditions or agreements contained in any of the subsections of this Agreement or in any of the other Financing Agreements (other than occurrences referred to or embodied in other provisions of this definition constituting immediate Events of Default) for a period of twenty (20) days after the earlier of (i) the Borrower's receipt of notice from the Agent or (ii) actual knowledge of such breach by the Borrower;

                  (c) any warranty or representation now or hereafter made by the Borrower or any Subsidiary in connection with this Agreement or any of the other Financing Agreements is untrue or incorrect in any material respect, or any schedule, certificate, statement, report, financial data, notice or other writing furnished at any time by the Borrower or any Subsidiary to the Agent or any Lender is untrue or incorrect in any material respect, as of the date on which the warranty, representation or the facts set forth therein are stated, certified or deemed made;

                  (d) other than Permitted Liens, any Lien, levy or assessment is filed or recorded with respect to or otherwise imposed upon all or any part of the Collateral or the Property of the Borrower or any Subsidiary by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipality or other governmental agency and is in excess of Seven Hundred Fifty Thousand Dollars ($750,000);

                  (e) all or any part of the Collateral or the Property of the Borrower or any Subsidiary with a value in excess of Two Hundred Fifty Thousand Dollars ($250,000) is attached, seized, subjected to a writ or distress warrant, or levied upon, or come within the possession or control of any judgment creditor and on or before the thirtieth (30th) day thereafter such Collateral or Property is not returned to the Borrower or such Subsidiary or such writ, distress warrant or levy is not dismissed, stayed or lifted;

                  (f) the Borrower or any Subsidiary makes an assignment for the benefit of creditors; convenes a meeting of its creditors, or any class thereof, for purposes of effecting a moratorium upon or extension or composition of its debts; applies for, seeks, consents to, or acquiesces in the appointment of a receiver, trustee or custodian to take possession of all or any substantial portion of the Property of the Borrower or any Subsidiary; commences any bankruptcy, reorganization or insolvency case or proceeding or other proceeding under any federal, state or other law for relief of debtors; or the

      Borrower of such Subsidiary proposes, authorizes or consents to the taking of any of the foregoing actions;

                  (g) the Borrower or any Subsidiary fails to obtain the dismissal, within sixty (60) days after the commencement thereof, of any bankruptcy, reorganization or insolvency proceeding, or other proceeding under any law for the relief of debtors instituted against it; fails actively to oppose any such proceeding; or in any such proceeding, defaults or files an answer admitting the material allegations upon which the proceeding was based or states in any filing in such proceeding its willingness to have an order for relief entered or its desire to seek liquidation, reorganization or adjustment of any of its debts;

                  (h) without the application, approval or consent of the Borrower or any Subsidiary, any receiver, trustee, examiner, liquidator, custodian or similar official is appointed to take possession of all or any substantial portion of the Property of the Borrower or such Subsidiary, or the filing of any motion, complaint or other pleading in any bankruptcy, reorganization or insolvency case or proceeding of any Person other than the Borrower or such Subsidiary that seeks the consolidation the Borrower's or such Subsidiary's assets and liabilities with the assets and liabilities of such Person;

                  (i) the Borrower or any Subsidiary voluntarily or involuntarily dissolves or is dissolved, liquidates or is liquidated;

                  (j) the Borrower ceases to be Solvent or admits in writing that it is not Solvent or fails to pay all or any material portion (measured in numbers of debts or dollar amounts) of its debts as they become due or admits in writing its present or prospective inability to pay its debts as they become due;

                  (k) any default or breach under any agreement(s) evidencing Indebtedness of the Borrower or any Subsidiary in an aggregate amount in excess of Seven Hundred Fifty Thousand Dollars ($750,000) shall occur and shall continue after any applicable grace period specified in any such document if the effect of such default or breach is to accelerate, or to permit the acceleration of, the maturity of all or any part of any such Indebtedness, whether or not such default or breach shall be waived by the holders or trustees (if any) for such Indebtedness, or any such Indebtedness shall be declared to be due and payable, or be required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

                  (l) [Intentionally Omitted];

                  (m) any event or occurrence not covered by business interruption insurance which results in or causes cessation or substantial curtailment of production or other revenue producing activities at any Facility or Facilities generating more than forty percent (40%) of the Borrower's gross revenues for more than thirty (30) consecutive days; provided that such occurrence shall not constitute an Event of Default if such occurrence is covered by the Borrower's business interruption insurance in an amount which, in the judgment of the Required Lenders, is reasonably expected to cover the period during which such revenue-producing activities will be halted or substantially curtailed;

                  (n) entry of a judgment or judgments in an aggregate amount in excess of Seven Hundred Fifty Thousand Dollars ($750,000) against the Borrower or any Subsidiary which are not (i) stayed, bonded, vacated, paid or discharged within thirty (30) days after entry or (ii) fully covered by insurance as to which the insurance carrier has acknowledged coverage to the Borrower in writing within thirty (30) days after entry;

                  (o) the loss, suspension, revocation or failure to obtain or renew any license or permit now held or hereafter acquired by the Borrower or any of its Subsidiaries, which loss, suspension, revocation or failure to renew would reasonably be expected to have a Material Adverse Effect;

                  (p) the Borrower fails to perform, keep or observe any of the covenants contained in clause (vii) of subsection 7.1, in subsections 3.5, 7.5, 7.6, 7.11 - 7.13 or in Section 8;

                  (q) a Change of Control occurs;

                  (r) the Agent does not have or ceases to have a legal, valid and perfected first priority Lien on the Collateral (subject to Permitted Liens) for any reason other than the failure of the Agent to take any action within its total control; or

                  (s) any of the Financing Agreements shall cease for any reason to be in full force and effect or is declared null and void or the Borrower, any Subsidiary or any other Person (other than the Agent or any Lender) shall disavow its respective obligations thereunder or shall deny that it has any further obligations thereunder or shall contest or challenge the validity or enforceability of any thereof, the legality or enforceability of any of the Obligations or the perfection or priority of any Lien granted to the Agent, or gives notice to such effect.

            The occurrence or existence of any of the foregoing events shall constitute an immediate Event of Default unless notice by the Agent or a cure period is specifically required by the description of such event before such event matures into an Event of Default.

            "Excess Interest" shall have the meaning ascribed thereto in subsection 2.5(d).

            "Excluded Assets" shall mean (i) the Borrower's real property and Equipment installed at Main Street in Ransom, Pennsylvania and (ii) the Borrower's real property and Equipment installed at 901 Sathers Drive in Pittston, Pennsylvania.

            "Facility" shall mean each of the Borrower's facilities located at 200 Allegan Street, 901 Lincoln Parkway in Plainwell, Michigan, 1200 Forest Street, Eau Claire, Wisconsin, Main Street in Ransom, Pennsylvania, and 901 Sathers Drive in Pittston, Pennsylvania and any other facility established by the Borrower hereafter in accordance with the terms of this Agreement.

            "Fair Saleable Value Balance Sheet" shall mean the Fair Saleable Value Balance Sheet of Borrower and each Subsidiary on a consolidated basis delivered by the Borrower to the Agent and the Lenders in form substantially as set forth in Exhibit 6.4-2.

            "Federal Funds Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System only arranged by Federal Funds brokers as published as of such day by the Federal Reserve Bank of New York, or if such rate is not so published, the rate then used by first class banks in extending overnight loans to other first class banks.

            "Financial Statements" shall mean the financial statements delivered by the Borrower pursuant to subsection 7.1.

            "Financing Agreements" shall mean, collectively, this Agreement, the Revolving Notes, any Eau Claire L/C Note, the Intellectual Property Security Agreements, the Mortgages, and a Guaranty, Pledge Agreement and Stock Power executed by Guarantor and all other agreements, instruments and documents, including, without limitation, agreements, documents, instruments, pledges, powers of attorney, consents, assignments, contracts, notices, leases, financing statements and all other written matter whether heretofore, now, or hereafter executed by or on behalf of the Borrower or any other Person and delivered to the Agent or any Lender in connection with this Agreement, together with all agreements and documents between the Borrower and the Agent or any Lender referred to therein or contemplated thereby, as the same may hereafter be amended, modified or supplemented from time to time.

            "Fiscal Quarter" shall mean any of the quarterly fiscal periods of the Borrower.

            "Fiscal Year" shall mean the fiscal year of the Borrower ending on December 31st each year.

            "Fixed Charge Coverage Ratio" shall mean for any fiscal period determined for the Borrower and its Subsidiaries on a consolidated basis, the ratio of (x) EBITDA less the sum of Capital Expenditures to the extent not financed by third parties during such period, income taxes paid in cash with respect to such period and Restricted Payments paid in cash during such period to (y) Fixed Charges.

            "Fixed Charges" shall mean, for any fiscal period, determined for the Borrower and its Subsidiaries on a consolidated basis, scheduled principal payments on its Indebtedness plus interest expenses paid in cash, in each case, during such period

            "Fixtures" shall mean all "fixtures" as such term is defined in the Code, now owned or hereafter acquired by the Borrower, wherever located.

            "Funded Debt" shall mean, with respect to any Person, all Indebtedness for borrowed money evidenced by notes, bonds, debentures, or similar evidences of Indebtedness and which by its terms matures more than one year from, or is directly or indirectly renewable or extendible at such Person's option under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from the date of creation thereof, and specifically including Capital Lease Obligations, current maturities of long-term debt, revolving credit and short-term debt extendible beyond one year at the option of the debtor, and also including, in the case of Borrowers, the Obligations and, without duplication, Guaranteed Indebtedness consisting of guaranties of Funded Debt of other Persons.

            "Funding Date" shall mean the date of (i) the issuance of a Lender Guaranty for the Eau Claire L/C or (ii) each funding under the Revolving Loan or
(iii) issuance of a Letter of Credit or a Lender Guaranty therefor, which date in all cases shall be a Business Day or the date on which any portion of a Revolving Loan is converted to, or continued as, a LIBOR Rate Loan or converted to a Base Rate Loan.

            "General Intangibles" shall mean all of the Borrower's presently owned or hereafter acquired general intangibles, including, without limitation, goodwill, choses in action, causes of action, franchises, methods, sales literature, drawings, specifications, descriptions, name plates, catalogs, dealer contracts, supplier contracts, distributor agreements, customer lists, contract rights, confidential information, consulting agreements, employment agreements, engineering contracts, leasehold interests in real and personal property, insurance policies (including business interruption insurance), licenses, permits, and such other Property which uniquely reflect the goodwill of the business of the Borrower; deposit accounts, letters of credit, and General Intangibles relating to other items of Collateral, including, without limitation, rights to refunds or indemnification; reversionary or other rights of the Borrower to excess Plan assets upon termination or amendment thereof; and proceeds of all of the foregoing, including without limitation, insurance proceeds, including proceeds of business interruption insurance, income tax refunds, and claims for tax or other refunds against any city, county, state, or federal government, or any agency or authority or other subdivision thereof.

            "Generally Accepted Accounting Principles" or "GAAP" shall mean, as of the date of any determination with respect thereto, generally accepted accounting principles as used by the Financial Accounting Standards Board and/or the American Institute of Certified Public Accountants, consistently applied and maintained throughout the periods indicated.

            "Governmental Authority" shall mean any nation or government or any other political subdivision thereof, any state or other political subdivision thereof, and any agency, authority, court, central bank, department or other law, regulation or rule-making entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government.

            "Guaranteed Indebtedness" shall mean direct or indirect guaranties of the Indebtedness of another Person, including "keepwell" or other similar arrangements.

            "Guarantor" shall mean PLAINWELL HOLDING COMPANY, a Delaware corporation.

            "Guaranty" of a Person shall mean any agreement by which such Person guarantees, endorses or otherwise in any way becomes or is legally responsible for any obligations of any other Person, whether directly or indirectly, by agreement to purchase the indebtedness of any other Person or through the purchase of goods, supplies or services, or maintenance of working capital or other balance sheet covenants or conditions, or by way of stock purchase, capital contribution, advance or loan for the purpose of paying or discharging any indebtedness or obligation of such other Person or otherwise assures any creditor of such other Person against loss.

            "Hazardous Materials" shall mean the following: hazardous substances; hazardous wastes; polychlorinated biphenyls ("PCB"'s") or any substance or compound containing PCB's; asbestos or any asbestos-containing materials in any form or condition; radon; any other radioactive materials including any source, special nuclear or by-product material; petroleum, crude oil or any fraction thereof which is liquid at standard conditions of temperature and pressure (60 degrees Fahrenheit and 14.7 pounds per square inch absolute); and any other pollutant or contaminant or hazardous, toxic or dangerous chemicals, materials or substances, as all such terms are used in their broadest sense and defined by Environmental Laws.

            "Holdings" shall mean PLAINWELL HOLDING COMPANY, a Delaware corporation.

            "Indebtedness" shall mean at a particular time (i) indebtedness for borrowed money or for the deferred purchase price of property or services (other than current accounts payable arising in the ordinary course of business on terms customary in the trade) in respect of which the Borrower is liable, contingently or otherwise, as guarantor, obligor or otherwise or any commitment by which the Borrower assures a creditor against loss, including contingent reimbursement obligations with respect to letters of credit, (ii) indebtedness guaranteed in any manner by the Borrower, including guaranties in the form of an agreement to repurchase or reimburse; provided that the amount of indebtedness represented by any guaranty of limited recourse shall be the lesser of the amount of indebtedness so guaranteed or the value of the asset to which the recourse of such indebtedness is limited, (iii) obligations under leases which shall have been or should be, in accordance with Generally Accepted Accounting Principles, recorded as Capital Leases in respect of which obligations the Borrower is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations the Borrower assures a creditor against loss, (iv) any unfunded obligation of, or withdrawal liability incurred but not paid by, the Borrower with respect to a Multiemployer Plan, and (v) net liabilities under Rate Hedging Obligations. Without limiting the generality of the foregoing, Indebtedness shall include all of the Borrower's obligations with respect to those certain Variable Rate Demand Notes (Plainwell Paper Co., Inc. Project) issued by The Economic Development Corporation of the City of Plainwell and the City of Eau Claire, Wisconsin Tax-Exempt Adjustable Mode Solid Waste Disposal Revenue Bonds (Pope & Talbot, Wis., Inc. Project) Series 1994.

            "Initial Term" shall have the meaning ascribed thereto in subsection 2.7.

            "Instrument" shall mean any "instrument," as such term is defined in the Code, now owned or hereafter acquired by the Borrower, wherever located, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

            "Intellectual Property" shall mean all of the Borrower's present and future designs, patents, patent rights and applications therefor, technology, trademarks and registrations or applications therefor, trade names, inventions, copyrights and all applications and registrations therefor, advertising matter, software or computer programs, license rights, trade secrets, methods, processes, know-how, drawings, specifications, descriptions, and all memoranda, notes, and records with respect to any research and development, whether now owned or hereafter acquired by the Borrower, and proceeds of all of the foregoing, including, without limitation, proceeds of insurance policies thereon.

            "Intellectual Property Security Agreements" shall mean the Trademark Security Agreement and Copyright Security Agreement, dated as of the Closing Date, duly executed and delivered by the Borrower in favor of the Agent, for the benefit of the Lenders, with respect to Intellectual Property, as the same may hereafter be amended, modified or supplemented from time to time.

            "Interest Period" shall mean, with respect to a LIBOR Rate Loan, a period of one, two, three or six months, as applicable, commencing on a Business Day, selected by Borrower pursuant to subsection 2.6. Such Interest Period shall end on the day in the relevant succeeding calendar month which corresponds numerically to the beginning day of such Interest Period; provided that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day; provided that if such next succeeding Business Day falls in a new month, such Interest Period shall end on the immediately preceding Business Day. In the case of immediately succeeding Interest Periods, each successive Interest Period shall commence on the day on which the immediately preceding Interest Period expires. Notwithstanding any of the foregoing, no Interest Period shall extend beyond the Revolving Loan Maturity Date.

            "Inventory" shall mean all of the inventory of the Borrower of every kind and description, now or at any time hereafter owned by the Borrower, wherever located, including, without limitation, all merchandise, raw materials, parts, supplies, work-in-process and finished goods intended for sale, together with all the containers, packing, packaging, shipping and similar materials related thereto, and including such inventory as is temporarily out of the Borrower's custody or possession, including inventory on the premises of other Persons and items in transit, and including any goods reclaimed, returned or repossessed upon any Accounts, Documents, Instruments or Chattel Paper relating to or arising from the sale of inventory, and all substitutions and replacements therefor, and all additions and accessions thereto, and all ledgers, books of account, records, computer printouts, computer runs, microfilm, microfiche and other computer-prepared information relating to any of the foregoing, and any and all proceeds of any of the foregoing, including, without limitation, proceeds of insurance policies thereon.

            "Investment" of a Person shall mean any loan, advance, extension of credit (other than accounts receivable arising in the ordinary course of business), deposit account or contribution of capital by such Person to any other Person or any investment in, or purchase or other acquisition of, the stock, partnership interests, notes, debentures or other securities of any other Person made by such Person. The amount of any Investment shall be the original cost of such Investment plus the costs of all additions thereto.

            "Investment Property" shall mean investment property as defined in the Code.

            "IRC" shall mean the Internal Revenue Code of 1986, as amended from time to time, and all rules and regulations promulgated thereunder.

            "Issuing Bank" shall mean Wells Fargo Bank, N.A., Wachovia Bank of Georiga, National Association any Lender or any other bank or financial institution which is approved by the Borrower and the Agent and which issues Letters of Credit for the account of the Borrower pursuant to subsection 2.1 or the Eau Claire L/C.

            "Lender Guaranties" and "Lender Guaranty" shall have the respective meanings ascribed thereto in subsection 2.1(c) and shall expressly exclude the Eau Claire Lender Guaranty.

            "Lender Guaranty Fee Rate" means a rate equal to two percent (2%) per annum.

            "Lender Guaranty Fees" shall have the meaning ascribed thereto in subsection 2.17.

            "Lender Guaranty Liability" means, as to each Lender Guaranty, all liabilities of the Lenders with respect to the transaction for which such Lender Guaranty was issued, whether contingent or otherwise, including with respect to a letter of credit: (a) the amount available to be drawn or which may become available to be drawn; (b) all amounts which have been paid or made available by the Issuing Bank or the Lenders to the extent not reimbursed by the Borrower; and (c) all unpaid interest, fees and expenses with respect thereto.

            "Lender Guaranty Reserve" means, at any date of determination, a reserve in an amount equal to the aggregate amount of Lender Guaranty Liability with respect to Lender Guaranties outstanding at such time other than a Lender Guaranty with respect to the Eau Claire L/C.

            "Lenders" shall mean the financial institutions signatory hereto and, subject to the terms and conditions hereof, their respective successors and assigns.

            "Letter of Credit" shall mean a standby letter of credit or bankers acceptance issued by an Issuing Bank at the request and for the account of the Borrower and for which the Lenders incur Lender Guaranties.

            "Letter of Credit Fees" shall mean, collectively, Lender Guaranty Fees and Eau Claire L/C Fees.

            "Leverage Ratio" shall mean, for Borrower on a consolidated basis, as of the last day of any Fiscal Quarter, the ratio of Funded Debt less Unrestricted Cash to EBITDA for the trailing twelve months (or shorter period if specified) then ended.

            "Liabilities" shall mean liabilities of the Borrower and each Subsidiary which are or should be reflected on a consolidated balance sheet of the Borrower and its Subsidiaries in accordance with Generally Accepted Accounting Principles, and shall include, without duplication, Indebtedness.

            "LIBOR Rate" shall mean, for each Interest Period, a rate of interest equal to the sum of:

                  (a) the quotient of (i) the rate of interest determined by Agent to be the rate at which deposits in U.S. Dollars for the relevant Interest Period are offered based on information presented on the Telerate Screen as of 11:00 a.m. (London time) on the applicable LIBOR Rate Determination Date in the approximate amount of the LIBOR Rate Loan and having a maturity approximately equal to such Interest Period; provided that if at least two such offered rates appear on the Telerate Screen in respect of such Interest Period, the arithmetic mean of all such rates (as determined by Agent) will be the rate used; provided further, that if the Telerate System ceases to provide LIBOR quotations, such rate shall be the average rate of interest determined by Agent at which deposits in U.S. Dollars are offered for the relevant Interest Period by The Sanwa Bank, Limited (or its successor) to banks with combined capital and surplus in excess of $500,000,000 in the London interbank market as of 11:00 a.m. (London time) on the applicable LIBOR Rate Determination Date in the approximate amount of the LIBOR Rate Loan and having a maturity approximately equal to such Interest Period, divided by

            (ii) one minus the rate (expressed as a decimal) of reserve requirements in effect on the LIBOR Rate Determination Date (including, without limitation, all basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation
      D) which are required to be maintained by a member bank of the Federal Reserve System;

      plus,

                  (b) the Applicable LIBOR Margin per annum.

To the extent determined by reference to average rate offered (rather than the Telerate Screen), the LIBOR Rate shall be adjusted to the nearest one-sixteenth percent (1/16%) or, if there is no nearest one-sixteenth percent (1/16%), to the next higher one-sixteenth percent (1/16%).

            "LIBOR Rate Determination Date" shall mean each date for calculating the LIBOR Rate for purposes of determining the interest rate applicable to any LIBOR Rate Loan made pursuant to subsection 2.6. The LIBOR Rate Determination Date shall be the second Business Day prior to the first day of the related Interest Period for a LIBOR Rate Loan.

            "LIBOR Rate Loans" shall mean Revolving Loans bearing interest at the LIBOR Rate plus the Applicable LIBOR Margin.

            "Lien" shall mean, with respect to the Property of any Person, any statutory or contractual lien, security interest, mortgage, pledge, claim, encumbrance, charge, hypothecation, assignment, deposit arrangement, filing of, or agreement to give, a financing statement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, whether voluntary or involuntary (including, without limitation, the interest of a vendor or lessor under any conditional sale, capitalized lease or other title retention agreement), in, of or on any of the Property of such Person in favor of any other Person.

            "Litigation" shall have the meaning ascribed thereto in subsection 6.14.

            "Loan Account" shall have the meaning ascribed thereto in subsection 2.14.

            "Loan Year" shall mean the period of twelve (12) consecutive months commencing on the Closing Date and each succeeding period of twelve (12) consecutive months commencing on each anniversary of the Closing Date during the Initial Term and any Renewal Term.

            "Loans" shall mean, collectively, the Revolving Loan and the Eau Claire Term Loans.

            "Material Adverse Effect" shall mean, as determined by the Required Lenders in their reasonable business judgment, a material adverse effect upon
(a) the business, properties, operations or condition (financial or otherwise) or business prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole as a result of the occurrence or existence of any single event or condition or series of events or conditions in the aggregate, or (b) the ability of the Borrower or any Subsidiary to perform its obligations under any of the Financing Agreements, or (c) the validity or enforceability of any of the Financing Agreements or the rights, powers and remedies of the Agent or any Lender to enforce or collect the Obligations. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events would result in a Material Adverse Effect.

            "Merger Agreement" shall mean that certain Agreement and Plan of Merger, dated as of March 2, 1998, between Plainwell Paper and the Borrower, pursuant to which Plainwell Paper has been merged with and into the Borrower.

            "Monthly Report" shall have the meaning ascribed thereto in subsection 3.1.

            "Mortgages" shall mean the first mortgages, deeds of trust, leasehold mortgages, collateral assignment of leases or amendments to mortgages (as applicable) with respect to the Borrower's owned Real Estate located at (i) 200 Allegan Street and 901 Lincoln Parkway in Plainwell, Michigan and (ii) 1200 Forest Street in Eau Claire, Wisconsin, all in form and substance satisfactory to the Agent, duly executed and delivered by the Borrower or any subsidiary in favor of the Agent, for the benefit of the Lenders, as security for the Obligations, as the same may hereafter be restated, amended, modified or supplemented from time to time.

            "Multiemployer Plan" shall mean any multiemployer plan within the meaning of Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate contributes, is obligated to contribute or was required to contribute within the immediately preceding six (6) years.

            "Net Income" shall mean, for any applicable fiscal period, determined for the Borrower and its Subsidiaries on a consolidated basis, the audited consolidated net income after income and franchise taxes and shall have the meaning given such term by Generally Accepted Accounting Principles; provided that there shall be specifically excluded therefrom tax-adjusted (i) gains or losses from the sale of fixed assets, (ii) net income of any Person in which the Borrower or any Subsidiary has an ownership interest, unless received by the Borrower in a cash distribution and (iii) expenses incurred in connection with the issuance or repurchase of capital stock to or from management employees of the Borrower.

            "Note" or "Notes" shall mean one or more of the Revolving Loan Notes and/or Eau Claire L/C Notes.

            "Obligations" shall mean all of the Borrower's obligations, liabilities and indebtedness to the Agent and the Lenders and/or to any affiliate of the Agent or the Lenders of any and every kind and nature, whether heretofore, now or hereafter owing, arising, due or payable and howsoever evidenced, created, incurred, acquired, or owing, whether primary, secondary, direct, indirect, contingent, fixed or otherwise (including, without limitation, obligations of performance, Lender Guaranty Liabilities and the Eau Claire L/C Liability) and whether arising or existing under written agreement, oral agreement or operation of law including, without limitation, all of the Borrower's indebtedness, liabilities and obligations to the Agent and the Lenders or any Participant under this Agreement and the other Financing Agreements.

            "Participant" shall mean any Person now or from time to time hereafter participating with any Lender in the Revolving Loans made by such Lender to the Borrower or in the Eau Claire L/C pursuant to this Agreement.

            "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

            "Pension Plan" shall mean any Plan that is or was a defined benefit plan (other than a Multiemployer Plan) defined in Section 3(35) of ERISA.

            "Permitted Investments" shall have the meaning ascribed thereto in subsection 8.4.

            "Permitted Liens" shall have the meaning ascribed thereto in subsection 8.1.

            "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, limited liability company, limited liability partnership, unincorporated organization, association, corporation, institution, entity, party, or government (whether national, federal, state, provincial, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

            "Plainwell Paper" shall mean PLAINWELL PAPER COMPANY, a Michigan corporation and, prior to the effective date of the Merger Agreement, a wholly owned Subsidiary of Holdings.

            "Plan" shall mean any employee benefit plan within the meaning of
Section 3(3) of ERISA (other than any Multiemployer Plan) under which the Borrower or any ERISA Affiliate is, or was at any time within the previous six
(6) years, an "employer" within the meaning of Section 3(5) of ERISA.

            "Prime Rate" shall mean the highest "prime rate" of interest reported, from time to time, by The Wall Street Journal; provided, however, that in the event that The Wall Street Journal ceases reporting a "prime rate", "Prime Rate", "Prime Rate" shall mean the per annum rate of interest reported as the "Bank Prime Loan" rate for the most recent weekday for which such rate is reported in Statistical Release H.15 (519) published from time to time by the Board of Governors of the Federal Reserve System; provided further that in the event that both of the aforesaid indices cease to be published or to report rates of the aforesaid types, the "Prime Rate" shall be determined from a comparable index chosen by the Agent in good faith. The "Prime Rate" shall change effective on the date of the publication of any change in the applicable index by which such "Prime Rate" is determined.

            "Prior Loan Agreement" shall mean the Loan and Security Agreement, dated as of June 12, 1997 as amended, between SBCC, as Agent and Lender, the other Lenders party thereto and Plainwell Paper.

            "Prior Loan Documents" shall mean the Prior Loan Agreement and the loan documents entered into in connection therewith.

            "Pro Forma" shall have the meaning ascribed thereto in subsection 6.4(a).

            "Projections" shall mean the projected balance sheets, profit and loss statements, and cash flow statements of the Borrower and its Subsidiaries on a consolidated basis, prepared in accordance with Generally Accepted Accounting Principles, together with appropriate supporting details and a statement of underlying assumptions, which have been and will be delivered to the Agent and the Lenders in accordance with the terms hereof by the Borrower, a copy of the first of which is attached as Exhibit 6.4-3 (except that the Projections set forth as

Exhibit 6.4-3 present the Borrower's consumer products division and specialty paper divisions separately).

            "Property" of a Person shall mean any and all assets or property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets or property leased or operated by such Person.

            "Pro Rata Share" shall mean the percentage obtained by dividing (a) the Commitments of a Lender by (b) the aggregate Commitments of all Lenders, as such percentage may be adjusted by assignments permitted pursuant to subsection
11.1. The Commitments of each Lender with respect to the Revolving Loan and the Eau Claire L/C as of the Closing Date are set forth on Schedule 1; Schedule 1 shall be amended and the Lenders' Pro Rata Shares shall be adjusted from time to time to give effect to the addition of any new Lenders pursuant to subsection
11.1. The sum of the Pro Rata Shares of all Lenders at any date of determination shall equal one hundred percent (100%).

            "Purchase Agreement" means the Agreement of Purchase and Sale, dated as of January 22, 1998, between Pope & Talbot, Inc., Pope & Talbot, Wis., Inc., Holdings and Borrower, pursuant to which Holdings, through Borrower, will acquire the Tissue Business from Pope & Talbot, Inc. and Pope & Talbot, Wis., Inc.

            "Rate Hedging Obligations" of a Person shall mean any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefore), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's Property, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

            "Rate Option" shall mean the Base Rate or the LIBOR Rate, as applicable.

            "Real Estate" shall mean the real property, mineral rights, leasehold or other interests in real property together with any purchase options and other rights related to such leaseholds or other interests owned, leased, used or operated now or hereafter by the Borrower, all Fixtures and personal property used in conjunction therewith and the Borrower's rights to leases, rents and profits with respect thereto, but excluding the Borrower's real property located at 12 Street in Plainwell, Michigan and commonly referred to as the 12th Street Landfill.

            "Related Transactions" shall mean, collectively, all of the transactions contemplated by the Related Transactions Documents.

            "Related Transactions Documents" shall mean, collectively, the Financing Agreements, the Purchase Agreement, the Merger Agreement, the Subordinated Debt Documents and all documents, agreements, instrument and certificates executed, delivered or filed in connection therewith.

            "Renewal Term" shall have the meaning ascribed thereto in subsection 2.7.

            "Required Lenders" shall mean (i) Lenders having pro rata shares in the aggregate equal to at least sixty-six and two thirds percent (66 2/3%) of the Total Loan Facility or (ii) if the Revolving Credit Facility has been terminated, Lenders having in the aggregate at least sixty-six and two thirds percent (66 2/3%) of the aggregate outstanding amount of the Revolving Loans and the Eau Claire Lender Guaranty.

            "Restricted Payment" shall mean: (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of Stock of the Borrower now or hereafter outstanding, except a dividend payable solely in shares of that class of Stock to the holders of that class; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value direct or indirect of any shares of any class of Stock of the Borrower now or hereafter outstanding; (c) any payment or prepayment of principal or premium, if any, or interest on, fees with respect to, redemption, conversion, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to Subordinated Debt of the Borrower; (d) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Stock of the Borrower now or hereafter outstanding; or (e) any payment by the Borrower of any management fees, advisor fees or similar fees whether pursuant to a management agreement or otherwise to any Affiliate of the Borrower.

            "Revolving Loan" shall have the meaning ascribed thereto in subsection 2.1.

            "Revolving Loan Maturity Date" shall mean March 6, 2003, subject to subsection 2.7.

            "Revolving Loan Notes" shall have the meaning ascribed thereto in subsection 2.3.

            "SBCC" shall mean Sanwa Business Credit Corporation, a Delaware corporation, in its individual capacity, and its successors.

            "SBCC Fee Letter" shall mean that certain letter dated as of January 21, 1998 between SBCC and Borrower with respect to certain fees to be paid from time to time by Borrower to SBCC.

            "Securities Act" shall mean the Securities Act of 1933, as amended.

            "Seller" shall mean have the meaning ascribed thereto in the recitals to the Agreement.

            "Service" shall mean the Internal Revenue Service and any successor thereof.

            "Solvency Affidavit" shall mean the Affidavit of Solvency of even date herewith executed and delivered by the chief financial officer of the Borrower in favor of the Agent, for the benefit of the Lenders.

            "Solvent" shall mean, when used with respect to any Person, that (i) the fair saleable value of its Property is in excess of the total amount of its Liabilities (including for purposes of this definition all liabilities, whether or not reflected on a balance sheet prepared in accordance with Generally Accepted Accounting Principles, and whether direct or indirect, fixed or contingent, secured or unsecured, disputed or undisputed), (ii) it is able to pay its debts or obligations in the ordinary course as they mature, and (iii) that Person has capital sufficient to carry on its business and all businesses in which it is about to engage. "Solvency" shall have a correlative meaning.

            "Stock" shall mean all shares, options, general or limited partnership interests or other equivalents (regardless of how designated), participation or other equivalents (however designated) of or in a corporation, partnership or equivalent entity, whether voting or non-voting, including, without limitation, common stock, warrants, preferred stock, convertible debentures or any other equity security, and all agreements, instruments and documents convertible, in whole or in part, into any one or more of all of the foregoing.

            "Stock Pledge Agreement" shall mean the Stock Pledge Agreement, dated as of June 12, 1997, executed by the Guarantor in favor of the Agent, on behalf of itself and the Lenders, as the same may be restated, amended, modified or supplemented from time to time.

            "Subordinated Debt" shall mean any Indebtedness (a) the payment of which is subordinated to the payment of the Obligations and (b) which is incurred pursuant to terms, conditions and documentation in form and substance satisfactory to the Required Lenders. Without limiting the generality of the foregoing, the term "Subordinated Debt" shall include the Subordinated Notes.

            "Subordinated Debt Documents" shall mean the Subordinated Notes and the Indenture dated as of March 6, 1998 governing the Subordinated Notes between the Borrower and the Trustee designated therein.

            "Subordinated Notes" shall mean $125,000,000 principal amount of 11% Senior Subordinated Notes due 2008.

            "Subsidiary" of a Person shall mean (i) any corporation of which more than fifty percent (50%) of the outstanding securities having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions is at any time of determination, directly or indirectly, owned or controlled by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, trust, grantor trust, joint venture or similar business organization more than 50% of the equity or partnership interests having ordinary voting power or power of direction of which shall at any time of determination be so owned or controlled. Unless otherwise expressly provided or the context requires otherwise, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

            "Tangible Assets" shall mean, at any date of determination, the Borrower's total Property (less applicable reserves and other properly deductible items) which under Generally Accepted Accounting Principles would be reflected on a balance sheet of the Borrower, after deducting therefrom all values attributable to organizational expenses, patents, copyrights, trademarks, licenses and other intangibles, goodwill, covenants not to compete, research and development costs, training costs, and all unamortized debt discount, pre-paid expenses and deferred charges, which in each case under Generally Accepted Accounting Principles, would be included on such balance sheet.

            "Tangible Net Worth" shall mean, at any date of determination, Tangible Assets less total Liabilities.

            "Taxes" shall mean taxes, liens, imposts, deductions, Charges or withholdings, and all liabilities with respect thereto imposed by any Governmental Authority (together with any fines, interests, penalties or other additions thereto), excluding (a) taxes imposed on or measured by the net income of any Lender by the jurisdictions (i) under the laws of which such Lender is organized or (ii) where the principal office of such Lender is located or (b) any transfer taxes imposed as a result of the transfer of any Notes or any Eau Claire L/C Notes.

            "Telerate Screen" shall mean the display designated as Screen 3750 on the Telerate System or such other screen on the Telerate System as shall display the London interbank offered rates for deposits in U.S. dollars quoted by selected banks.

            "Termination Date" shall mean the earlier of (i) the Revolving Loan Maturity Date then in effect and (ii) the date of termination of the Lenders' obligation to make advances under the Revolving Loan pursuant to subsection 9.1.

            "Termination Event" shall mean: (a) the tax disqualification of a Plan under Section 401(a) of the IRC; (b) a "Reportable Event" described in
Section 4043 of ERISA and the regulations issued thereunder unless the thirty
(30) day notice to the PBGC has been waived for the event; (c) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or was deemed such under Section 4062(e) of ERISA; (d) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041(e) of ERISA; (e) the institution of proceedings to terminate a Pension Plan by the PBGC; (f) any other event or condition which would constitute grounds under
Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan; (h) the imposition of a Lien pursuant to Section 412 of the IRC or Section 302 of ERISA; (i) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Section 4241 or Section 4245 of ERISA, respectively; or
(j) any event or condition which results in the termination of a

Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA.

            "399 Group" shall have the meaning set forth in the definition of "Change of Control."

            "Tissue Business" shall mean the business which manufactures and markets private label consumer tissue products, as conducted by Seller and sold to Borrower on the Closing Date pursuant to the Purchase Agreement.

            "Total Loan Facility" shall mean Fifty Four Million Five Hundred Fifty Two Thousand Dollars ($54,552,000).

            "Total Revolving Loan Facility" shall mean Thirty Five Million Dollars ($35,000,000), as such amount may be reduced, if at all, from time to time in accordance with the terms of this Agreement.

            "Unrestricted Cash" shall mean cash on hand or on deposit and Cash Equivalents owned by Borrower that is not pledged to any Person other than Agent and is not subject to any statutory, regulatory, contractual or other restriction which would prohibit or restrict the application thereof to the Obligations.

            "Unused Line Fee" shall have the meaning ascribed thereto in subsection 2.12.

            1.2. Accounting Terms. Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with Generally Accepted Accounting Principles. All determinations of the book value of Inventory contemplated hereby shall be at the lower of cost (on a first-in, first-out basis) or market.

            1.3. Other Terms Defined in Illinois Uniform Commercial Code. All other terms contained in this Agreement (and which are not otherwise specifically defined herein) shall have the meanings provided in the Uniform Commercial Code of the State of Illinois or the laws of any other state which are required to be applied in connection with the issue of perfection or non-perfection of Liens on the Collateral (the "Code") to the extent the same are used or defined therein.

            1.4. Effective Date. All references to "the date hereof," "the date of this Agreement," "the effective date hereof," "effective as of the date hereof" or "of even date herewith" contained herein or in the other Financing Agreements shall be deemed to refer to the Closing Date of this Agreement.

            1.5. References. The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. Unless otherwise expressly provided or unless the context requires otherwise, all references in this Agreement to Sections, subsections, Schedules and Exhibits shall mean and refer to Sections, subsections, Schedules and Exhibits of this Agreement. References to Persons include their respective permitted successors and assigns or, in the case of a governmental authority, Persons succeeding to the relevant functions of such Persons. All references to statutes shall include all related rules and regulations and shall include all amendments of same and any successor or replacement statutes and regulations.

            2. CREDIT.

            2.1. Revolving Credit Facility, Revolving Loan and Lender
Guaranties.

            (a) Revolving Loan. Subject to the terms and conditions herein set forth, each Lender agrees severally (and not jointly) to make its Pro Rata Share of advances to the Borrower, on a revolving credit basis (the "Revolving Loan"), in an aggregate amount not in excess of the lesser of (i) the Total Revolving Loan Facility less the Lender Guaranty Reserve, or (ii) the Current Asset Base (such lesser amount, "Borrowing Availability"). As used herein, the "Current Asset Base" shall mean an amount equal to:

            (1) up to eighty-five percent (85%) of the face amount (less maximum discounts, credits and allowances which may be taken by or granted to Account Debtors in connection therewith) then outstanding of existing Eligible Accounts, less such reserves as the Agent in its reasonable credit judgment elects to establish, plus

            (2) up to sixty percent (60%) of the book value of the Borrower's then existing Eligible Inventory; provided that with respect to that portion of the Current Asset Base consisting of such Eligible Inventory as derived from the foregoing formula, the principal balance of the Revolving Loan plus the outstanding Lender Guaranty Reserve attributable thereto ("the Inventory Advances") at any one time shall not exceed Twenty One Million Dollars ($21,000,000). The book value of Eligible Inventory shall be determined at the lower of cost (determined on a first-in-first-out ("FIFO") basis) or market, less such reserves as the Agent in its reasonable discretion elects to establish, and minus

            (3) the Lender Guaranty Reserve.

            (b) Advances. Until all amounts outstanding in respect of the Revolving Loan shall become due and payable on the Termination Date, within the foregoing limits and subject to the terms, provisions and limitations set forth herein, the Borrower may from time to time borrow, repay and reborrow under this subsection 2.1. Each advance of the Revolving Loan shall be made on notice by an Authorized Officer. The Agent shall be entitled to rely upon, and shall be fully protected under this Agreement from any liability to any Person in relying upon, any such notice believed by the Agent to be genuine and to assume that each Person executing and delivering the same was duly authorized by the Borrower. Each advance to the Borrower shall, on the day of such advance, be deposited, in immediately available funds, in such account as the Borrower may, from time to time, designate, unless otherwise requested by the Borrower in writing. On the Closing Date, the Continuing Loans shall be converted into and shall constitute outstanding advances under the Revolving Loan without further action by Agent, Lenders or Borrower.

            (c) Lender Guaranty. Subject to the terms and conditions of this Agreement, as part of the Total Revolving Loan Facility and in addition to advances under the Revolving Loan, upon the request of the Borrower, SBCC, on behalf of each Lender according to such Lender's Pro Rata Share, may issue or arrange for the issuance of Letters of Credit for the account of the Borrower and/or guaranty payment to the Issuing Banks which issue Letters of Credit for the account of the Borrower or to guaranty other obligations of the Borrower under written contracts (all such guaranties and Letters of Credit issued by SBCC are collectively referred to herein as "Lender Guaranties" and individually as a "Lender Guaranty"); provided that SBCC shall not be under any obligation to issue any Lender Guaranty if any order, judgment or decree of any government authority or other regulatory body shall purport by its terms to enjoin or restrain SBCC or any Lender from issuing such Lender Guaranty, or any law or governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) from any governmental authority or other regulatory body with jurisdiction over SBCC or any Lender shall prohibit, or request that SBCC or such Lender refrain from, the issuance of Lender Guaranties in particular or shall impose upon SBCC or any Lender with respect to such Lender Guaranties any restriction or reserve or capital requirement (for which SBCC or such Lender is not otherwise compensated) or any unreimbursed loss, cost or expense which SBCC or any Lender in good faith deems material to it. In no event shall SBCC issue or otherwise become obligated with respect to a Letter of Credit (including, without limitation, Letters of Credit issued with an automatic "evergreen" provision) having an expiration date, or a date for payment of any draft presented thereunder, later than the earlier of (i) twelve
(12) months from the date of issuance or (ii) thirty (30) days prior to the Revolving Loan Maturity Date. Such issuance and obligations with respect to a Letter of Credit pursuant to this subsection 2.1(c) shall be deemed to be a Revolving Loan for purposes of requiring the satisfaction of the applicable conditions set forth in Section 4. Additions to the Lender Guaranty Reserve shall be established concurrently with the issuance of each Lender Guaranty. Immediately upon the issuance of any Lender Guaranty in accordance with this subsection 2.1(c), each Lender shall be deemed to have irrevocably and unconditionally purchased and received from SBCC, without recourse, representation or warranty, an individual participation interest equal to its Pro Rata Share of the principal amount of such Lender Guaranty and each draw paid by the Issuing Bank under the Letter of Credit issued in connection therewith. Each Lender's obligation to pay its Pro Rata Share of all draws under the Letters of Credit issued in connection with such Lender Guaranties shall be absolute, unconditional and irrevocable and in each case shall be made without counterclaim or set-off by such Lender.

            (i) Maximum Amount. The aggregate amount of Lender Guaranty Liability with respect to Lender Guaranties outstanding at any one time shall not exceed $6,000,000.

            (ii) Reimbursement. The Borrower shall be irrevocably and unconditionally obligated forthwith without presentment, demand, protest or other formalities of any kind, to reimburse the Agent, on behalf of the Lenders, for any amounts paid by the Lenders with respect to each Lender Guaranty, including, without limitation, all amounts paid by the Lenders upon any draw with respect to a Letter of Credit, any guaranty or reimbursement obligation paid by the Lenders to any Person upon any draw upon a Letter of Credit and all fees, costs and expenses paid by the Lenders to any Issuing Bank. All such reimbursement obligations shall be due and payable on demand. If not paid within one (1) Business Day following demand, or, if an Event of Default shall have occurred and be continuing, on the date such reimbursement obligations arise, the Borrower hereby authorizes and directs the Agent, at the Agent's option, to debit the Loan Account (by increasing the principal balance of the Revolving Loan), in the amount of any payment made by the Lenders with respect to any Lender Guaranty and, in connection therewith, the Lender Guaranty Reserve then in effect shall be reduced by the amount of such debit. All amounts paid by the Lenders with respect to any Lender Guaranty that are not immediately repaid by the Borrower with the proceeds of the Revolving Loan or otherwise shall bear interest at the interest rate applicable to Base Rate Loans. If SBCC makes a payment on account of any Lender Guaranty and is not concurrently reimbursed therefor by the Borrower and if for any reason an advance under the Revolving Loan may not be made as stated in this subsection 2.1(c), then as promptly as practical during normal banking hours on the date of its receipt of notice thereof or, if not practicable on such date, not later than 12:00 noon (Chicago time) on the Business Day immediately succeeding such date of notification, each Lender shall deliver to the Agent for the account of the Issuing Bank, in immediately available funds, the purchase price for such Lender's interest in such unreimbursed Lender Guaranty, which shall be an amount equal to such Lender's Pro Rata Share of such payment. Each Lender acknowledges and agrees that its obligation to reimburse the Agent pursuant to this subsection 2.1(c)(ii) with respect to Lender Guaranty Liabilities is absolute and unconditional and shall not be affected by any circumstance whatsoever including, without limitation, the occurrence or continuance of a Default or an Event of Default, and further acknowledges and agrees that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

            (iii) In addition to all other terms and conditions set forth in this Agreement, the issuance by the Lenders of any Lender Guaranty shall be subject to the conditions precedent that the Issuing Bank be satisfactory to the Agent and that the Letter of Credit or written contract for which the Borrower requests a Lender Guaranty be in such form, be in such amount, contain such terms and support such transactions as are reasonably satisfactory to the Agent. The Borrower shall comply with all such terms and conditions imposed on the Borrower by any Issuing Bank or by the Agent with respect to the issuance of any Letter of Credit, whether such terms and conditions are imposed in the application for such Letter of Credit, the Lenders' guaranty of such letter of credit or otherwise. Each Lender Guaranty shall be in form and substance satisfactory to the Agent and shall provide that the guaranty terminates and all demands or claims for payment must be presented by a date certain, which date will be at least thirty (30) days before the Revolving Loan Maturity Date. Notwithstanding the recitation in this Agreement of terms and conditions with respect to the issuance of Lender Guaranties, the Borrower hereby acknowledges and agrees that the issuance of any Lender Guaranty shall be in the Agent's reasonable discretion.

            (iv) Prior to the issuance of a Lender Guaranty and as a condition to such issuance, the Borrower shall give the Agent prior written notice specifying the date a Lender Guaranty is to be issued, identifying the beneficiary of the guaranty and describing the nature of the transactions proposed to be supported thereby and specifying whether the Borrower is requesting a Lender Guaranty in the form of a Letter of Credit issued by one of the Lenders that is a bank or a guaranty of a Letter of Credit issued by another Issuing Bank. The notice shall be accompanied by the form of the Letter of Credit or other written contract to be guarantied and the letter of credit application and reimbursement agreements. Subject to the terms hereof, the Agent shall issue the requested Lender Guaranty as soon as practicable and not more than fifteen (15) Business Days following the date of the applicable notice; provided that the Lender Guaranty shall not be issued until the Agent and the Issuing Bank have mutually agreed upon the form of such Lender Guaranty.

            (v) The Borrower hereby agrees to indemnify, pay and hold the Agent and each Lender harmless from and against any and all pending or threatened claims, litigation, damages, losses and liabilities incurred by the Agent or any Lender (or which may be claimed against the Agent or any Lender by any Person whatsoever) and costs and expenses incurred in defending or responding to pending or threatened claims or litigation by reason of or in connection with the execution, delivery or transfer of, or payment or failure to pay under, any Lender Guaranty including, without limitation, any action taken or omitted by any Issuing Bank in accordance with the provisions of subsection 7.10. The Borrower's unconditional obligations to the Agent and the Lenders hereunder shall not be modified or diminished for any reason or in any manner whatsoever. The Borrower agrees that any charges made to the Agent or the Lenders for the Borrower's account by any Issuing Bank shall be conclusive as between such Persons, absent manifest error, and the Borrower and may be charged to the Borrower's Loan Account hereunder.

            2.2. Maximum Principal Balance of Revolving Loan. The aggregate outstanding principal balance of the Revolving Loan shall at no time exceed the Borrowing Availability. If at any time the principal balance of the Revolving Loan exceeds Borrowing Availability, the Borrower shall immediately and without notice or demand of any kind (a) repay the Revolving Loan to the extent necessary to reduce the principal balance to an amount that is equal to or less than the Borrowing Availability and (b) if any excess remains after payment of the outstanding Revolving Loan, cash collateralize the Lender Guaranty Liabilities to the extent necessary to eliminate such remaining excess.

            2.3. Evidence of Revolving Loan Indebtedness. The advances by each Lender constituting the Revolving Loan shall be evidenced by a promissory note in favor of each respective Lender (collectively, the "Revolving Loan Notes") in the amount of its Revolving Loan Commitment dated the Closing Date in the form attached as Exhibit 2.3. All of the Borrower's Revolving Loan Obligations to the Lenders hereunder shall be payable by the Borrower in cash or by application of the proceeds of all Accounts and other Collateral in accordance with subsection 3.5, and shall be payable in full upon the Termination Date, and the principal amount of such Revolving Loan Obligations shall bear interest as hereinafter provided. Each advance by the Lenders and each repayment of principal applicable to such advance shall be reflected in the Borrower's Loan Account.

            2.4. Eau Claire L/C Facility.

            (a) Eau Claire L/C. Subject to the terms and conditions herein set forth and in addition to the Total Revolving Facility and advances made pursuant to subsection 2.1, SBCC, on behalf of each Lender according to such Lender's Pro Rata Share, agrees to issue on the Closing Date the Eau Claire Lender Guaranty for the account of Borrower. Each Lender shall be deemed to have irrevocably and unconditionally purchased and received from SBCC, without recourse, representation or warranty, an individual participation interest equal to its Pro Rata Share of the principal amount of the Eau Claire Lender Guaranty and each draw paid by SBCC in connection therewith. Each Lender's obligation to pay its Pro Rata Share of all draws under the Eau Claire L/C shall be absolute, unconditional and irrevocable and in each case shall be made without counterclaim or set-off by such Lender.

            (b) Reimbursement. (i) The Borrower shall be irrevocably and unconditionally obligated forthwith without presentment, demand, protest or other formalities of any kind to reimburse the Agent, on behalf of the Lenders, with respect to all amounts paid by the Lenders upon any draw upon the Eau Claire L/C and all fees, costs and expenses paid by the Lenders in connection therewith. All such reimbursement obligations shall be due and payable within one (1) Business Day following demand and shall accrue interest, payable to the Agent on demand, at the Default Rate applicable to Base Rate Loans from the date of such draw until the date of reimbursement to the Agent and if not paid within one (1) Business Day following demand, the Borrower hereby authorizes and directs the Agent, at the Agent's option to debit the Loan Account (by increasing the principal balance of the Revolving Loan);

            (ii) Nothwithstanding the foregoing, if the Eau Claire L/C is drawn prior to the fifth anniversary of the Closing Date and no Event of Default shall have occurred and be continuing as of the date of any drawing and Borrower shall have executed and delivered to Lenders the Eau Claire L/C Notes (as defined below): (i) each Lender shall, as promptly as practical during normal banking hours on the date of its receipt of notice thereof, but not later than 12:00 noon (Chicago time) on the Business Day immediately succeeding such date of notification, deliver to Agent its Pro Rata share of the amount of such drawing in immediately available funds and (ii) the amount of such drawing shall be converted into a term loan (an "Eau Claire Term Loan"), and (iii) the Borrower shall pay to the Agent, for the ratable benefit of the Lenders, an amount equal to the principal balance of such drawing (together with all fees, costs and expenses paid by the Lenders in connection therewith) in consecutive monthly installments, each equal to 1/84th of such amount and due on the first day of each calendar month, commencing on the first day of the first calendar month following such drawing, with the final installment equal to the entire remaining principal balance of such amount due and payable on the Termination Date. In such cases where the Borrower is entitled to repay a drawing under the Eau Claire L/C in installments, each such drawing shall be evidenced by a promissory note, dated the date of such drawing (each, a "Eau Claire L/C Note"), in favor of the Agent, for the ratable benefit of the Lenders, each in the amount of the principal balance of such drawing (together with all fees, costs and expenses paid by the Lenders in connection therewith) in the form attached as Exhibit 2.3. Amounts outstanding under any Eau Claire L/C Note shall accrue interest at the interest rate applicable to Base Rate Loans.

            (iii) Each Lender acknowledges and agrees that its obligation to reimburse the Agent pursuant to this subsection 2.4(a) with respect to Eau Claire L/C Liabilities is absolute and unconditional and shall not be affected by any circumstance whatsoever including, without limitation, the occurrence or continuance of a Default or an Event of Default, and further acknowledges and agrees that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. On the Closing Date, at Borrower's request, Agent and Lenders will make a special advance in the amount of $19,552,000 (the "L/C Guaranty Deposit") on behalf of Borrower to Seller or a trustee bank to secure Borrower's reimbursement obligations to Seller as the obligor with respect to the Eau Claire L/C. Such funds shall be held pursuant to a letter of credit trust agreement among Seller, Borrower, Agent, Wachovia Bank of Georgia, National Association ("Wachovia"), the trustee bank (if any) and the bond trustee for the Eau Claire bonds and/or such other agreements as the parties require to effectuate the purposes of this subsection 2.4(b)(iii). That L/C Guaranty Deposit will not bear interest hereunder, except (a) to the extent that Seller or Wachovia or the trustee bank (if any), at Seller's direction, applies any or all of such funds to the Seller's reimbursement obligations with respect to the Eau Claire L/C or (b) if such funds are not paid to Agent and Lenders when such funds are to be paid in accordance with the terms of the applicable trust agreement (provided that Agent and Lenders use reasonable efforts to obtain payment thereof), or (c) upon the Termination Date, in which cases the Borrower's reimbursement obligations set forth in clause (b)(i) above shall become effective. In addition to the Eau Claire L/C Fee, Agent and Lenders shall be entitled to all interest income earned on the L/C Guaranty Deposit while the same is held by Seller or a trustee bank, if any.

            (c) Termination. Upon the earlier to occur of (i) the fifth anniversary of the Closing Date and (ii) a termination during the Initial Term for any reason of the Commitment to make Revolving Loans, Borrower shall be obligated to immediately (i) cause to be issued to and for the benefit of the Lenders a letter of credit as substitution for the Eau Claire L/C in form and substance acceptable to the Required Lenders issued by a bank or other financial institution acceptable to the Required Lenders, and cause SBCC and the Lenders to be released with respect to liability under the Eau Claire L/C or (ii) deposit cash collateral with the Agent, for the benefit of the Lenders, in either case, in an amount equal to the aggregate Eau Claire L/C Liability that will remain outstanding after such termination of the Commitment to make Revolving Loans plus $30,000 to cover costs that may be incurred in connection with a draw under the Eau Claire L/C.

            (d) Eau Claire L/C Fees. The Borrower shall pay to the Agent, for the benefit of the Lenders, fees for the Eau Claire Lender Guaranty (the "Eau Claire L/C Fees") for the period from and including the date of issuance of the Eau Claire Lender Guaranty or the date on which the L/C Guaranty Deposit is advanced to and excluding the date of termination of the Eau Claire Lender Guaranty (and the date, if any, on which the Eau Claire L/C is converted into the Eau Claire Term Loan) or the cash collateralization thereof under subsection 2.4(c), equal to the daily average amount of the Eau Claire L/C Liability multiplied by the Eau Claire L/C Rate, such fees to be calculated on the basis of a 360-day year for the actual number of days elapsed and to be payable monthly in arrears on the first day of the month following the date of issuance of the Eau Claire L/C and the first day of each month thereafter. The Borrower shall also reimburse the Agent and each Lender for any and all reasonable fees and expenses paid by SBCC in connection therewith.

            2.5. Interest.

            (a) Subject to the terms and conditions of this Agreement, the Revolving Loan may be divided into Base Rate Loans or LIBOR Rate Loans, or a combination thereof, selected by the Borrower in accordance with subsections 2.5(e) and 2.5(f); provided that the Revolving Loan shall not have more than six
(6) Interest Periods outstanding with respect to such Revolving Loans in the aggregate at any one time. So long as no Event of Default has occurred and is continuing, the Borrower shall pay to the Agent, for the benefit of the Lenders, interest on the outstanding principal balance of the Revolving Loans at the Base Rate or the LIBOR Rate, as applicable, in accordance with subsection 2.16.

            (b) Interest and all fees calculated on a per diem basis shall be computed (on a daily basis) on the basis of a 360-day year for the actual number of days elapsed. In computing interest on any Loan, the date of funding of the Loan or the first day of an Interest Period applicable to each Revolving Loan or, with respect to a Base Rate Loan being converted from a LIBOR Rate Loan, the date of conversion of such LIBOR Rate Loan to such Base Rate Loan, shall be included and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Revolving Loan or, with respect to a Base Rate Loan being converted to a LIBOR Rate Loan, the date of conversion of such Base Rate Loan to such LIBOR Rate Loan, shall be excluded; provided that if a Revolving Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Revolving Loan. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

            (c) So long as an Event of Default with respect to payment of the Obligations shall have occurred and be continuing, and so long as any other Event of Default shall have occurred and be continuing for more than forty-five
(45) consecutive days, the Borrower shall pay to the Lenders interest, Lender Guaranty Fees and Eau Claire L/C Fees from the date of such Event of Default to and including the date of cure of such Event of Default on the outstanding principal balance of the Loans, the Lender Guaranty Liability and the Eau Claire L/C Liability, respectively, at the Default Rate; provided that in the case of LIBOR Rate Loans, upon the expiration of the Interest Period in effect at the time any Event of Default shall have occurred and be continuing, such LIBOR Rate Loans shall automatically become Base Rate Loans and thereafter bear interest at the Default Rate applicable to Base Rate Loans.

            (d) (i) Interest shall be due at the Base Rate, the LIBOR Rate or the Default Rate, as provided herein, after as well as before demand, default and judgment notwithstanding any judgment rate of interest provided for in any statute. If any interest payment or other charge or fee payable hereunder exceeds the maximum amount then permitted by applicable law, then to the extent permitted by law and subject to the provisions of subparagraph (ii) of this subsection 2.5(d), the Borrower shall be obligated to pay the maximum amount then permitted by applicable law and the Borrower shall continue to pay the maximum amount from time to time permitted by applicable law until all such interest payments and other charges and fees otherwise due hereunder (in the absence of such restraint imposed by applicable law) have been paid in full.

                  (ii) It is the intention of the Agent, the Lenders and the Borrower to comply with the laws of the State of Illinois, and notwithstanding any provision to the contrary contained herein or in the other Financing Agreements, the Borrower shall not be required to pay and the Lenders shall not be permitted to collect any amount in excess of the maximum amount of interest permitted by law ("Excess Interest"). If any Excess Interest is provided for or determined to have been provided for by a court of competent jurisdiction in this Agreement or in any of the other Financing Agreements, then in such event: (A) the provisions of this subsection 2.5(d)(ii) shall govern and control; (B) neither the Borrower nor any guarantor or endorser shall be obligated to pay any Excess Interest; (C) any Excess Interest that any Lender may have received hereunder shall be, at such Lender's option (1) applied as a credit against the outstanding principal balance of the Obligations or accrued and unpaid interest (not to exceed the maximum amount permitted by law),
      (2) refunded to the payor thereof, or (3) any combination of the foregoing; (D) the interest rate(s) provided for herein shall be automatically reduced to the maximum lawful rate allowed under applicable law, and this Agreement and the other Financing Agreements shall be deemed to have been, and shall be, reformed and modified to reflect such reduction; and (E) neither the Borrower nor any guarantor or endorser shall have any action against any Lender for any damages arising out of the payment or collection of any Excess Interest.

            (e) Subject to the terms of this Agreement, and except as otherwise provided in subsection (f) below, Borrower shall select the Rate Option and, in the case of LIBOR Rate Loans, the Interest Period applicable to each LIBOR Rate Loan from time to time by giving the Agent irrevocable notice in the form of
Exhibit 2.6-1 hereto (a "Borrowing Notice") not later than 12:00 noon (Chicago time) (i) on the Funding Date of any Base Rate Loan, and (ii) three (3) Business Days before the Funding Date for each LIBOR Rate Loan, specifying:

            (i) the Funding Date of each Revolving Loan;

            (ii) the aggregate amount of such Revolving Loan (and, if such Borrowing Notice refers to more than one Rate Option, the amount of each Base Rate Loan and LIBOR Rate Loan which will become part of the Revolving
      Loan);

            (iii) the Rate Option(s) selected for such Revolving Loan; and

            (iv) in the case of each LIBOR Rate Loan, the Interest Period applicable thereto;

provided that no Revolving Loan may be made as a LIBOR Rate Loan if any Default or Event of Default has occurred and is continuing.

            The Borrower shall use its best efforts to select Interest Periods so that it is not necessary to repay any portion of a LIBOR Rate Loan prior to the last day of the applicable Interest Period in order to make a payment or prepayment of principal on the Revolving Loan required by the terms hereof including, without limitation, prepayments pursuant to subsection 2.7.

            (f) Base Rate Loans shall continue as Base Rate Loans unless and until such Base Rate Loans are converted by the Borrower into LIBOR Rate Loans in accordance with this subsection 2.5(f). Each LIBOR Rate Loan shall continue as a LIBOR Rate Loan until the end of the then applicable Interest Period, at which time such LIBOR Rate Loan shall be automatically converted into a Base Rate Loan unless the Borrower has given the Agent an irrevocable notice in the form of Exhibit 2.6-2 (a "Conversion/Continuation Notice") requesting that, at the end of such Interest Period, such LIBOR Rate Loan continue as a LIBOR Rate Loan for the same or another Interest Period; provided that no outstanding Revolving Loan may be continued as, or be converted into, a LIBOR Rate Loan if any Default or Event of Default has occurred and is continuing. Subject to the terms of this Agreement, the Borrower may elect from time to time to convert all or any part of the Revolving Loan of any Rate Option into any other Rate Option; provided that any conversion of a LIBOR Rate Loan shall be made on, and only on, the last day of the Interest Period applicable thereto. The Borrower shall give the Agent a Conversion/Continuation Notice of each conversion or continuation of a Base Rate Loan or LIBOR Rate Loan, as the case may be, not later than 12:00 noon (Chicago time) (i) on the Funding Date, in the case of a conversion into a Base Rate Loan, and (ii) at least three (3) Business Days before the Funding Date of the requested conversion or continuation of a LIBOR Rate Loan, specifying:

                  (i) the Funding Date of such conversion or continuation;

                  (ii) the aggregate amount and Rate Option(s) of the Revolving
            Loan which is to be converted or continued; and

                  (iii) the amount and Rate Option(s) of the Base Rate Loans or
            LIBOR Rate Loans into which such Revolving Loan is to be converted or continued and, in the case of a conversion into or continuation of a LIBOR Rate Loan, the duration of the Interest Period applicable thereto.

            (g) In lieu of delivering a Borrowing Notice or a Conversion/Continuation Notice, the Borrower may give the Agent notice by telephone or telecopy by the required time of any proposed borrowing or conversion/continuation under this subsection 2.5; provided that such notice shall be promptly confirmed in writing by delivery of a Borrowing Notice or a Conversion/Continuation Notice, as the case may be, to the Agent on or before the proposed Funding Date. Neither the Agent nor any Lender shall incur any liability to the Borrower in acting upon any such notice by telephone that the Agent believes in good faith to have been given by an Authorized Officer or for otherwise acting in good faith under this subsection 2.5 and, upon the funding or conversion/continuation, as the case may be, by the Agent in accordance with this Agreement pursuant to any such notice, the Borrower shall have effected such funding, conversion or continuation, as the case may be, hereunder. A Borrowing Notice or a Conversion/Continuation Notice for the funding of, or conversion to, or continuation of, a LIBOR Rate Loan (or notice by telephone or telecopy in lieu thereof) shall be irrevocable once given, and the Borrower shall be bound to convert or continue in accordance therewith.

            (h) The Agent will notify each Lender of the contents of each Borrowing Notice, Conversion/Continuation Notice and prepayment notice received by it hereunder. The Agent will notify each Lender of the interest rate applicable to each LIBOR Rate Loan promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Base Rate.

            (i) Each LIBOR Rate Loan (whether resulting from a Borrowing Notice or a Conversion/Continuation Notice) shall be in the minimum amount of Nine Hundred Thousand Dollars ($900,000) and in integral multiples of Three Hundred Thousand Dollars ($300,000) if in excess thereof.

            (j) The Borrower shall pay interest to Agent, for the ratable benefit of Lenders in arrears on each interest payment date, at the Base Rate plus the Applicable Base Margin per annum or, at the election of Borrower, at the applicable LIBOR Rate plus the Applicable LIBOR Margin per annum.

            The Applicable Base Margin and the Applicable LIBOR Margin will be .25% and 2.75% per annum, respectively, as of the Closing Date. The Applicable
Margins will be adjusted (up or down) prospectively on a quarterly basis as determined by the Borrower's Leverage Ratio for the trailing twelve months, commencing with the first day of the first calendar month that occurs more than five (5) days after delivery of Borrower's quarterly Financial Statements to Lenders for the Fiscal Quarter ending March 31, 1999 pursuant to subsection 7.1. Adjustments in Applicable Margins will be determined by reference to the following grids:

           ------------------------------------------------------------
                                                   Level of
               If Leverage Ratio is:          Applicable Margins:
               ---------------------          -------------------
           ------------------------------------------------------------
                       > 5.0                       Level I
           ------------------------------------------------------------
                 < 5.0, but > = 4.5                Level II
           ------------------------------------------------------------
                 < 4.5, but > = 4.0                Level III
           ------------------------------------------------------------
                       < 4.0                       Level IV
           ------------------------------------------------------------

---------------------------------------------------------------------
                           Level I   Level II   Level III Level IV
---------------------------------------------------------------------
Applicable LIBOR Margin      2.75%     2.50%      2.25%      2.0%
---------------------------------------------------------------------
Applicable Base Margin       0.25%     0.00%      0.00%     0.00%
---------------------------------------------------------------------

            All adjustments in the Applicable Margins after March 31, 1999 will be implemented quarterly on a prospective basis, on the first day of the first calendar month commencing at least five (5) days after the date of delivery to Lenders of the quarterly unaudited or annual audited (as applicable) Financial Statements of the Borrower pursuant to subsection 7.1 evidencing the need for an adjustment. Concurrently with the delivery of those Financial Statements, the Borrower shall deliver to Agent and Lenders a certificate, signed by its chief financial officer, setting forth in reasonable detail the basis for the continuance of, or any change in, the Applicable Margins. Failure to timely deliver such Financial Statements shall, in addition to any other remedy provided for in this Agreement, result in an increase in the Applicable Margins to the highest level set forth in the foregoing grid, until the first day of the first calendar month following the delivery of those Financial Statements demonstrating that such an increase is not required. If a Default or an Event of Default shall have occurred or be continuing at the time any reduction in the Applicable Margins is to be implemented, that reduction shall be deferred until the first day of the first calendar month following the date on which such Default or Event of Default is waived or cured.

            2.6. Method of Borrowing; Manner and Method of Making Interest and Other Payments. (a) Not later than 11:00 A.M. (Chicago time) on each Funding Date, each Lender shall make available its Pro Rata Share of the Revolving Loan (except for Revolving Loans made pursuant to a Conversion/Continuation Notice, in which case each Lender shall be deemed to have made its Revolving Loan) in funds immediately available in Chicago, Illinois to the Agent at its address specified pursuant to subsection 10.13. The Agent will make the funds so received from the Lenders available to the Borrower in accordance with subsection 2.1(b). Notwithstanding the foregoing provisions of this subsection 2.6(a), to the extent that a Revolving Loan or portion thereof made by a Lender matures or is to be repaid on the Funding Date of a requested Revolving Loan, such Lender shall first apply the proceeds of the Revolving Loan it is then making to the repayment of the maturing Revolving Loan or portion thereof.

            (b) All payments by the Borrower of the Obligations shall be made without deduction, defense, setoff or counterclaim and in same day funds. In their sole discretion, the Required Lenders may deem interest and other amounts payable hereunder (other than the principal balance of the Revolving Loan) to be paid by causing such amounts to be added to the principal balance of the Revolving Loan, all as set forth on the Agent's books and records. The Borrower hereby authorizes and directs the Lenders, at the option of the Required Lenders, to make advances in the Revolving Loan by appropriate debits to the Loan Account for all payments which the Borrower is required to make to the Lenders under this Agreement and the other Financing Agreements. Unless otherwise directed by the Agent, all payments to the Lenders hereunder shall be made by delivery thereof to the Agent at its address set forth in subsection
10.13 or by delivery to the Agent for deposit in the Blocked Accounts of all proceeds of Accounts or other Collateral in accordance with subsection 3.5. If the Agent elects to bill the

Borrower for any reimbursable expenses due hereunder, such amount shall be due and payable twenty-five (25) days after the date of the applicable invoice therefor and if not paid when due shall bear interest as provided herein. Solely for the purpose of calculating interest earned by each Lender with respect to the Revolving Loan, any check, draft or similar item of payment by or for the account of the Borrower delivered to the Agent or deposited in a Blocked Account in accordance with subsection 3.5 shall be applied by the Agent on account of the Borrower's Revolving Loan Obligations on the same Business Day that the Agent has received immediately available funds as a result of the deposit thereof in accordance with subsection 3.5. Immediately available funds received by the Agent after 2:00 p.m., (Chicago time), shall be deemed to have been received on the following Business Day.

            (c) (i) Unless the Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (A) in the case of a Lender, such Lender's Pro Rata Share of a Revolving Loan or (B) in the case of the Borrower, a payment of principal, interest, fees or other Obligations to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If the Borrower or such Lender, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Rate for such day (as determined by the Agent) or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Revolving Loan.

                  (ii) Nothing contained in this subsection 2.7(c) will be
            deemed to relieve a Lender of its obligation to fulfill its Commitments or to prejudice any rights the Agent or the Borrower may have against such Lender as a result of any default by such Lender under this Agreement.

                  (iii) If the Agent determines at any time that any amount
            received by the Agent under this Agreement must be returned to the Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement, the Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to the Agent on demand any portion of such amount that the Agent has distributed to such Lender.

                  (iv) Without limiting the generality of the foregoing, each
            Lender shall be obligated to fund its Pro Rata Share of any Revolving Loan made with respect to any draw on a Letter of Credit or the Eau Claire L/C or a Lender Guaranty or Eau Claire Lender Guaranty therefor.

            (d) On the second Business Day of each week and on the Business Day following receipt of all payments of interests and Fees payable under this agreement for the benefit of Lenders, Agent shall distribute to each Lender, its Pro Rata Share of the net amount of all payments received from or on behalf of Borrower; provided that if any Lender has failed to fund its Pro Rata Share of any advance or purchase its Pro Rate Share of any participation to be funded by it hereunder, Agent may set off against such obligation all amounts received by Agent and otherwise payable to that Lender hereunder until such funding short-full has been eliminated.

            2.7. Term of this Agreement and Prepayments.

            (a) Term. This Agreement shall be effective from the Closing Date until the Revolving Loan Maturity Date (the "Initial Term"), subject to annual renewals thereafter of the Revolving Loan Maturity Date as hereinafter provided (each such renewal being referred to as a "Renewal Term"); provided that all of the Agent's and each Lender's rights and remedies under this Agreement shall survive such termination until all of the Obligations have been finally paid in full in cash. Not less than ninety (90) days prior to the end of the Initial Term or any Renewal Term, the Borrower shall notify the Agent in writing if it elects to renew this Agreement for a Renewal Term, and not less than sixty (60) days prior to the end of the Initial Term or such Renewal Term, as applicable, the Agent shall notify the Borrower in writing if the Lenders elect to accept such renewal. Notwithstanding the foregoing, unless the Borrower and each Lender shall agree in writing to extend this Agreement in accordance with the preceding sentence, this Agreement shall terminate upon the earlier to occur of the expiration of the Initial Term or any Renewal Term, as applicable, or the final payment in full of all of the Obligations (not including unasserted contingent indemnification obligations). In addition, this Agreement may be terminated as set forth in Section 9. Upon the effective date of termination, all of the Obligations shall become immediately due and payable without notice or demand notwithstanding any terms contained herein or in any Note to the contrary. Notwithstanding any termination, until all of the Obligations shall have been paid in full in cash and the Eau Claire Lender Guaranty and Lender Guaranties shall have been terminated or payment thereof shall have been secured in accordance with subsections 2.4(b) and 2.7(b), respectively, on terms satisfactory to the Lenders all of the Agent's and the Lenders' rights and remedies under the Financing Agreements shall survive such termination and, notwithstanding such payment, for so long as any pending or threatened action which could reasonably be expected to result in a claim by the Agent or any Lender under subsection 6.26 or subsection 7.10 exists hereunder, the Agent, on behalf of the Lenders, shall be entitled to retain Liens upon all existing and future Collateral, and the Borrower shall continue to remit collections of Accounts and proceeds as provided herein.

            (b) Subject to the prepayment fee as set forth in subsection 2.10 and the provisions of subsection 2.22, upon not less than thirty (30) days prior written notice to the Agent specifying the date of prepayment (which date shall be the first day of a calendar month), the Borrower may prepay in full all of the Obligations arising hereunder and terminate the Commitments. Except for mandatory prepayments and prepayments of the Revolving Loan Obligations other than in connection with a termination of the Commitments, all prepayments of the Obligations (and the termination of the Commitments to make Revolving Loans) shall be subject to a prepayment fee as set forth in subsection 2.10. Upon prepayment in full, the

Borrower shall cause the Agent and each Lender to be released from all liability under any Lender Guaranties and the Eau Claire Lender Guaranty or the Borrower shall (i) cause to be issued to and for the benefit of the Lenders a letter of credit in form and substance acceptable to the Required Lenders issued by a bank or other financial institution acceptable to the Required Lenders, and cause SBCC and the Lenders to be released from liability under their Lender Guaranties and the Eau Claire Lender Guaranty, or (ii) deposit cash collateral with the Agent, for the benefit of the Lenders, in either case, in an amount equal to the aggregate Lender Guaranty Liability with respect to the Lender Guaranties and the Eau Claire Lender Guaranty with respect to the Eau Claire L/C Liability that will remain outstanding after prepayment in full of all other Obligations plus $30,000 to cover costs that may be incurred in connection with a draw under the Eau Claire L/C.

            (c) The Borrower shall make the following mandatory prepayments:

                  (i) subject to subsection 8.7, 100% of the proceeds of all asset dispositions in excess of Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate in any period of three hundred sixty
            (360) days to the extent not reinvested in Equipment or Fixtures within three hundred sixty (360) days following the date of such disposition, excluding sales of Inventory in the ordinary course of business and net of brokerage commissions, sales taxes, if any, capital gains taxes and similar out-of-pocket costs of sale and any other Indebtedness secured by the Property being disposed of to the extent such Indebtedness is required to be repaid in connection therewith; provided that, proceeds of all dispositions of assets constituting Collateral (other than sales of Inventory in the ordinary course) shall, to the extent reinvested, be reinvested in Equipment or Fixtures that are Collateral; and

                  (ii) within three (3) Business Day after the receipt thereof, all proceeds of casualty insurance not used for reinvestment in accordance within subsection 7.6 (other than such casualty proceeds which are required to repay Indebtedness of the Borrower secured by Liens permitted by this Agreement on the asset with respect to which such proceeds are paid which are prior to the Liens granted to the Agent in such assets).

            (d) All mandatory prepayments in accordance with clause (c) above shall be paid without premium or penalty and shall be applied, first, to scheduled installments of Eau Claire Terms Loans, in inverse order of maturity and, second, following payment in full thereof, to the outstanding balance of the Revolving Loans with a reserve against Borrowing Availability in a corresponding amount until such proceeds are reinvested; provided that, if no outstanding balance of Revolving Loans exist on the date of such prepayments, such prepayments shall be applied, at Agent's discretion, as cash collateral for outstanding Lender Guaranty Liabilities; provided further, that if an Event of Default shall have occurred and be continuing at the time any Collateral asset disposition proceeds are received, Agent may, at its election, use such proceeds to cash collateralize the Eau Claire Lender Guaranty.

            (e) Upon the repayment of all Obligations (other than unasserted indemnification obligations) and the termination of the Commitments, so long as there are no pending or threatened indemnity claims for which the Borrower would be obligated to indemnify the Agent of any Lender, the Agent shall, and is hereby authorized to, provide to the Borrower at the Borrower's expense such releases, termination statements and other documents which the Borrower may reasonably request to release the Liens of the Agent in the Collateral.

            2.8. Audit Fee. The Borrower shall pay to SBCC, individually in its capacity as the Agent, a collateral audit fee (the "Audit Fee") in an amount equal to (i) the Agent's reasonable out-of-pocket costs, plus (ii) Six Hundred Dollars ($600) per auditor per day for each field audit conducted by the Agent pursuant to subsection 7.2; provided that so long as no Default or Event of Default shall have occurred and be continuing, Borrower shall not be liable for reimbursing the Agent for the costs and expenses of more than three (3) field audits in any Fiscal Year.

            2.9. Fee Letter. Borrower shall pay to SBCC, individually, the fees specified in that certain fee letter, dated as of January 21, 1998, among Borrower and SBCC (the "SBCC Fee Letter") at the times specified for payment therein.

            2.10. Prepayment Fee. If the Borrower shall voluntarily prepay all of the Revolving Loan Obligations and terminate the Commitments hereunder prior to the end of the Initial Term, the Borrower shall cash collateralize the Eau Claire Lender Guaranty Liability and all Lender Guaranty Liabilities (in the event of a termination of the Commitments) and the Borrower shall pay to the Agent, for the ratable benefit of the Lenders, as liquidated damages and compensation for the costs of being prepared to make funds available to the Borrower hereunder an amount determined as follows: three percent (3.0%) of the Total Revolving Loan Facility (in the case of a prepayment in full and termination of the Commitments), for a prepayment during the first Loan Year; two percent (2.0%) of the Total Revolving Loan Facility (in the case of a prepayment in full and termination of the Commitments), for a prepayment during the second Loan Year; and one percent (1.0%) of the Total Revolving Loan Facility (in the case of a prepayment in full and termination of the Commitments), for a prepayment during the third Loan Year.

            2.11. [Intentionally Omitted.]

            2.12. Unused Line Fee. From and after the Closing Date, the Borrower shall pay to Agent, for the ratable benefit of the Lenders, a fee (the "Unused Line Fee") in an amount equal to the Total Revolving Loan Facility less the average daily closing balance of the Revolving Loan plus the Lender Guaranty Reserve outstanding during the preceding month (or shorter period with respect to the period commencing with the Closing Date or the period ending with the Termination Date) multiplied by three-eighths of one percent (.375%) per annum (calculated on the basis of a 360-day year and actual days elapsed). The Unused Line Fee shall be payable in arrears on the first day of each calendar month following the Closing Date and at maturity, whether on the termination of this Agreement or earlier.

            2.13. Other Fees, Costs and Expenses. The Borrower shall pay to the Agent on demand all reasonable fees, costs and expenses incurred by the Agent in connection with any matters contemplated by or arising out of this Agreement or any other Financing Agreement (which fees, costs and expenses shall be part of the Obligations and secured by the Collateral) including, without limitation:
(i) following the occurrence of an Event of Default in verifying or inspecting the Accounts or the Inventory or the Borrower's records with respect thereto;
(ii) in connection with opening and maintaining the Blocked Accounts and depositing for collection any check or item of payment received by and/or delivered to any Collecting Bank or the Agent or any Lender on account of the Obligations; (iii) arising out of the Agent's indemnification of any Collecting Bank against damages incurred by such Collecting Bank in the operation of a Blocked Account; (iv) in connection with the Agent's forwarding to the Borrower the proceeds of loans or advances hereunder including, without limitation, transfer fees; (v) in connection with the negotiation, preparation, review, execution and delivery of the Financing Agreements and all amendments, modifications and waivers with respect hereto or with respect to the other Financing Agreements including, without limitation, search fees, appraisal fees and expenses, title insurance policy fees, costs and expenses; filing and recording fees; reasonable fees, costs and expenses of the Agent's attorneys and paralegals, whether such fees, costs and expenses are incurred prior to, on or after the Closing Date; (vi) in connection with any documentation, negotiation, review or closing with respect to any subordinated indebtedness, including, without limitation, the fees, costs and expenses of the Agent's attorneys and paralegals (including, without limitation, the usual and customary charges of the Agent's internal counsel); and (vii) arising from the Agent's employment of counsel or otherwise in connection with protecting, perfecting or preserving the Agent's Liens in the Collateral in accordance with subsection 10.2 or in connection with any refinancing or restructuring of the credit arrangements provided under the Financing Agreements, whether in the nature of a "workout" or in connection with any insolvency or bankruptcy proceedings, or in connection with any other matters contemplated by or arising out of this Agreement or the other Financing Agreements. Any portion of the foregoing fees, costs and expenses which remains unpaid ten (10) days following the Agent's statement and request for payment thereof shall bear interest from the date of such statement and request for payment at the Base Rate.

            2.14. Loan Account. The Agent shall maintain a loan account ("Loan Account") on its books in which shall be recorded (i) all Revolving Loans and advances made to the Borrower pursuant to this Agreement, (ii) the issuance of all Lender Guaranties and the Eau Claire Lender Guaranty, (iii) all payments made by the Borrower on all such Revolving Loans and advances and (iv) all other appropriate debits and credits as provided in this Agreement including, without limitation, all fees, charges, expenses and interest. All entries in the Loan Account shall be made in accordance with the Agent's customary accounting practices as in effect from time to time. The Borrower shall pay the Obligations reflected as owing by it under the Loan Account and all other Obligations hereunder as such amounts become due or are declared due pursuant to the terms of this Agreement. So long as a Default or an Event of Default shall have occurred and be continuing, the Borrower irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by the Agent or any Lender from or on behalf of the Borrower, and the Borrower does hereby irrevocably agree that each Lender shall have the continuing exclusive right to apply and to reapply any and all payments received at any time or times hereafter against the Obligations in such manner as such Lender may deem advisable notwithstanding any previous entry by the Agent upon the Loan Account or by the Agent or such Lender on any other books and records.

            2.15. Statements. All advances to the Borrower, and all other debits and credits provided for in this Agreement, shall be evidenced by entries made by the Agent in the Loan Account and in the Agent's books and records showing the date, amount and reason for each such debit or credit. Until such time as the Agent shall have rendered to the Borrower written statements of account as provided herein, the balance in the Borrower's Loan Account, as set forth on the Agent's most recent printout or other written statement, shall be refutably presumptive evidence of the amounts due and owing to each Lender by the Borrower; provided that any failure to so record or any error in so recording shall not limit or otherwise affect the Borrower's obligations to pay the Obligations. Not more than twenty (20) days after the last day of each calendar month, the Agent shall render to the Borrower a statement setting forth the principal balance of the Borrower's Loan Account and the calculation of interest due thereon. Each such statement shall be subject to subsequent adjustment by the Agent but shall, absent manifest errors or omissions, be presumed correct and binding upon the Borrower, and shall constitute an account stated unless, within thirty (30) days after receipt of any statement from the Agent, the Borrower shall deliver to the Agent by registered or certified mail written objection thereto specifying the error or errors, if any, contained in such statement. In the absence of a written objection delivered to the Agent as set forth in this subsection 2.15, the Agent's statement of the Borrower's Loan Account shall be conclusive evidence of the amount of the Obligations.

            2.16. Payment Dates. Interest shall be payable on Base Rate Loans in arrears on the first day of each calendar month for all periods ending prior to such month for which such Loans were outstanding and at the maturity of such Loan (whether by acceleration or otherwise) commencing with the first of such dates to occur after the date of such Loan. Interest shall be payable on LIBOR Rate Loans on the first day of each calendar month and on the last day of each Interest Period relating to such Loan, and at the maturity of such Revolving Loan (whether by acceleration or otherwise) commencing with the first of such dates to occur after the date of such Revolving Loan. After maturity, accrued interest on all Loans shall be payable on demand. Any payment due hereunder on any day other than a Business Day shall be due on the next succeeding Business Day, and if such payment shall bear interest in accordance herewith, interest shall accrue to the date of payment.

            2.17. Lender Guaranty Fees. The Borrower shall pay to the Agent, for the benefit of the Lenders, fees for any Lender Guaranty (the "Lender Guaranty Fees") for the period from and including the date of issuance of such Lender Guaranty to and excluding the date of expiration or termination of such Lender Guaranty, equal to the daily average amount of the Lender Guaranty Reserve multiplied by the Lender Guaranty Fee Rate, such fees to be calculated on the basis of a 360-day year for the actual number of days elapsed and to be payable monthly in arrears on the first day of the month following the date of issuance of any such Lender Guaranty and the first day of each month thereafter. The Borrower shall also reimburse the Agent and each Lender for any and all fees and expenses paid to the Issuing Bank.

            2.18. Other Lender Guaranty and Eau Claire L/C Provisions.

            (a) The obligation of the Borrower to reimburse the Agent and each Lender for payments made under the Eau Claire Lender Guaranty or any Lender Guaranty shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including the following circumstances:

                  (i) any lack of validity or enforceability of the Eau Claire
            L/C or any Lender Guaranty or any other agreement;

                  (ii) the existence of any claim, set-off, defense or other right which the Borrower, any of its Affiliates or the Agent or any Lender may have at any time against a beneficiary or any transferee of the Eau Claire L/C, the Eau Claire Lender Guaranty, any Letter of Credit or any Lender Guaranty (or any Persons for whom any such transferee may be acting), the Agent, any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including, without limitation, any underlying transaction between the Borrower or any of their Affiliates and the beneficiary for which the Eau Claire Lender Guaranty or any other Lender Guaranty was procured);

                  (iii) any draft, demand, certificate or any other document presented under the Eau Claire L/C or any other Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (iv) payment by the Agent or any Lender under the Eau Claire
            Lender Guaranty or any other Lender Guaranty against presentation of a demand, draft or certificate or other document which does not comply with the terms of the Eau Claire Lender Guaranty or such Lender Guaranty; provided that, in the case of any payment by the Agent or any Lender under the Eau Claire L/C or such Lender Guaranty, such Person has not acted with gross negligence or willful misconduct as determined by a final judgment, not subject to review on appeal, of a court of competent jurisdiction in determining that the demand for payment under the Eau Claire Lender Guaranty or any Lender Guaranty complies on its face with any applicable requirements for a demand for payment under the Eau Claire Lender Guaranty or such Lender Guaranty;

                  (v) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or

                  (vi) the fact that a Default or an Event of Default shall have occurred and be continuing.

            (b) In addition to amounts payable as elsewhere provided in this Agreement, the Borrower hereby agrees to protect, indemnify, pay and hold the Agent and each Lender harmless from and against any and all claims, suits, demands, liabilities, damages, losses, costs, charges and expenses(including, without limitation, reasonable attorneys' fees) which the Agent or any Lender may incur or be subject to as a consequence, direct or indirect, of (1) the issuance of the Eau Claire Lender Guaranty or any other Lender Guaranty other than as a result of the gross negligence or willful misconduct of such Person as determined by a final order, not subject to review on appeal, of a court of competent jurisdiction, or (2) the failure of the Agent or any Lender to honor a demand for payment under the Eau Claire Lender Guaranty or any other Lender Guaranty as a result of any act or omission, whether rightful or wrongful, of any Governmental Authority.

            As among the Agent, the Lenders and the Borrower, the Borrower assumes all risks of the acts and omissions of, or misuse of the Eau Claire Lender Guaranty or any Lender Guaranty by, beneficiaries thereof. In furtherance and not in limitation of the foregoing, neither the Agent nor any Lender shall be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document by any Person in connection with the application for and issuance of the Eau Claire Lender Guaranty or any other Lender Guaranty, even if it should in fact prove to be in any and all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign the Eau Claire Lender Guaranty or any other Lender Guaranty or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of the Eau Claire Lender Guaranty or any other Lender Guaranty to comply fully with conditions required in order to demand payment under such Eau Claire Lender Guaranty or other Lender Guaranty; provided that, in the case of any payment by the Agent or any Lender under the Eau Claire Lender Guaranty or any other Lender Guaranty, such Person has not acted with gross negligence or willful misconduct, as determined by a final judgment, not subject to review on appeal, of a court of competent jurisdiction, in determining that the demand for payment under the Eau Claire Lender Guaranty or any other Lender Guaranty complies on its face with any applicable requirements for a demand for payment under such Eau Claire Lender Guaranty or other Lender Guaranty; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph or otherwise; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a payment under the Eau Claire Lender Guaranty or any other Lender Guaranty or of the proceeds thereof; (vii) for the credit of the proceeds of any drawing under the Eau Claire Lender Guaranty or any other Lender Guaranty; and (viii) for any consequences arising from causes beyond the control of the Agent or the Lenders, including, without limitation, any act or omission, whether rightful or wrongful, of any Governmental Authority. None of the above shall affect, impair, or prevent the vesting of any of the Agent's or any Lender's rights or powers hereunder.

            In furtherance and extension of, and not in limitation of, the specific provisions hereinabove set forth, the Borrower hereby agrees that any action taken or omitted by the Agent or any Lender under or in connection with the Eau Claire Lender Guaranty or any other Lender Guaranty, or the Collateral relating thereto, if taken or omitted in good faith, or any action taken by any Issuing Bank, shall be binding on the Borrower and shall not impose any resulting liability on the Agent or any Lender.

            2.19. Taxes; Changes in Law.

            (a) Any and all payments or reimbursements made hereunder, under the Notes shall be made free and clear of and without deduction for any and all present and future Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Agent or any Lender, then (i) the sum payable hereunder shall be increased as may be necessary so that, after making all required deductions, the Agent or such Lender receives an amount equal to the sum it would have received had no such deductions been made and (ii) the Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. The Borrower hereby indemnifies and agrees to hold the Agent and each Lender harmless from and against all Taxes imposed upon the Agent or any Lender as a result of or arising in connection with the transactions contemplated hereby.

            (b) On the date of any assignment pursuant to which any Person becomes a Lender, and on the first Business Day of each calendar year thereafter, each Lender organized under the laws of a jurisdiction outside the United States shall provide the Agent and the Borrower with an IRS Form 4224 or Form 1001 or other applicable form, certificate or document prescribed by the U.S. Internal Revenue Service (including, in the case of any Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the IRC, a properly completed Form W-8 or successor form) certifying as to such Lender's entitlement to an exemption from withholding with respect to all payments to be made to such Lender hereunder and under the Notes.

            (c) In the event that, subsequent to the date of this Agreement, or, in the case of a Participant assigned an interest in or sold a participation in the Revolving Loan or the Eau Claire Lender Guaranty pursuant to subsection 11.1, subsequent to the date of such assignment or sale, (a) any change in any existing law, regulation, rule, policy, guideline, treaty or directive or in the interpretation or application thereof (whether or not having the force of law) including, without limitation, any change resulting from the implementation of risk-based capital guidelines, (b) any new law, regulation, rule, guideline, treaty or directive enacted or any interpretation or application thereof or (c) compliance by any Lender with any request or directive (whether or not having the force of law and including by way of withdrawal or termination of any previously available exemption) from any central bank, governmental authority, agency or instrumentality (including, without limitation, any request or directive regarding capital adequacy)

                  (i) does or shall impose on any Lender or such Participant any other condition or increased cost in connection with the transactions contemplated hereby or participation herein; or

                  (ii) affects the amount of any reserve, special deposit,
            capital adequacy, assessment or similar charge (other than reserves and assessments taken into account in determining the LIBOR Rate) required or expected to be maintained by any Lender or such Participant or any corporation controlling such Lender or such Participant and such Lender or such Participant determines that such amount required or expected is increased by or based upon the existence of this Agreement or its Revolving Loans hereunder or its participation in the Eau Claire L/C or the Lender Guaranties issued pursuant hereto, and the result of any of the foregoing is to increase the cost to such Lender or such Participant of making, funding, maintaining or continuing any Revolving Loan hereunder, of issuing or purchasing interests in the Eau Claire Lender Guaranty or issuing Lender Guaranties or selling any participation therein or assigning any of its Commitments to make Revolving Loans or to purchase interests in the Eau Claire Lender Guaranty hereunder, as the case may be, or to reduce any amount receivable by such Lender or such Participant in connection with any Revolving Loans, the Eau Claire Lender Guaranty or other Lender Guaranties, or to require any Lender or Participant to make any payment calculated by reference to the amount of the Revolving Loans held, the Eau Claire Lender Guaranty issued or participated in or the other Lender Guaranties issued or participated in or interest received by it, then, in any such case, the Borrower shall within fifteen (15) days after written demand pay to such Lender or such Participant any additional amounts which are necessary to compensate such Lender or such Participant for such additional cost or reduced amount receivable which such Lender or such Participant reasonably deems to be material as determined by such Lender or such Participant with respect to this Agreement, the other Financing Agreements or the Revolving Loan and Eau Claire Lender Guaranty made hereunder. If such Lender or Participant becomes entitled to claim any additional amounts pursuant to this subsection 2.18, it shall promptly notify the Borrower in writing of the event by reason of which such Lender or Participant has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection 2.18 submitted by such Lender or Participant to the Borrower shall be presumed correct in the absence of manifest error.

            2.20. Notification of Advances, Interest Rates and Prepayment. The Agent will notify each Lender of the contents of each Borrowing Notice and prepayment notice received by it hereunder. The Agent will notify each Lender of the interest rate applicable to each LIBOR Rate Loan promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Base Rate.

            2.21. Special Provisions Governing LIBOR Rate Loans. Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to LIBOR Rate Loans as to the matters covered:

            (a) As soon as practicable after 11:00 a.m. (Chicago time) on each LIBOR Rate Determination Date, the Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the LIBOR Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Borrower and each Lender.

            (b) If the Required Lenders determine (which determination shall be final and conclusive and binding upon all parties) that:

                  (i) adequate and fair means do not exist for ascertaining the applicable interest rate by reference to the LIBOR Rate with respect to the LIBOR Rate Loans as to which an interest rate determination is then being made; or

                  (ii) the LIBOR Rate does not accurately or fairly reflect the cost of making or maintaining LIBOR Rate Loans; or

                  (iii) deposits of a type and maturity appropriate to match fund LIBOR Rate Loans are not available; or

                  (iv) maintenance of LIBOR Rate Loans would violate any
            applicable law, rule, regulation or directive, whether or not having the force of law;

then, and in any such event, promptly after being notified of a borrowing, conversion or continuation, such Lender shall give notice (in writing or by telephone confirmed in writing) to the Borrower and the Agent (which notice the Agent shall promptly transmit to each other Lender) of such determination, and the Agent shall suspend the availability of LIBOR Rate Loans until such circumstance no longer exists and require any LIBOR Rate Loans to be repaid and Borrower shall repay or prepay the LIBOR Rate Loans, together with all interest accrued thereon.

            Prior to giving any such notice under this subsection 2.21(b), the affected Lenders shall designate a different lending office with respect to its LIBOR Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Lender, be illegal or otherwise disadvantageous to the Lender.

            (c) The Borrower shall indemnify the Agent and each Lender, upon written request (which request shall set forth in reasonable detail the basis for requesting such amounts and which shall, absent manifest error, be presumed correct and binding upon all parties hereto), for losses, expenses and liabilities (including, without limitation, any loss (including interest paid and lost opportunity costs in re-employment of funds by such Lender regardless of whether such Lender has obtained matched rate funding) sustained by it in connection with the liquidation or re-employment of funds acquired to fund or maintain LIBOR Rate Loans), that such Person may sustain: (i) if for any reason (other than a default by the Lenders) a borrowing of any LIBOR Rate Loan does not occur on a date specified therefor in a Borrowing Notice, a Conversion/Continuation Notice or a request by telephone or telecopy for borrowing or conversion/continuation or a successive Interest Period does not commence after notice therefor is given pursuant to subsection 2.5(e) or 2.5(f);
(ii) if any prepayment of any of its LIBOR Rate Loans occurs on a date that is not the last day of the Interest Period applicable to that Revolving Loan whether because of acceleration, prepayment or otherwise (unless such prepayment is required pursuant to the provisions of subsection 2.21(b)); (iii) if any of its LIBOR Rate Loans are not paid on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of any other default by the Borrower to repay its LIBOR Rate Loans when required by the terms of this Agreement; provided that during the period while any such amounts have not been paid, the Lenders shall reserve an equal amount from amounts otherwise available to be borrowed under the Revolving Loan. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower thereof. So long as no Default or Event of Default shall have occurred and be continuing, if any prepayment with respect to any LIBOR Rate Loan shall occur on a day which is not the last day of the applicable Interest Period, upon the request of the Borrower, the Agent shall hold such amounts in escrow (subject to the security interest granted in such amounts pursuant to this Agreement) and apply such amounts on the last day of the applicable Interest Period rather than on the date of receipt.

            (d) Any Lender may make, carry or transfer LIBOR Rate Loans at, to, or for the account of, any of its domestic or foreign branch offices or the office of an affiliate of such Lender.

            (e) Calculation of all amounts payable to a Lender under subsection 2.21(b) or 2.21(c) shall be made as though each Lender had actually funded its relevant LIBOR Rate Loan through the purchase of a LIBOR deposit bearing interest at the LIBOR Rate in an amount equal to the amount of such LIBOR Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such LIBOR deposit from an offshore office to a domestic office in the United States of America; provided that each Lender may fund each of its LIBOR Rate Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection 2.21.

            2.22. Replacement of Certain Lenders.

            (a) Notwithstanding any other provision of this Agreement, the Borrower at any time after any Lender or any Lender's participant has requested any payments under the provisions of subsection 2.19 (a "Requesting Lender"), shall have the right to replace such Requesting Lender in accordance with the provisions of this subsection 2.22. Notwithstanding the foregoing, in no event may the Borrower replace the Requesting Lender pursuant to this subsection 2.22 if (i) the Agent shall have received notice from the Required Lenders specifying that a Default or Event of Default shall have occurred and be continuing and
(ii) such Default or Event of Default shall not have been subsequently cured or waived.

            (b) The Borrower, in exercising its right to replace the Requesting Lender shall (i) reduce the Commitment of such Lender to zero and (ii) (A) agree with one or more Lenders to concurrently increase the respective commitments of such Lenders by an aggregate amount not in excess of the amount of the Commitment of the Requesting Lender prior to the exercise of this subsection 2.22, in full substitution of the Requesting Lender, (B) add one or more additional financial institutions (reasonably acceptable to the Agent) as signatories to this Agreement for Commitments equal to the amount of the Commitments of the Requesting Lender prior to the Borrower's exercise of this subsection 2.22, in full substitution of the Requesting Lender or (C) any combination of substitutions or additions pursuant to (A) and (B) above. All transfers pursuant to this subsection 2.22 shall be made in accordance with the provisions of subsection 11.1 and pursuant to documentation reasonably satisfactory to the assignor and assignee(s).

            (c) The Borrower shall give the Agent and any Requesting Lender being replaced not less than ten (10) Business Days' notice of the date (which shall be a Business Day) on which such Requesting Bank shall be replaced.

            (d) Each Lender which replaces a Requesting Lender pursuant to this
Section 2.22 shall acquire all (or if more than one Lender or lender is replacing a Requesting Lender the aggregate shall severally acquire all) of the then outstanding Revolving Loans and participations in the Eau Claire L/C and Lender Guaranties of the Requesting Lender.

            (e) At the time of replacement, the Requesting Lender shall have been paid in full the principal of, and interest accrued and unpaid to the date of replacement on, all outstanding Revolving Loans and other unpaid Obligations of the Requesting Lender and all accrued and unpaid fees owing to the Requesting Lender up to but excluding the date of replacement.

            3. REPORTING AND ELIGIBILITY REQUIREMENTS.

            The Borrower covenants and agrees that, so long as any Obligations (other than unasserted contingent indemnification obligations) remain outstanding or any Lender shall have any Commitment hereunder:

            3.1. Monthly Reports and Borrowing Base Certificates. The Borrower shall submit to each Lender, not later than the twentieth (20th) day of each month, a monthly report ("Monthly Report"), accompanied by a certificate in the form attached as Exhibit 3.1, which shall be signed by the chief executive or chief financial executive of the Borrower. The Monthly Report shall be in form and substance satisfactory to the Required Lenders and shall include, as of the last Business Day of the preceding month: (i) an aged trial balance of Accounts ("Accounts Trial Balance") as described in subsection 7.1(iv)(a) and a payables report as described in subsection 7.1(iv)(b); and (ii) an aged schedule of Inventory owned by the Borrower and in the Borrower's possession valued at the lower of cost or market on a FIFO basis. The Borrower shall provide in all Monthly Reports, and more frequently if requested by the Agent, in form satisfactory to the Agent, information on each of the following occurrences arising subsequent to the immediately preceding Monthly Report: all sales or other reductions of and all additions to Inventory, all returns of Inventory, and all credits issued by the Borrower, all complaints and claims against the Borrower in connection with Inventory. In addition, the Borrower shall provide the Agent and each Lender with a borrowing base certificate ("Borrowing Base Certificate") summarizing Eligible Accounts and Eligible Inventory, in form and substance satisfactory to the Agent, each such Borrowing Base Certificate to be delivered to the Agent not later than the second Business Day of each week for the preceding week (or such shorter period as the Required Lenders may require); provided that so long as (i) no Event of Default has occurred and is continuing, and (ii) Borrowing Availability equals or exceeds $10,000,000 as reflected on the last Borrowing Base Certificate delivered hereunder, Borrower shall deliver such Borrowing Base Certificates on the fifth Business Day of each month as of the last day of the preceding month. The Borrower shall furnish copies of any other reports or information, in a form and with such specificity as is satisfactory to the Agent, concerning Accounts included, described or referred to in the Borrowing Base Certificates and any other documents in connection therewith requested by the Agent including, without limitation, but only if specifically requested by the Agent, copies of all invoices prepared in connection with such Accounts and all credit memoranda issued by the Borrower (the Borrower shall issue such credit memoranda in accordance with its current practice and without delay, but in any event within five (5) Business Days of receipt of notice of a dispute with respect to an Account).

            3.2. Eligible Accounts. "Eligible Accounts" shall mean all Accounts other than the following: (i) Accounts which remain unpaid more than ninety (90) days after the date of the original invoice with respect thereto or more than sixty (60) days past the due date specified in the original invoice with respect thereto; (ii) all Accounts owing by a single Account Debtor, including a currently scheduled Account, if twenty-five percent (25%) or more of the balance owing by such Account Debtor is ineligible by reason of either of the criteria set forth in clause (i) of this subsection 3.2; (iii) Accounts with respect to which the Account Debtor is an Affiliate of the Borrower or a director, officer or employee of the Borrower or its Affiliates; provided that any Account owing from the Simpson Paper Company which but for the operation of this clause (iii) would constitute an Eligible Account, shall nevertheless constitute an "Eligible Account" to the extent, and only to the extent, the amount of such Eligible Account plus all other Eligible Accounts owing by Simpson Paper Company exceeds all amounts owing from the Borrower or Guarantor to the Simpson Paper Company (other than long-term obligations with respect to the preferred stock owned by the Seller); (iv) Accounts with respect to which the Account Debtor is a Governmental Authority or prime contractor thereof unless the Borrower has complied in a manner satisfactory to the Agent with the Federal Assignment of Claims Act of 1940, as amended, or similar law or statute of the relevant state, province, municipality or other jurisdiction and any amendments thereto, relative to the assignment of such Accounts; (v) Accounts with respect to which the Account Debtor is not a resident of the United States unless (A) the Account Debtor has supplied the Borrower with an irrevocable letter of credit, issued by a financial institution satisfactory to the Required Lenders (with financial institutions meeting the criteria set forth in clause (i) of the definition of "Cash Equivalents" contained herein being deemed acceptable for purposes of providing such a letter of credit), sufficient to cover such Account in form and substance satisfactory to the Required Lenders and without right of setoff and the Account is payable in full in United States dollars or (B) deemed acceptable by the Agent in its sole discretion; (vi) Accounts arising with respect to goods which have not been shipped and delivered to and accepted as satisfactory by the Account Debtor or arising with respect to services which have not been fully performed and accepted as satisfactory by the Account Debtor; (vii) Accounts for which the prospect of payment in full or performance in a timely manner by the Account Debtor is or is likely to become impaired in the reasonable credit judgment of the Agent; (viii) Accounts which are not invoiced (and dated as of the date of such invoice) and sent to the Account Debtor within five (5) days after delivery of the underlying goods to or performance of the underlying services for the Account Debtor; (ix) Accounts with respect to which the Agent, on behalf of the Lenders, does not have a first and valid fully perfected Lien free and clear of any other Lien whatsoever; (x) Accounts with respect to which the Account Debtor is the subject of bankruptcy or a similar insolvency proceeding or has made an assignment for the benefit of creditors or whose assets have been conveyed to a receiver or trustee; (xi) Accounts with respect to which the Account Debtor's obligation to pay the Account


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

is conditional upon the Account Debtor's approval or is otherwise subject to any repurchase obligation or return right, as with sales made on a guaranteed sale, bill-and-hold, sale-or-return, sale on approval or other terms by reason of which the payment by the Account Debtor is or may be conditional (except with respect to Accounts in connection with which Account Debtors are entitled to return Inventory solely on the basis of the quality of such Inventory) or consignment basis; (xii) Accounts to the extent that the Account Debtor's indebtedness to the Borrower exceeds a credit limit determined by the Agent in the reasonable credit judgment of the Agent following prior written notice of such credit limit from the Agent to the Borrower; (xiii) Accounts with respect to which any disclosure is required in accordance with subsection 3.3; (xv) contra Accounts to the extent of the amount of the accounts payable owed by the Borrower to the Account Debtor; (xvi) Accounts with respect to which the Account Debtor is located in any state denying creditors access to its courts in the absence of a Notice of Business Activities Report or other similar filing unless the Borrower has either qualified as a foreign corporation authorized to transact business in such state or has filed a Notice of Business Activities Report or similar filing with the applicable state agency in such state for the then current year; (xvii) Accounts evidenced by Chattel Paper or any Instrument of any kind, to the extent possession of such Chattel Paper or Instrument is not delivered to the Agent, for the benefit of the Lenders; and (xviii) Accounts which the Agent determines in good faith to be unacceptable. In the event that a previously scheduled Eligible Account ceases to be an Eligible Account under the above described criteria, the Borrower shall notify the Agent thereof.

            3.3. Account Warranties. With respect to Accounts scheduled, listed or referred to on the initial Accounts Trial Balance or on any subsequent Accounts Trial Balance or Borrowing Base Certificate, the Borrower represents and warrants to the Agent and each Lender that, except as disclosed in the applicable Accounts Trial Balance or Borrowing Base Certificate: (i) the Accounts represent bona fide sales of Inventory and services to customers in the ordinary course of business completed in accordance with the terms and provisions contained in the documents available to the Agent and each Lender with respect thereto and are not evidenced by a judgment or by an Instrument or Chattel Paper; (ii) the amounts shown on the applicable Accounts Trial Balance and on the Borrower's books and records and all invoices and statements which may be delivered to the Agent or any Lender with respect thereto are actually and absolutely owing to the Borrower and are not in any way contingent; (iii) no payments have been or shall be made thereon except payments immediately delivered to a Blocked Account pursuant to this Agreement; (iv) there are no setoffs, claims or disputes existing or asserted with respect thereto and the Borrower has not made any agreement with any Account Debtor for any deduction therefrom except a discount or allowance allowed by the Borrower in the ordinary course of its business for prompt payment or volume discounts and which discount and allowance is reflected in the calculation of the face amount of each invoice related to such Account; (v) to the best of the Borrower's knowledge, there are no facts, events or occurrences which in any way impair the validity or enforcement thereof or tend to reduce the amount payable thereunder as shown on the respective Accounts Trial Balances or Borrowing Base Certificates, the Borrower's books and records and all invoices and statements delivered to the Agent or any Lender with respect thereto; (vi) to the best of the Borrower's knowledge, all Account Debtors have the capacity to contract and are solvent;
(vii) the Borrower has no knowledge that any Account Debtor is unable generally to pay its debts as they become due;

(viii) the Accounts do not arise from the sale of Inventory produced in violation of the Fair Labor Standards Act so as to be subject to the so-called "hot goods" provision contained in Title 29 U.S.C., Section 215(a)(1); (ix) the services furnished and/or Inventory sold giving rise to the Account are not, and will not be at the time of sale thereof, subject to any Lien except that of the Agent, for the benefit of the Lenders; (x) the Accounts have not been pledged or sold to any Person or otherwise encumbered and the Borrower is the owner of the Accounts free and clear of any Lien except that of the Agent, for the benefit of the Lenders; and (xi) with respect to Accounts for which the Account Debtor is located in any state denying creditors access to its courts in the absence of a Notice of Business Activities Report or other similar filing, the Borrower has either qualified as a foreign corporation authorized to transact business in such state or has filed all required Notice of Business Activities Reports or comparable filings with the applicable governmental agency or authority.

            3.4. Verification of Accounts. The Agent shall have the right, at any time or times hereafter, in the name of the Borrower or a nominee of the Agent, or during the pendency of an Event of Default, in the Agent's name, to verify with Account Debtors the validity, amount or any other matter relating to any Account, by mail, telephone, or in person.

            3.5. Collection of Accounts and Payments. On or prior to the Closing Date, the Borrower shall establish lock box accounts (the "Blocked Accounts") in the Borrower's name with such banks as are acceptable to the Agent ("Collecting Banks") and enter into blocked account agreements among the Borrower, the Agent and each Collecting Bank (the "Blocked Account Agreements"). All Account Debtors shall directly remit all payments on Accounts into a Blocked Account and the Borrower will immediately deposit all cash payments made for Inventory or other cash payments constituting proceeds of Collateral into a Blocked Account in the identical form in which such payment was made, whether by cash or check. Within five days after the Closing Date, the Borrower shall notify in writing each of the existing Account Debtors of the name and address of the Blocked Account to which each such Account Debtor shall be directed to remit all payments on its Accounts. In addition, the Agent shall, on or prior to the Closing Date, establish a depository account at each Collecting Bank or at a centrally located bank (the "Collection Account"). Each Blocked Account Agreement shall provide, among other things, that (i) all items of payment deposited in each Blocked Account are held by such Collecting Bank as agent and bailee-in-possession for the Agent, (ii) the Collecting Bank has no rights of setoff or recoupment or any other claim against such Blocked Account, other than for payment of its service fees or other charges directly related to the administration of such Blocked Account and for returned checks or other items of payment, and (iii) such Collecting Bank agrees to immediately forward all amounts received in such Blocked Account to the Collection Account through daily sweeps from the Blocked Account into the Collection Account in accordance with the terms of the applicable Blocked Account Agreement. The Borrower hereby agrees that all payments received by the Agent, whether by cash, check, wire transfer or any other instrument, made to such Blocked Accounts or otherwise received by the Agent and whether on the Accounts or as proceeds of other Collateral or otherwise will be the sole and exclusive property of the Agent, for the benefit of the Lenders. Such payments shall be applied to the outstanding balance of Revolving Loans upon the same day as Agent's receipt of immediately available funds. The Borrower shall irrevocably instruct each Collecting Bank that each Collecting Bank shall promptly transfer all payments or deposits to the Blocked Accounts into the Agent's Collection Account in accordance with the terms of the applicable Blocked Account Agreement. The Borrower, and any of its Affiliates, employees, agents or other Persons acting for or in concert with the Borrower, shall, acting as trustee for the Agent, receive, as the sole and exclusive property of the Agent, for the benefit of the Lenders, any monies, checks, notes, drafts or any other payments relating to and/or proceeds of Accounts or other Collateral which come into the possession or under the control of the Borrower or any Affiliates, employees, agents or other Persons acting for or in concert with the Borrower, and immediately upon receipt thereof, the Borrower or such Persons shall remit the same or cause the same to be deposited, in kind, into a Blocked Account or, at the direction of the Agent, shall remit the same, or cause the same to be remitted, in kind, to the Agent at the Agent's address set forth in subsection 10.13.

            3.6. Appointment of the Agent as Borrower's Attorney-in-Fact. The Borrower hereby irrevocably designates, makes, constitutes and appoints the Agent (and all Persons designated by the Agent) the Borrower's true and lawful agent and attorney-in-fact (which appointment shall for all purposes be deemed to be coupled with an interest and shall be irrevocable for so long as any Obligations are outstanding), and authorizes the Agent, in the Borrower's or the Agent's name, without notice to the Borrower, to: (A) following the occurrence and during the continuance of an Event of Default (i) demand payment of Accounts, (ii) enforce payment of Accounts by legal proceedings or otherwise,
(iii) exercise all of the Borrower's rights and remedies with respect to the collection of the Collateral or any legal proceedings brought to collect an Account, (iv) sell or assign any Collateral upon such terms, for such amount and at such time or times as the Agent deems advisable, (v) settle, adjust, compromise, extend or renew any Collateral, (vi) discharge and release any Account, (vii) prepare, file and sign the Borrower's name on any proof of claim in bankruptcy or other similar document against an Account Debtor or on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with any of the Collateral, (viii) notify the postal authorities of any change of the address for delivery of the Borrower's mail to an address designated by the Agent, and receive, open and dispose of all mail addressed to the Borrower, and (ix) do all acts and things which are necessary, in the Agent's sole discretion, to fulfill the Borrower's Obligations under the Financing Agreements; and (B) at any time, to (i) take control in any manner of any item of payment or proceeds of any Account, (ii) have access to any lockbox or postal box into which the Borrower's mail is deposited, (iii) endorse the Borrower's name upon any items of payment or proceeds thereof and deposit the same in the Agent's account on account of the Borrower's Obligations, (iv) endorse the Borrower's name upon any Chattel Paper, Document, Instrument, invoice, freight bill, bill of lading or similar document or agreement relating to any Account or any goods pertaining thereto, (v) execute in the Borrower's name and on the Borrower's behalf any financing statements or amendments thereto, (vi) endorse the Borrower's name on any verification of Accounts and notices thereof to Account Debtors, (vii) use the information recorded or contained in any data processing equipment and computer hardware and software relating to the Accounts and any other Collateral, and (viii) communicate with the Borrower's independent certified public accountants.

            3.7. Account Records. The Borrower shall at all times hereafter maintain a record of Accounts, keeping correct and accurate records itemizing and describing the names and addresses of Account Debtors, relevant invoice numbers, shipping dates and due dates, collection histories, and Accounts agings, all of which records shall be available during the Borrower's usual business hours at the request of any of the Agent's officers, employees or agents. The Borrower shall cooperate fully with the Agent and its agents who shall have the right at any time or times to inspect the Accounts and the records with respect thereto. The Borrower shall conduct a review of its bad debt reserves and collection histories at least once each year and promptly following such review shall supply the Agent with a report in a form and with such specificity as may be satisfactory to the Agent concerning such review of the Accounts.

            3.8. Instruments and Chattel Paper. All Chattel Paper shall be marked with the following legend: "This writing and the obligations evidenced or secured hereby are subject to the security interest of Sanwa Business Credit Corporation, as agent." Upon the request of the Agent and at all times after the occurrence and during the continuance of a Default or Event of Default, immediately upon the Borrower's receipt thereof, the Borrower shall deliver or cause to be delivered to the Agent, with appropriate endorsement and assignment to vest title, with full recourse to the Borrower, and possession in the Agent, on behalf of the Lenders, all Instruments and Chattel Paper which the Borrower now owns or may at any time or times hereafter acquire.

            3.9. Notice to Account Debtors. The Agent may, in its sole discretion, at any time or times, after the occurrence and during the continuance of an Event of Default and without prior notice to the Borrower, notify any or all Account Debtors that the Accounts have been assigned to the Agent, for the benefit of the Lenders, and that the Agent has a Lien therein. After the occurrence of an Event of Default, the Agent may direct or, at the request of the Agent, the Borrower shall direct, any or all Account Debtors to make all payments upon the Accounts directly to the Agent. The Agent shall furnish the Borrower with a copy of any such notice.

            3.10. Eligible Inventory. "Eligible Inventory" shall consist of all of the Inventory, except the following: (i) Inventory which is damaged, obsolete, not in good condition, or not currently usable or currently saleable in the ordinary course of the Borrower's business as determined by the Agent;
(ii) Inventory which the Agent determines, or which in accordance with the Borrower's customary business practices, is unacceptable due to age, type, category and/or quantity, including, without limitation, any Inventory which is in excess of a one (1) year's supply or is otherwise slow-moving; (iii) Inventory with respect to which the Agent does not have a first and valid, fully perfected Lien; (iv) Inventory consisting of packaging or supplies; (v) Inventory in the possession of the Borrower but not owned by the Borrower; (vi) Inventory produced in violation of the Fair Labor Standards Act and subject to the so-called "hot goods" provision contained in Title 29 U.S.C. ss.215(a)(1);
(vii) Inventory with respect to which any disclosure is required in the applicable Monthly Report or Borrowing Base Certificate in accordance with subsection 3.11; (viii) Inventory which is on consignment or is located at a place other than the places of business and collateral locations of the Borrower listed on Exhibit 8.6; provided that, subject to subsection 7.9, in the case of leased or bailment locations listed on Exhibit 8.6, no Inventory located at any such location shall be "Eligible Inventory" until the applicable landlord or bailee has executed a lien waiver in form and substance satisfactory to the Agent) including, without limitation, Inventory in transit; (ix) Inventory consisting of finished goods which do not meet the specifications of the purchase order for which such Inventory was produced; and (x) Inventory which fails to meet the standards imposed by any governmental agency, or department or division thereof, having regulatory authority over such goods, or their use and/or sale. In the event that the Borrower becomes aware that Inventory with a material value previously scheduled in a Monthly Report or Borrowing Base Certificate ceases to be Eligible Inventory, the Borrower shall notify the Agent thereof immediately.

            3.11. Inventory Warranties. With respect to Inventory scheduled, listed or referred to in any Monthly Report or Borrowing Base Certificate, the Borrower represents and warrants that, except as disclosed in such Monthly Report or Borrowing Base Certificate (i) such Inventory is located at one of the Facilities or locations set forth on Exhibit 8.6, (ii) the Borrower has good, indefeasible and merchantable title to such Inventory and such Inventory is not subject to any Lien or document whatsoever except for Permitted Liens or the prior, first perfected Lien granted to the Agent hereunder, (iii) such Inventory is of good and merchantable quality, free from any defects and has not been taken in trade, (iv) such Inventory is not subject to any licensing, patent, royalty, trademark, tradename or copyright agreements with any third parties,
(v) the completion of manufacture, sale or other disposition of such Inventory by the Agent following an Event of Default shall not require the consent of any Person and shall not constitute a breach or default under any contract or agreement to which the Borrower is a party or to which the Inventory is subject, and (vi) no Inventory has been produced in violation of the Fair Labor Standards Act so as to be subject to the so-called "hot goods" provision contained in Title 29 U.S.C., Section 215(a)(1).

            3.12. Inventory Records. The Borrower shall at all times hereafter maintain a perpetual inventory, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory and of Eligible Inventory, the Borrower's cost therefor and daily withdrawals therefrom and additions thereto, and the locations of all Inventory in the possession of bailees, all of which records shall be available during the Borrower's usual business hours at the request of any of the Agent's officers, employees or agents. The Borrower shall cooperate fully with the Agent and its agents who shall have the right at any time or times to inspect the Inventory and the records with respect thereto. The Borrower shall conduct a physical count of the Inventory at least once each year and promptly following such physical inventory shall supply the Agent with a report in form and substance satisfactory to the Agent concerning such physical count of the Inventory, and shall furnish to the Agent, at the Agent's request, such other documents and reports with respect to the Inventory.

            3.13. Safekeeping of Inventory and Inventory Covenants. Neither the Agent nor any Lender shall be responsible for: (i) the safekeeping of the Inventory; (ii) any loss, spoilage or damage to the Inventory; (iii) any diminution in the value of the Inventory; or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency or any other Person. Subject to subsection 10.4, as between the Borrower and the Agent and each Lender, responsibility for the safekeeping of the Inventory and all risk of loss, spoilage, damage, destruction or diminution in value of the Inventory shall be borne by the Borrower. Without prior written notice to the Agent, the Borrower shall not sell any Inventory to any customer on approval or on any other basis which entitles the customer to return, or which may obligate the Borrower to repurchase, such Inventory.


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

            3.14. Equipment Warranties. With respect to the Equipment, the Borrower represents and warrants to the Agent and the Lenders that: (i) the Borrower has good, indefeasible and merchantable title to the Equipment; (ii) the Equipment is located only on the premises listed on Exhibit 3.14; (iii) the Equipment is not subject to any Lien whatsoever except for Permitted Liens; (iv) the Equipment is in good condition and repair (ordinary wear and tear excepted) and is currently used or usable in the Borrower's business; and (v) except as described in Exhibit 3.14, none of the Equipment used in the conduct of the Borrower's business is leased.

            3.15. Equipment Records. The Borrower shall at all times hereafter keep complete and accurate records itemizing and describing the kind, type, age and condition of Equipment, and the Borrower's cost therefor and accumulated depreciation thereon and acquisitions, retirements, sales, or other dispositions thereof, all of which records shall be available during the Borrower's usual business hours on demand to any of the Agent's officers, employees or agents.

            3.16. Maintenance of Equipment. The Borrower shall keep and maintain the Equipment in good operating condition and repair (ordinary wear and tear excepted) and shall make all necessary replacements thereof and renewals thereto, to the extent permitted hereunder, so that the value and operating efficiency thereof shall at all times be maintained and preserved. The Borrower shall not permit the Equipment to be operated or maintained in violation of any applicable law, statute, rule or regulation.

            3.17. Real Estate. Exhibit 3.17 describes all Real Estate or interests in Real Estate owned or leased by the Borrower. The Borrower represents and warrants to the Agent and the Lenders that the Borrower has good, indefeasible and merchantable title to and ownership of, or a valid leasehold interest in, each parcel of Real Estate described in Exhibit 3.17, free and clear of all Liens, except Liens in favor of the Agent, for the benefit of the Lenders, and the Permitted Liens. The Borrower further represents and warrants to the Agent and the Lenders that no parcel of Real Estate is subject to any boundary or encroachment dispute, special assessment, condemnation or eminent domain proceeding, restrictive covenant, zoning or building code violation or any other dispute, assessment, claim or violation of law which might restrict or interfere with the Borrower's use of such parcel of Real Estate in the ordinary course of the Borrower's business and which might reasonably be expected to have a Material Adverse Effect. Except as disclosed on Exhibit 3.17, the Borrower does not own any other real property or use or occupy any real property that it leases from any other Person.

            3.18. Maintenance of Real Estate. The Borrower shall keep and maintain the Real Estate and all improvements thereon in good operating condition (ordinary wear and tear excepted) and shall maintain the value and utility thereof and shall maintain such Real Estate in conformity with all applicable building and zoning codes and other applicable laws, statutes, rules and regulations, except for such nonconformity as would not reasonably be expected to have a Material Adverse Effect.

            3.19. Intellectual Property. The Borrower is the owner of all the Intellectual Property consisting of registered patents and trademarks free and clear of all Liens other than

Liens in favor of the Agent, for the benefit of the Lenders. The Borrower shall maintain complete and accurate records with respect to such Intellectual Property and, unless Borrower has a valid business purpose for doing otherwise, shall defend such Intellectual Property against infringement, interference, opposition or similar actions or challenges and shall maintain and preserve all of its material rights with respect thereto.

            4. CONDITIONS TO ADVANCES.

            4.1. Conditions to All Advances. In addition to those conditions set forth in subsection 4.2 regarding the initial advance of funds, the issuance of a Lender Guaranty under the Revolving Loan and the funding of the other Revolving Loans shall be conditioned upon the matters set forth in this subsection 4.1:

            (a) Representations and Warranties. All of the representations and warranties of the Borrower contained herein or in any other Financing Agreement shall be true and correct in all material respects on and as of the date of such advance as if made on such date, except to the extent that any such representation or warranty expressly relates to an earlier date.

            (b) Borrower's Request. The Agent shall receive (i) Borrowing Notice or a Conversion/Continuation Notice on or prior to the date required by the terms of the Agreement with respect to any Loan, (ii) at least fifteen (15) Business Days' prior notice of the issuance of a Lender Guaranty, (iii) a Monthly Report from the Borrower dated no more than thirty-one (31) days prior to the date of such advance and (iv) a current Borrowing Base Certificate in accordance with the terms hereof and all other documents required to have been delivered to the Agent hereunder prior to such date.

            (c) Financial Condition. As determined by the Required Lenders in their reasonable discretion, no event(s) or occurrence(s) which have a Material Adverse Effect shall have occurred at any time or times since the Closing Date.

            (d) No Default. As determined by the Required Lenders, neither a Default nor an Event of Default shall have occurred and be continuing or will result from such advance.

            (e) No Litigation. (i) No Litigation shall be pending or threatened against the Borrower or any officer, director, or executive of the Borrower (A) in connection with this Agreement or the other Financing Agreements or (B) other than as disclosed on Exhibit 6.14, which, if adversely determined, would have a Material Adverse Effect; and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to the Borrower shall have been issued or threatened by any Governmental Authority.

            (f) Other Requirements. The Agent shall have received, in form and substance satisfactory to the Agent, all certificates, orders, authorizations, consents, affidavits, schedules, instruments, security agreements, financing statements, mortgages and other documents which are provided for hereunder, or which the Agent may at any time reasonably request.

            Each request and acceptance by the Borrower of the proceeds of any advance under the Revolving Loan and the request by the Borrower for the incurrence by the Lenders of any Lender Guaranty Liability shall constitute a representation and warranty by the Borrower that the conditions contained in subsections 4.1(a), 4.1(d), and 4.1(e) have been satisfied. All legal matters incident to the making of the advance of funds or the issuance of the Lender Guaranty shall be satisfactory to the Agent and its counsel.

            4.2. Conditions to Initial Advance. In addition to those conditions set forth in subsection 4.1 with respect to all advances or issuances of Lender Guaranties and other Revolving Loans hereunder, the issuance of the Eau Claire Lender Guaranty and the making of the initial advance of funds under the Revolving Loan shall be conditioned upon the satisfaction on or before the Closing Date, unless otherwise stated, of the conditions set forth in this subsection 4.2 and the delivery on or before the Closing Date, unless otherwise stated, of the following documents to each Lender, in form and substance satisfactory to each Lender, and consummation of all of the transactions or the satisfaction of each condition contemplated by each such document in a manner satisfactory to each Lender and its counsel.

            (a) Financing Agreements; Notes. Duly executed copies of this Agreement, the other Financing Agreements (including a Guaranty, Pledge Agreement, stock power and Assignment of Representations, Warranties, Covenants and Indemnities executed by Guarantor) and one (1) duly executed copy of each of the Revolving Loan Note conforming to the requirements hereof, together with all Schedules, Exhibits, certificates, instruments, documents and financial statements required to be delivered pursuant hereto and thereto.

            (b) Legal Opinion. The legal opinion of the Borrower's counsel and Wisconsin counsel in form and substance satisfactory to the Lenders and their counsel.

            (c) UCC. Evidence of the proper filing of UCC financing statements (or amendments to UCC financing statements) perfecting Liens in favor of the Agent in the Collateral and copies of searches of financing statements filed under the Code, together with tax lien and judgment searches with respect to the Property of the Borrower, in Michigan, Wisconsin and Pennsylvania.

            (d) Officer's Certificate. A certificate executed by the chief executive officer or chief financial officer of the Borrower, stating that (i) no Default or Event of Default has occurred and is continuing, (ii) since September 30, 1997, no Material Adverse Effect has occurred , (iii) no litigation, investigation or proceeding, or injunction, writ or restraining order of the type described in subsection 4.1(e) is pending or threatened, (iv) each of the conditions precedent to the consummation of the Financing Agreements contemplated hereby has been met or satisfied, and (v) the representations and warranties of the Borrower contained in the Financing Agreements are correct and complete in all material respects on and as of the Closing Date.

            (e) Insurance Policies and Endorsements. Copies of policies of insurance required hereby together with loss payable endorsements on the Agent's standard form, duly executed, and evidence of the payment of the first year's premium therefor.


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

            (f) Initial Monthly Report and Other Exhibits. Copies of the initial Monthly Report, a Fair Saleable Value Balance Sheet, initial Borrowing Base Certificate, the Solvency Affidavit, the initial Projections, and all financial statements and other Exhibits and Schedules required hereby.

            (g) Fees. The fees payable pursuant to the SBCC Fee Letter shall have been paid.

            (h) Charter and Bylaws. A copy of the Borrower's Certificate of Incorporation, certified by the Secretary of State of Delaware and a copy of the Guarantor's Certificate of Incorporation certified by the Secretary of State of Delaware as of a date not more than twenty (20) days prior to the Closing Date and copies of the Borrower's and Guarantor's bylaws and any amendments thereto certified by the Secretary or Assistant Secretary of the Borrower and Guarantor, respectively.

            (i) Good Standing Certificates. Good Standing Certificates for the Borrower from the State of Delaware and for the Guarantor from the State of Delaware, respectively, and from each other state in which the Guarantor or the Borrower is required to be qualified to transact business as a foreign corporation.

            (j) Board Resolutions. Certified copies of resolutions of the boards of directors of the Borrower and the Guarantor authorizing the execution and delivery of and the consummation of the transactions contemplated by this Agreement, the other Financing Agreements, the Related Transactions Documents, as applicable, and all other documents or instruments to be executed and delivered in conjunction herewith and therewith. Such resolutions shall also designate which Authorized Officers of the Borrower shall be authorized to make a request for an advance of the Revolving Loan hereunder.

            (k) Incumbency Certificates. Incumbency certificates with respect to the officers of the Borrower and the Guarantor executing the documents referred to in item (j) above, certified as of the Closing Date by the Borrower's or the Guarantor's, as applicable, Secretary or Assistant Secretary as being true and correct.

            (l) Waivers. Landlord waivers, bailee letters and mortgagee agreements in form and substance satisfactory to Agent, in each case as required pursuant to subsection 7.9. In the event the Borrower is unable to obtain a landlord waiver, bailee letter and/or mortgage agreement acceptable to Agent as to any such location on or before the Closing Date, the eligibility of such Inventory at that location shall be determined in accordance with subsection 7.9.

            (m) Accountants' Letter. A letter authorizing Borrower's independent certified public accountants to communicate with the Agent and the Lenders in accordance with subsection 7.1 and acknowledging the Agent's and each Lender's reliance on future financial statements.

            (n) Power of Attorney. A power of attorney in favor of the Agent with respect to the matters set forth in subsections 3.6, 5.2 and 7.6 in form and substance satisfactory to the Agent.

            (o) Agent for Service. An acknowledgment by CT Corporation System that it has been appointed as the Borrower's agent to accept service of process in Illinois.

            (p) Letter of Direction. A letter of direction from the Borrower with respect to the disbursement of the proceeds of the initial advance of funds hereunder.

            (q) Transition Services Agreement. A copy of the Transition Services Agreement entered into in connection with the Purchase Agreement.

            (r) [Intentionally Omitted]

            (s) No Material Transactions. Other than the Related Transactions and the other transactions described herein, the Borrower shall not have entered into any material commitment or material transaction since September 30, 1997 including, without limitation, transactions for borrowings and capital expenditures, which are not in the ordinary course of the Borrower's business.

            (t) Blocked Account Agreements. Executed copies of each of the Blocked Account Agreements.

            (u) Mortgages. Duly executed copies of the Mortgages and amendments to Mortgages.

            (v) Mortgagee's Title Insurance. An ALTA Loan Policy for Borrower's Real Estate in Eau Claire Wisconsin, and a mortgage modification and date down endorsement to the existing ALTA Loan Policy for Borrower's Real Estate in Plainwell, Michigan from a title insurance company acceptable to the Agent, each dated the date of the initial advance under the Revolving Loan, in the fair market value of the applicable property, subject only to such exceptions and exclusions as are acceptable to the Agent, and containing such information and endorsements as may be required by the Agent, including, without limitation, usury, zoning, comprehensive, last dollar and revolving credit endorsements and a special endorsement with respect to the Eau Claire Lender Guaranty.

            (w) Surveys. A survey for Borrower's Real Estate in Eau Claire, Wisconsin prepared in accordance with the minimum standard detail requirement for land title surveys as adopted by the American Title Association and by the American Congress on Surveying and Mapping, dated (i) with respect to parcels 1-13 of such Real Estate, as of or prior to the Closing Date and (ii) with respect to parcels 14-19 of such Real Estate, within thirty (30) days of the Closing Date, in each case certified by a licensed surveyor.


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

            (x) Real Estate Taxes and Fees. Evidence of payment of all taxes on each parcel of Real Estate due prior to the Closing Date and all recording and mortgage filing fees or taxes.

            (y) Payoff Letter; Termination Statements; Releases. All releases and other instruments necessary to terminate all Liens on the Borrower's and its Subsidiaries' Intellectual Property except the Lien of the Agent, for the benefit of the Lenders, and the Permitted Liens.

            (z) [Intentionally Omitted]

            (aa) Environmental Matters. The Agent shall have received such certified environmental review and audit reports with respect to the properties acquired as part of the Tissue Business addressed to the Agent, in form and substance reasonably satisfactory to the Agent.

            (bb) Related Transactions Documents and Consummation of Related Transactions. Fully executed copies of the Related Transactions Documents, each of which shall be in form and substance satisfactory to each Lender and its counsel. The Related Transactions shall have been consummated in accordance with the terms of the Related Transactions Documents.

            (cc) Capital Structure. The stockholders of Holdings shall have contributed at least $25,000,000 in cash to the capital of Holdings and Holdings shall, in turn, have contributed such amount to the capital of Borrower.

            (dd) Borrowing Availability. The Borrower shall have Borrowing Availability of at least $10,000,000 as of the Closing Date after giving effect to the Related Transactions (without deterioration of Working Capital).

            (ee) Form W-9. A copy of IRS Form W-9, Taxpayer Identification Number and Certification.

            (ff) Approvals. Agent shall have received (i) satisfactory evidence that the Borrower has obtained all required consents and approvals of all Persons including all requisite Governmental Authorities including H-S-R, to the execution, delivery and performance of the Related Transactions Documents or
(ii) officers' certificates in form and substance satisfactory to Agent affirming that no such consents or approvals are required.

            (gg) Subordinated Debt. Borrower shall have received no less than $120,000,000 in cash proceeds from the issuance of Subordinated Debt pursuant to the Subordinated Debt Documents.

            (hh) Tissue Business. The Tissue Business shall have been acquired by Borrower in accordance with the terms of the Purchase Agreement. The purchase price for the Tissue Business under the Purchase Agreement shall not have exceeded $160,000,000 including aggregate fees and closing costs (including those payable to Agent and Lenders).

            (ii) Assignment of Representations and Warranties, Etc. An executed copy of an Assignment of Representations, Warranties, Covenants, Indemnities and Rights by Borrower in favor of the Agent, for the benefit of the Lenders, with respect to Seller's representations, warranties, covenants, indemnities under the Purchase Agreement.

            (jj) Other Documents. All corporate and legal proceedings and all agreements in connection with the transactions contemplated by this Agreement and the other Financing Agreements shall be reasonably satisfactory to the Agent, and the Agent shall have received all information and copies of all documents including, without limitation, records of corporate existence, authority and proceedings and governmental approvals, if any, which the Agent reasonably may have requested in connection therewith, and such documents, where appropriate, shall be certified by proper corporate or governmental authorities.

            5. COLLATERAL.

            5.1. Security Interest. All of the Borrower's Obligations constitute one (1) loan secured by the Agent's Liens on the Collateral now or from time to time hereafter granted by the Borrower to the Agent. To secure timely payment and performance in full of the Obligations, the Borrower hereby mortgages, pledges, hypothecates and grants to the Agent, for the benefit of the Lenders, a right of setoff against and a continuing security interest in all of the Borrower's right, title and interest in and to the following property and interests in property, whether now owned or hereafter acquired by the Borrower and wheresoever located: (i) Accounts; (ii) General Intangibles; (iii) Fixtures;
(iv) Inventory; (v) Equipment; (vi) Intellectual Property; (vii) all of the Borrower's deposit accounts (general or special) with any financial institution with which the Borrower maintains deposits; (viii) all of the Borrower's now owned or hereafter acquired monies, and any and all other property and interests in property of the Borrower now or hereafter coming into the actual possession, custody or control of the Agent or any Lender or any agent or affiliate of the Agent or any Lender in any way or for any purpose (whether for safekeeping, deposit, custody, pledge, transmission, collection or otherwise); (ix) Investment Property; (x) Documents, Instruments and Chattel Paper; (xi) all insurance policies relating to any of the foregoing, including without limitation business interruption insurance; (xii) all of the Borrower's books and records relating to any of the foregoing; (xiii) all accessions and additions to, substitutions for, and replacements of any of the foregoing; and
(xiv) all cash collections from, and all other cash and non-cash proceeds of, any of the foregoing including, without limitation, proceeds of and unearned premiums with respect to insurance policies insuring any of the Collateral and claims against any Person for loss of, damage to, or destruction of, any or all of the Collateral. In addition, concurrently with the execution and delivery hereof the Borrower shall deliver the Mortgages, and concurrently with the acquisition of any real property after the Closing Date, the Borrower shall grant and convey to the Agent, for the benefit of the Lenders, as security for the Obligations, first mortgage Liens on all such real property. Notwithstanding the foregoing, the Collateral shall not include the Excluded Assets.

            5.2. Preservation of Collateral and Perfection of Liens Thereon. Prior to the execution of this Agreement, the Borrower shall have executed and delivered to the Agent, and at any time or times hereafter at the request of the Agent, the Borrower shall promptly and duly


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

execute and deliver any and all such further instruments and documents and take such further action as the Agent may reasonably deem desirable to obtain the full benefits of this Agreement and of the rights and powers herein granted including, without limitation, all financing statements, security agreements, pledge agreements, mortgages, leasehold mortgages, bailee letters, amendments thereto, or other documents (and pay the cost of filing or recording the same in all public offices deemed necessary by the Agent), as the Agent may request, in a form satisfactory to the Agent, to perfect and maintain the Liens on the Collateral granted by the Borrower to the Agent or to otherwise protect and preserve the Collateral and the Liens thereon or to enforce the Agent's Liens on the Collateral. Should the Borrower fail to do so, the Agent is authorized to sign any such financing statements or other documents as the Borrower's agent. The Borrower further agrees that a carbon, photocopy or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

            5.3. Consigned Inventory. With respect to consigned Inventory, the Borrower shall perfect its interest in such Inventory by filing and delivering notice to the creditors of record of the consignee, all as provided in Section 9-114 of the Code, and in form and substance satisfactory to the Agent, and the Borrower shall execute and deliver all financing statements, security agreements, amendments thereto, or other documents (and pay the cost of filing or recording the same in all public offices deemed necessary by the Agent), as the Agent may request, in a form satisfactory to the Agent, to perfect and maintain the Liens on such Collateral granted by the Borrower to the Agent hereunder. With respect to goods in the hands of bailees, the Borrower shall deliver notice to such bailees of Agent's interest in such goods and instructions with respect to the disposition thereof, all in form and substance satisfactory to the Agent, and Borrower shall execute and deliver all financing statements, security agreements, amendments thereto, or other documents (and pay the cost of filing or recording the same in all public offices deemed necessary by the Agent), as the Agent may request, in a form satisfactory to the Agent, to perfect and maintain the Liens on such Collateral granted by the Borrower to the Agent hereunder.

            6. REPRESENTATIONS AND WARRANTIES.

            The Borrower represents and warrants and covenants and agrees that as of the Closing Date and after giving effect to the Related Transactions and continuing so long as any Obligations (other than unasserted contingent indemnification obligations) remain outstanding or any Lender shall have any Commitment hereunder:

            6.1. Existence. (a) Each of the Borrower and the Guarantor is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and is qualified to transact business as a foreign corporation in, and is in good standing under the laws of, all states in which such Person is required by applicable law to maintain such qualification and good standing except where the failure to so qualify would not have a Material Adverse Effect. All such jurisdictions are listed on Exhibit 6.1-1.

            (b) All shares of capital stock of the Guarantor and the Borrower have been duly authorized and validly issued and are fully paid and non-assessable. Except as disclosed on

Exhibit 6.1-2 and as otherwise permitted by this Agreement (i) no authorized but unissued or treasury share of capital stock of the Borrower is subject to any option, warrant, right to call or commitment of any kind or character, (ii) the Borrower has no any outstanding stock or securities convertible into or exchangeable for any shares of its capital stock, or any rights issued to any Person (either preemptive or other) to subscribe for or to purchase, or any options or warrants for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to any of its capital stock or any stock or securities convertible into or exchangeable for any of its capital stock, and (iii) the Borrower is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any convertible securities, rights, warrants or options of the type described in the clause (ii) above.

            6.2. Authority. The Borrower and the Guarantor have full power, authority and legal right to enter into this Agreement, the other Financing Agreements and the Related Transactions Documents to which such Person is a party. The execution and delivery by the Borrower and the Guarantor of the Financing Agreements and the Related Transactions Documents to which it is a party: (i) have been duly authorized by all necessary action on its part; (ii) are not in contravention of the terms of its charter or Bylaws or of any indenture, agreement or undertaking to which it is a party or by which it or any of its Property is bound; (iii) do not and will not require any registration with, or approval or the consent or approval of, any Governmental Authority or of any other Person that has not been obtained; (iv) do not and will not contravene any contractual or governmental restriction to which it or any of its Property may be subject; and (v) do not and will not, except as contemplated herein, result in the imposition of any Lien upon any Property of it under any existing indenture, mortgage, deed of trust, loan or credit agreement or other material agreement or instrument to which it is a party or by which it or any of its Property may be bound or affected. Each of the Borrower and the Guarantor has the full corporate power and authority and legal right to own, operate, pledge, mortgage or otherwise encumber its Property, to lease the Property it now operates under lease and conduct its business as now, heretofore and proposed to be conducted, and has all material licenses, permits, consents and approvals from or by, and has made all material filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct.

            6.3. Binding Effect. This Agreement and the other Financing Agreements and the Related Transactions Documents have been duly executed and delivered by the Borrower and the Guarantor, as applicable, are the legal, valid and binding obligations of the Borrower and the Guarantor, as applicable, and are enforceable against the Borrower and the Guarantor, as applicable, in accordance with their terms.

            6.4. Financial Data. (a) The Borrower has furnished to the Agent and each Lender the pro forma balance sheet and related profit and loss statement (the "Pro Forma") of the Borrower on a consolidated basis based on financial data as of September 30, 1997 and attached as Exhibit 6.4-1. As of the Closing Date, the Pro Forma fairly represents in all material respects the assets, liabilities, financial condition and results of operations of the Borrower in accordance with Generally Accepted Accounting Principles, consistently applied, as of September 30, 1997

(subject to normal year-end audit adjustments), but taking into account the transactions contemplated by this Agreement and the Related Transactions Documents. To the best knowledge of the Borrower, there are no omissions from the Pro Forma which are or may be material. Except as contemplated hereby, since the date of the Pro Forma, the Borrower has not: (i) incurred any debts, obligations, or liabilities (absolute, accrued, or contingent and whether due or to become due) except current liabilities incurred in the ordinary course of business which (individually or in the aggregate) will not have a Material Adverse Effect; (ii) paid any obligation or liability other than current liabilities in the ordinary course of business, or discharged or satisfied any Liens other than those securing current liabilities, in each case in the ordinary course of business; (iii) declared or made any Restricted Payment or obligated itself to do so; (iv) mortgaged, pledged, or subjected to any Lien on any of its Property except Permitted Liens; (v) sold, transferred, or leased any of its Property except in the usual and ordinary course of business; (vi) suffered any physical damage, destruction, or loss (whether or not covered by insurance) which might have a Material Adverse Effect; (vii) entered into any transaction other than in the usual and ordinary course of business; (viii) encountered any labor difficulties or labor union organizing activities; (ix) issued or sold any shares of capital stock or other securities or granted any options or similar rights with respect thereto other than pursuant hereto; or
(x) agreed to do any of the foregoing other than pursuant hereto. There has been no Material Adverse Effect since September 30, 1997.

            (b) The Borrower has furnished to the Agent and each Lender the Fair Saleable Value Balance Sheet in the form attached as Exhibit 6.4-2 which has been prepared based on the following assumptions: (i) Accounts have been valued at face value less reserves for uncollectible Accounts and expenses of collection based on previous history assuming a collection period not exceeding ninety (90) days; (ii) Inventory has been valued at the lower of cost or market on a FIFO basis and in accordance with the Appraisal (Inventory); (iii) fixed assets including Real Estate have been valued in accordance with the Appraisals; and (iv) the liabilities stated therein represent a complete statement of the Borrower's Liabilities including, for purposes of the Fair Saleable Value Balance Sheet only, all liabilities of the Borrower, whether fixed or contingent, direct or indirect, disputed or undisputed, and whether or not required to be reflected on a balance sheet prepared in accordance with Generally Accepted Accounting Principles.

            (c) The Borrower has also furnished to the Agent and each Lender initial Projections for the Borrower attached as Exhibit 6.4-3, containing the information required by clause (vi) of subsection 7.1. The initial Projections have been prepared, and all Projections hereafter delivered in accordance with clause (vi) of subsection 7.1 shall be reviewed, by the chief financial officer of the Borrower on the basis of the assumptions set forth therein and do represent, and in the future will represent, the good faith estimate of the Borrower's management regarding the course of business of the Borrower and each Subsidiary for the periods covered thereby. The assumptions set forth in the initial Projections are, and the assumptions set forth in the future Projections delivered hereafter shall be, reasonable and realistic based on then current economic conditions.

            (d) The Borrower has also provided to the Agent and each Lender (i) audited statements of income and cash flow and balance sheets for Plainwell Paper Company for the Fiscal Year ending December 31, 1996 and the nine months ended September 30, 1997 and for the Tissue Business for the Fiscal Years ending December 31, 1995 and December 31, 1996 and the nine months ended September 30, 1997 and (ii) unaudited statements of income and cash flow and balance sheets for Plainwell Paper Company and the Tissue Business as of December 31, 1997 and for the three (3) months then ended and such financial statements fairly present the financial condition and results of operations of the Borrower for the periods indicated therein, in accordance with Generally Accepted Accounting Principles, consistently applied (subject to normal year-end adjustment and excluding, in the case of the unaudited financial statements, footnotes).

            6.5. Collateral. Except for the Permitted Liens, all of the Collateral and the Excluded Assets are and will continue to be owned by the Borrower free and clear of all Liens. From and after the making of the first advance under the Revolving Loans and after the making of all necessary filings, the provisions of Article 5 of this Agreement will be effective to create and will give the Agent, for the benefit of the Lenders, as security for the repayment of the Obligations, a legal, valid, perfected and enforceable Lien (which priority is subject only to Permitted Liens) upon all right, title and interest of the Borrower in any and all of the Collateral (including, without limitation, the Lien in the items and amounts deposited in the Blocked Accounts).

            6.6. Solvency. The Borrower and each Subsidiary is Solvent and will continue to be Solvent following the consummation of the transactions contemplated by this Agreement and the Related Transactions and the payment of all fees, costs and expenses payable by the Borrower with respect thereto.

            6.7. Places of Business. As of the Closing Date, the principal place of business and chief executive office of the Borrower is set forth on Exhibit
6.7 and, except as disclosed on Exhibit 6.7, none of such locations have changed within the past six (6) months. The books and records of the Borrower and all Chattel Paper, Instruments and all records of account are located and hereafter shall continue to be located at the principal place of business and chief executive office of the Borrower.

            6.8. Other Names. The business conducted by the Borrower has not been conducted under any corporate, trade or fictitious name other than those names disclosed on Exhibit 6.8-1.

            6.9. Tax Obligations. The Borrower and each Subsidiary has filed complete and correct federal, state and local tax reports and returns required to be filed by it, prepared in accordance with applicable laws or regulations, and, except for extensions duly obtained, has either duly paid all Charges owed by it, or made adequate provision for the payment thereof. There are no material unresolved questions or claims concerning any tax liability of the Borrower. No tax Liens have been filed and no claims are being asserted with respect to any such Charges which might have a Material Adverse Effect. The charges, accruals and reserves on the books of the Borrower are adequate for all open years and for the current Fiscal Year. The Borrower has not consented to any extension of, or otherwise waived, any statute of limitation with respect to any such Charges. The Borrower is not a party to any tax indemnity, tax sharing or tax allocation agreement with any other Person. Proper and accurate amounts have been withheld by the Borrower from its employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective Governmental Authorities.

            6.10. Indebtedness and Liabilities. The Borrower has no Indebtedness other than Indebtedness reflected on the Pro Forma. Except for the Indebtedness referred to above, and Liabilities reflected on the Pro Forma attached as
Exhibit 6.4-1, neither the Borrower nor any Subsidiary has any Liabilities required to be reflected on a balance sheet prepared in accordance with GAAP (subject to year-end adjustments).

            6.11. Use of Proceeds and Margin Security. The Borrower shall use the proceeds of the initial advance under the Revolving Loan and the proceeds of the Subordinated Debt issued pursuant to the Subordinated Debt Documents for the purposes disclosed on Exhibit 6.11 and shall use the proceeds of subsequent advances under the Revolving Loan solely for the ordinary working capital requirements of the Borrower and shall use all advances and loans hereunder for proper business purposes, consistent with all applicable laws, statutes, rules and regulations. The Borrower does not own any margin security and none of the Revolving Loans advanced or funded hereunder will be used for the purpose of purchasing or carrying any margin securities or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase any margin securities or for any other purpose not permitted by Regulation G or U of the Board of Governors of the Federal Reserve System.

            6.12. Government Contracts. Except as disclosed on Exhibit 6.12, the Borrower is not a party to or bound by any supply agreements with the federal government or any state or local government or any agency thereof. Except as disclosed on Exhibit 6.12, after giving effect to the consummation of the transactions contemplated by the Related Transactions Documents, all such government contracts will be valid, legally binding and in full force and effect.

            6.13. Investments. Except as disclosed on Exhibit 8.4, as of the Closing Date, the Borrower has no Investment in any Person other than Permitted Investments and is not engaged in any joint venture or partnership with any other Person.

            6.14. Litigation and Proceedings. As of the Closing Date, no judgments are outstanding against the Borrower or binding upon any of its Property, nor, except as disclosed on Exhibit 6.14, is there now pending or, to the Borrower's knowledge, threatened, any litigation, claim, arbitration, investigation, administrative proceeding or other governmental proceeding ("Litigation") by or against the Borrower which, if adversely determined, would have a Material Adverse Effect, and to the best of the Borrower's knowledge after diligent inquiry, there are no presently existing facts or circumstances likely to give rise to any such Litigation which would have a Material Adverse Effect. From and after the Closing Date, there is no Litigation pending or, to the Borrower's knowledge, threatened against the Borrower, which, if adversely determined, might have a Material Adverse Effect. None of the Litigation will prevent, enjoin or delay the consummation of the Related Transactions contemplated by the Related Transactions Documents.

            6.15. Other Agreements and Deliveries. (a) Except as disclosed on
Exhibit 6.15, the Borrower is not in default under any material indenture, loan agreement, mortgage, deed of trust or similar document relating to the borrowing of monies or any other material contract, lease, or commitment to which it is a party or by which it is bound. There is no dispute regarding any contract, lease, or commitment which would have a Material Adverse Effect.

            (b) The Borrower has provided or made available to the Agent or its counsel accurate and complete copies of all of the following agreements or documents to which the Borrower or any Subsidiary is subject:

                  (i) each Plan and other compensation or nonqualified benefit plan arrangement which the Borrower or any ERISA Affiliate sponsors or is committed to contribute to as of the Closing Date and, where applicable, each Plan's most recent summary plan description, actuarial report, determination letter from the Service and Forms 5500 for the previous five (5) years filed in respect of each such Plan;

                  (ii) Collective bargaining agreements or other labor
            contracts;

                  (iii) supply agreements delivered under the Purchase
            Agreement;

                  (iv) purchase agreements delivered under the Purchase
            Agreement;

                  (v) leases of real property;

                  (vi) leases of Equipment delivered under the Purchase
            Agreement;

                  (vii) licenses and permits with respect to Environmental
            Matters;

                  (viii) all management and employment agreements between the
            Borrower and any other Person;

                  (ix) instruments and agreements governing the issuance of any
            Stock of the Borrower or the Guarantor.

            6.16. Labor Matters. Except as disclosed on Exhibit 6.16, there are no strikes, work stoppages, labor disputes, decertification petitions, union organizing efforts, grievances or other controversies pending or, to the best of the Borrower's knowledge after diligent inquiry, threatened, between the Borrower and any of its employees, other than employee grievances arising in the ordinary course of business which, in the aggregate, would not have a Material Adverse Effect. All collective bargaining agreements, labor agreements or other contracts with or affecting any employee of the Borrower necessary to continue to conduct the business operations of the Borrower are in full force and effect. Except as disclosed on Exhibit 6.16, the Borrower has no obligation under any collective bargaining agreement or any employment agreement. To the best of the Borrower's knowledge, there is no organizing activity pending or threatened by any labor union or group of employees. Except as disclosed on Exhibit 6.16, there are no representation proceedings pending or threatened with the National Labor Relations Board or other applicable Governmental Authority, and no labor organization or group of employees has made a pending demand for recognition. There are no material complaints or charges pending or threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by the Borrower of any individual.

            6.17. Compliance with Laws and Regulations. The execution and delivery by the Borrower of this Agreement, the other Financing Agreements and the Related Transactions Documents and the performance of the Borrower's obligations hereunder and thereunder are not in contravention of any order applicable to the Borrower or, to the Borrower's best knowledge, any federal, foreign, state or local laws, regulations or ordinances where such contravention would have a Material Adverse Effect. The Borrower is in compliance with all laws, orders, regulations and ordinances of all federal, foreign, state and local governmental authorities relating to the business operations and the Property of the Borrower except for laws, orders, regulations and ordinances the non-compliance or violation of which would not, in the aggregate, have a Material Adverse Effect.

            6.18. Patents, Trademarks and Licenses. Except as disclosed on
Exhibit 6.18, the Borrower owns or possesses rights to use all material licenses, patents, patent applications, copyrights, service marks, logos, names, trademarks and tradenames required to continue to conduct its business as heretofore conducted; all such licenses, patents, patent applications, copyright registrations, copyright applications, service marks and trademarks are disclosed on Exhibit 6.18; and no such license, patent or trademark has been declared invalid, been limited by order of any court, or is the subject of any infringement, interference or similar formal proceeding or challenge.

            6.19. ERISA. (a) Neither the Borrower nor any ERISA Affiliate has sponsored or contributed to, or has had any obligation (contingent or otherwise) under, any Plan or Multiemployer Plan other than those disclosed on Exhibit 6.19(a).

            (b) With respect to all Plans, the Borrower and each ERISA Affiliate is in compliance with the applicable provisions of ERISA and the IRC in all material respects. Each Plan that is intended to be qualified under Section 401(a) of the IRC is so qualified, and each trust related to each such Plan is exempt from federal income tax under Section 501(a) of the IRC. No liability has been incurred by the Borrower or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Plan or any Multiemployer Plan.

            (c) Except as disclosed on Exhibit 6.19(c), the present value of all benefit liabilities under each Pension Plan does not exceed the present value of the assets of such Plan.

No Pension Plan has been terminated, nor has any accumulated funding deficiency (as defined in Section 412 of the IRC) been incurred (without regard to any waiver granted under Section 412 of the IRC), nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Plan, nor has the Borrower or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by Section 412 of the IRC, Section 302 of ERISA or the terms of any Pension Plan by the applicable due dates, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C), or 4062(e) or 4063(a) of ERISA with respect to any Pension Plan.

            (d) Neither the Borrower nor any ERISA Affiliate has: (i) engaged in a nonexempt prohibited transaction described in Section 406 of ERISA or Section 4975 of the IRC; (ii) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid; (iii) failed to make a required contribution or payment to a Multiemployer Plan; or (iv) engaged in any transaction which could subject it to liability under Section 4069 or 4212(c) of ERISA.

            (e) No Termination Event has occurred and no Termination Event is reasonably expected to occur which could result in a liability to the Borrower or any ERISA Affiliate.

            (f) Except as disclosed on Exhibit 6.19(f), neither the Borrower nor any ERISA Affiliate has any contingent liability with respect to any post-retirement benefit under any Plan which is a welfare plan (as defined in Section 3(1) of ERISA), other than liability for health plan continuation coverage described in Part 6 of Title I of ERISA.

            6.20. Property. The Borrower and each Subsidiary owns, possesses, or has unrestricted rights to use or exercise all Property and rights to the extent necessary for the conduct of the Borrower's business as heretofore conducted. Except as disclosed on Exhibit 6.20, there are no actual, threatened, or alleged material defaults with respect to any material agreements relating to, or evidencing, any Property. Except as disclosed on Exhibit 6.20, no material consent, approval, license, authorization or other action in respect of any Person is required, except as have been obtained, in connection with the right to use any Property. None of the items disclosed on Exhibit 6.20 might have a Material Adverse Effect.

            6.21. Adverse Contracts. The Borrower is not a party to, nor is the Borrower or any of its Property subject to or bound by, any long term lease, forward purchase contract or futures contract, covenant not to compete, or similar agreement which would have a Material Adverse Effect.

            6.22. [Intentionally Omitted.]

            6.23. Investment Company Act; Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended. Neither the Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" or a

"holding company" or an "affiliate" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            6.24. Broker's Fees. Except as set forth on Exhibit 6.24, neither the Agent or any Lender nor the Borrower or any Subsidiary is or will become obligated to any Person with respect to any finder's or brokerage or similar fee or commission in connection with the transactions contemplated hereby.

            6.25. Licenses and Permits. The Borrower and each Subsidiary has been and is current and in good standing in all material respects with respect to all material governmental approvals, permits, certificates, licenses, inspections, consents and franchises (collectively, the "Licenses") necessary to continue to conduct its business and to own or lease and operate, its properties as heretofore conducted, owned, leased or operated including any and all Licenses with respect to Environmental Laws.

            6.26. Environmental Compliance.

            (a) Except as disclosed on Exhibit 6.26, the operations of the Borrower and each Subsidiary comply in all material respects with all applicable Environmental Laws.

            (b) Except as disclosed on Exhibit 6.26, there are no material claims, investigations, litigation, administrative proceedings, whether pending or, to the knowledge of the Borrower after diligent inquiry, threatened, or material judgments or orders, relating to any Hazardous Materials or alleging the violation of any Environmental Laws (collectively "Environmental Matters") relating in any way to any real property leased or otherwise used by the Borrower or any Subsidiary or to the operations of the Borrower or any Subsidiary.

            (c) Except as disclosed on Exhibit 6.26, no Hazardous Materials are presently stored or otherwise located on, in or under any real property leased, owned, operated or otherwise used by the Borrower or any Subsidiary except in compliance in all material respects with all applicable Environmental Laws, and, no part of any real property leased, owned, operated or otherwise used by the Borrower or any Subsidiary or to the Borrower's best knowledge, adjacent parcels, including the groundwater located thereon, is presently contaminated in any material respect by any such Hazardous Material.

            (d) Except as disclosed on Exhibit 6.26, neither the Borrower nor any Subsidiary has filed any notice with respect to a material matter under any international, federal, state, regional, provincial or local law indicating past or present treatment, storage or disposal of a Hazardous Material or reporting a spill or release of a Hazardous Material into the environment.

            (e) Except as disclosed on Exhibit 6.26, neither the Borrower nor any Subsidiary has any known material liability, contingent or otherwise, in connection with any release of any Hazardous Material into the environment.

            (f) So long as any Obligations are outstanding, no Hazardous Materials may be used, generated, treated, stored or disposed of by any Person for any purpose upon any real property leased, owned, operated, or otherwise used by the Borrower or any Subsidiary except in compliance in all material respects with all applicable Environmental Laws.

            (g) The Borrower hereby indemnifies the Agent and each Lender and agrees to hold the Agent and each Lender harmless from and against any and all losses, liabilities, damages, injuries, costs, expenses and claims of any and every kind whatsoever (including, without limitation, court costs and reasonable attorneys' fees and legal expenses) which at any time or from time to time may be paid, incurred or suffered by, or asserted against, the Agent or any Lender arising directly or indirectly from the violation of any Environmental Law by the Borrower or any Subsidiary with respect to the assets or business of the Borrower or any Subsidiary or the imposition of liability on the Borrower or any Subsidiary under any Environmental Law or any laws or regulations relating to Hazardous Material, treatment, storage, disposal, generation and transportation, air, water and noise pollution, soil or ground or water contamination, the handling, storage or release into the environment of Hazardous Materials, and the transportation of Hazardous Materials; or with respect to, or as a direct or indirect result of the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission or release from, properties utilized, owned or operated by the Borrower or any Subsidiary in the conduct of its business into or upon any land, the atmosphere, or any watercourse, body of water or wetland, of any Hazardous Material (including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under the Environmental Laws); provided that to the extent that the Borrower or any Subsidiary is strictly liable under any Environmental Laws, the Borrower's obligations to indemnify the Agent and each Lender under this subsection 6.26(g) shall likewise be without regard to fault on the part of the Borrower or any Subsidiary and with respect to the violation of law which results in liability to the Borrower or any Subsidiary. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this subsection 6.26(g) may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all indemnifications set forth in this subsection 6.26(g).

            (h) So long as any Obligations are outstanding, if the Agent or any Lender, at any time, has a reasonable basis to believe that any real property leased or otherwise used by the Borrower or any Subsidiary, or real property adjacent to such real property, has or may become contaminated or subject to a clean up order or decree by an agency having jurisdiction over the Borrower or such Subsidiary (except to the extent such contamination or cleanup obligation is described on Exhibit 6.26); then the Borrower agrees, upon request from the Agent, to provide the Agent and each Lender with such reports, certificates, engineering studies or other written material or data as the Agent or such Lender, in its reasonable discretion, may require from it with respect to such contamination or cleanup obligation; provided that with respect to any contamination or cleanup obligation relating to real property adjacent to real property owned by or leased to the Borrower or any Subsidiary, such reports, certificates, studies and other material or data shall not be required to be provided by the Borrower if (i) they are not otherwise required to be created or provided pursuant to statute, regulation, order or otherwise, and (ii) such contamination is not attributable to the acts or omissions of the Borrower or any Subsidiary or any Affiliate or predecessor of any of them or any previous owner, lessee, lessor or other user of such real property.

            (i) The materiality standard used in this subsection 6.26 shall be exceeded if the facts giving rise to the events described in the representations or warranties contained herein might result in liability or potential liability in excess of Three Hundred Seventy-Five Thousand Dollars ($375,000) in the aggregate.

            (j) None of the items disclosed on Exhibit 6.26 might reasonably be expected to have a Material Adverse Effect.

            6.27. Full Disclosure. This Agreement, the other Financing Agreements, the financial statements delivered in connection herewith, the representations and warranties of the Borrower contained in this Agreement, the other Financing Agreements or in any other document, certificate or written statement by or on behalf of the Borrower delivered or to be delivered to the Agent or any Lender, do not contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein, in light of the circumstances under which they were made, not misleading. There is no material fact which the Borrower has not disclosed to the Agent in writing which has had or, so far as the Borrower can now foresee, might have a Material Adverse Effect.

            6.28. Insurance Policies. Exhibit 7.5 lists all insurance of any nature maintained for current occurrences by the Borrower, as well as a summary of the terms of such insurance.

            6.29. Customer and Trade Relations. Except as contemplated by the Requirements Contract, dated as of June 12, 1997, by and between Holdings and Simpson Paper Company, there exists no actual or threatened termination, cancellation or limitation of, or any modification or change in (a) the business relationship of the Borrower or any Subsidiary with any customer or group of customers (other than the Simpson Paper Company) of the Borrower or the Simpson Paper Company whose purchases individually or in the aggregate are material to the operations of the Borrower or such Subsidiary, or (b) the business relationship of the Borrower or any Subsidiary with any material supplier to the Borrower or the Simpson Paper Company and, to the best knowledge of Borrower, all such customers and suppliers will continue a business relationship with the Borrower and each Subsidiary on a basis no less favorable to the Borrower than that conducted prior to the Closing Date.

            6.30. Survival of Warranties. All representations and warranties of the Borrower contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and the other Financing Agreements and the making of the Revolving Loans. Notwithstanding anything contained in this Agreement to the contrary, the provisions of, and the undertakings, indemnifications and agreements of the Borrower set forth in subsections 2.1(c)(v), 2.13, 2.18(b), the last sentence of 2.19(a), 2.21(c), 6.26(g), the first sentence of 7.4(a), 7.10, 10.2 and 10.21 and the agreements of the Lenders set forth in subsections 12.8 and 14.2 shall survive payment of the Obligations and termination of this Agreement. The Borrower shall supplement in writing and deliver to the Agent all Exhibits required in accordance with this Agreement so that the representations and warranties subject to such supplemental disclosure shall continue to be true and accurate in all material respects; provided that the furnishing of such supplemental disclosure shall not constitute a cure or waiver of any Default or Event of Default resulting from the matters disclosed therein or otherwise then existing.

            6.31. Subsidiaries. Except as set forth on Exhibit 6.31, the Borrower has no Subsidiaries. Exhibit 6.31 contains an accurate list of all Subsidiaries of the Borrower, setting forth their respective jurisdictions of incorporation and the percentages of their capital stock owned by the Borrower or other Subsidiaries.

            6.32. Related Transactions Documents. Each Related Transactions Document is in full force and effect as of the Closing Date, have not been terminated, rescinded or withdrawn, no material portion thereof has been amended or waived by any Person, and no default exists thereunder. All requisite approvals by governmental authorities and regulatory bodies having jurisdiction over the Guarantor or the Borrower, and other Persons referenced therein, material to the transactions contemplated by each Related Transactions Document have been obtained, and no such approvals impose any material conditions to the consummation of the transactions contemplated by the Related Transactions Documents or to the conduct by the Borrower of its business thereafter. To the best of the Borrower's knowledge, none of the representations or warranties of any Person in the applicable Related Transactions Documents contain any untrue statement of a material fact or omit any fact necessary to make the facts therein not misleading. The subordination provisions of the Subordinated Debt Documents are enforceable against the holders of the Subordinated Notes by Agent and Lenders. All of the Borrower's Obligations hereunder and under the Notes constitute "senior debt" entitled to the benefits of the Subordination provisions contained in the Subordinated Debt Documents.

            6.33. H-S-R Notification. Each consent, authorization or approval of, or declaration, notification, filing or registration with, any state or federal governmental or regulatory authority or any other Person, including, without limitation, any applicable state or federal antitrust law or regulation or the filing of any "Premerger Notification Report" with the Federal Trade Commission and the Antitrust Division of the Department of Justice pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations issued pursuant thereto in connection with the consummation of the transactions contemplated by the Related Transactions Documents has been obtained at or prior to the Closing Date.

            6.34. Deposit and Disbursement Accounts. As of the Closing Date,
Exhibit 6.34 lists all banks and other financial institutions at which the Borrower maintains deposits and/or other accounts, including any disbursement accounts, and such Exhibit correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number.

            7. AFFIRMATIVE COVENANTS.

            The Borrower covenants and agrees that so long as any Obligations (other than unasserted contingent indemnification obligations) remain outstanding or any Lender shall have any Commitment hereunder:

            7.1. Financial Statements. The Borrower shall keep proper books of record and account in which full and true entries will be made of all dealings or transactions in respect of or in relation to the business and affairs of the Borrower, in accordance with Generally Accepted Accounting Principles consistently applied, and the Borrower shall furnish or cause to be furnished to the Agent and each Lender: (i) as soon as practicable and in any event within thirty (30) days after the end of each month (other than a Fiscal Quarter end), statements of net income and cash flow of the Borrower and its Subsidiaries on a consolidated basis for such month and for the period from the beginning of the then current Fiscal Year to the end of such month and a balance sheet of the Borrower and its Subsidiaries on a consolidated basis as of the end of such month, setting forth in each case, in comparative form, (a) figures for the corresponding periods in the preceding Fiscal Year and as of a date one (1) year earlier, (b) figures for the corresponding periods based on Borrower's budgeted forecast and (c) compliance with the financial covenants set forth in subsections 7.11-7.13, all in reasonable detail and certified as accurate by the chief financial officer or treasurer of the Borrower (subject to normal year-end adjustments and excluding footnotes); (ii) as soon as practicable and in any event within forty-five (45) days after the end of each Fiscal Quarter (other than a Fiscal Year end), statements of net income and cash flow of the Borrower and its Subsidiaries on a consolidated basis for such quarterly period and for the period from the beginning of the then current Fiscal Year to the end of such quarterly period and a balance sheet of the Borrower and its Subsidiaries on a consolidated basis as of the end of such period, setting forth in each case, in comparative form, figures for the corresponding periods in the preceding Fiscal Year and as of a date one (1) year earlier, all in reasonable detail and certified as accurate by the chief financial officer or treasurer of the Borrower (subject to normal year-end adjustments and excluding footnotes); (iii) as soon as practicable and in any event within one hundred twenty (120) days after the end of each Fiscal Year, statements of net income and cash flow of the Borrower and its Subsidiaries on a consolidated basis for such year, and a balance sheet of the Borrower and its Subsidiaries on a consolidated basis as of the end of such year, setting forth in each case, in comparative form, corresponding figures for the period covered by the preceding annual audit and as of the end of the preceding Fiscal Year, all in reasonable detail and satisfactory in scope to the Required Lenders and examined and certified by Ernst & Young (or any other independent public accountants of recognized national standing selected by the Borrower and acceptable to the Required Lenders), whose opinion shall be unqualified and shall be in scope and substance satisfactory to the Required Lenders; (iv) as part of the Monthly Report, as soon as practicable and in any event within twenty (20) days after the end of each month (a) an Accounts Trial Balance indicating which Accounts are current, up to 30, 30 to 60, 60 to 90 and 90 days or more past the original invoice date and, if requested by the Agent, listing the names and addresses of all applicable Account Debtors, and (b) a summary of accounts payable showing which accounts payable are current, up to 30, 30 to 60, 60 to 90 and 90 days or more past due and listing the names and addresses of applicable creditors and (c) an aged schedule of Inventory owned by the

Borrower valued at the lower of cost or market; (v) concurrently with the preparation of the financial statements, the Borrower shall send a letter to such accountants with a copy to the Agent and each Lender, notifying such accountants that one of the primary purposes for retaining such accountants' services and having audited financial statements prepared by them is for use by the Agent and the Lenders and such accountants shall deliver a letter addressed to the Agent and the Lenders acknowledging the Agent's and the Lenders' reliance thereon in form and substance satisfactory to the Required Lenders; (vi) within thirty (30) days prior to the end of each Fiscal Year Projections approved by the Borrower's Board of Directors and prepared in the same manner as the Projections attached as Exhibit 6.4-3, including projected balance sheets, cash flow statements (including proposed Capital Expenditures) and profit and loss statements for the forthcoming Fiscal Year, in each case, month-by-month, together with appropriate supporting details as requested by the Required Lenders, all for the Borrower and its Subsidiaries on a consolidated basis;
(vii) as soon as practicable and in any event within ten (10) days of delivery to the Borrower, a copy of any letter issued by the Borrower's independent public accountants or other management consultants with respect to the Borrower's financial or accounting systems or controls, including all so-called "management letters"; (viii) not later than the twentieth (20th) day of each month, a Monthly Report for the Borrower computed as of the last Business Day of the preceding month, signed by the chief executive officer or chief financial officer of the Borrower; (ix) in conjunction with the delivery of the quarterly unaudited and annual audited financial statements referred to in clauses (ii) and (iii) above, the Borrower shall deliver to the Agent and each Lender a written report which shall describe and analyze, in detail, all material trends, changes and developments reflected in such financial statements; and (x) with reasonable promptness, such other business or financial data as the Required Lenders may reasonably request.

            All financial statements delivered to the Agent or any Lender pursuant to the requirements of this subsection (except where otherwise expressly indicated) shall be prepared in accordance with Generally Accepted Accounting Principles consistently applied on a consolidated basis for the Borrower and its Subsidiaries. All financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. In the event that any Accounting Changes occur and such changes result in a change in the calculation of the financial covenants, standards, advance rates or terms used in this Agreement or any other Financing Agreement, then the Borrower, the Agent and the Lenders agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrower's and its Subsidiaries' financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made; provided that the agreement of the Required Lenders to any required amendments of such provisions shall be sufficient to bind all Lenders. In the event that the Agent, the Borrower and the Required Lenders shall have agreed upon the required amendments, then after such agreement has been evidenced in writing and the underlying Accounting Changes with respect thereto has been implemented, any reference to GAAP contained in this Agreement or in any other Financing Agreement shall, only to the extent of such Accounting Changes, refer to GAAP, consistently applied after giving effect to the implementation of such Accounting Changes. If the Agent, the Borrower and the Required Lenders cannot agree upon the required amendments within thirty (30) days following the date of implementation of any Accounting Change, then all financial statements delivered and all calculations of financial covenants and other standards, advance rates and terms in accordance with this Agreement and the other Financing Agreements shall be prepared, delivered and made without regard to any underlying Accounting Change. Together with each delivery of financial statements required by subsections 7.1(i), 7.1(ii) and 7.1(iii), the Borrower shall deliver to the Agent and the Lenders a certificate of an Authorized Officer (i) certifying that no Default or Event of Default exists, or, if any Default or Event of Default exists, specifying the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto and (ii) for each Fiscal Quarter, setting forth computations in reasonable detail satisfactory to the Agent demonstrating compliance with the covenants contained in subsections 7.11, 7.12 and 7.13. Together with each delivery of financial statements required by subsection 7.1(iii), the Borrower shall deliver to the Agent and the Lenders a certificate of the accountants who performed the audit in connection with such statements stating that in making the audit necessary to the issuance of a report on such financial statements, they have obtained no knowledge of any Default or Event of Default, or, if such accountants have obtained knowledge of a Default or Event of Default, specifying the nature and period of existence thereof. Such accountants shall not be liable by reason of any failure to obtain knowledge of any Default or Event of Default which would not be disclosed in the ordinary course of an audit. The Agent and each Lender shall exercise reasonable efforts to keep such information, and all information acquired as a result of any inspection conducted in accordance with subsection 7.2, confidential; provided that the Agent or any Lender may communicate such information (a) to any other Person in accordance with the customary practices of commercial lenders relating to routine trade inquiries, (b) to any regulatory authority having jurisdiction over the Agent or such Lender, (c) to any other Person in connection with the Agent's or such Lender's sale of any participations in the Obligations, or (d) to any other Person in connection with the exercise of the Agent's or such Lender's rights hereunder or under any of the other Financing Agreements. The Borrower authorizes the Agent to discuss the financial condition of the Borrower with the Borrower's independent public accountants and agrees that such discussion or communication shall be without liability to either the Agent or the Borrower's independent public accountants. The Borrower shall deliver a letter addressed to such accountants authorizing them to comply with the provisions of this subsection 7.1.

            7.2. Inspections and Audits. The Agent, or any Person designated by the Agent in writing, shall have the right, from time to time hereafter, to call at the Borrower's place or places of business (or any other place where the Collateral or any information relating thereto is kept or located) during normal business hours, and, without hindrance or delay (i) to inspect, audit, check and make copies of and extracts from the Borrower's books, records, journals, orders, receipts and any correspondence and other data relating to the Borrower's or any Subsidiary's business or to any transactions between the parties hereto, (ii) to make such verification concerning the Collateral as the Agent may consider reasonable under the circumstances, and (iii) to discuss the affairs, finances and business of the Borrower with any officers, employees or directors of the Borrower. All out-of-pocket costs and expenses incurred by the Agent in connection with the Agent's field audits permitted under this subsection 7.2 shall be reimbursed by the Borrower in accordance with subsection 2.8.

            7.3. Conduct of Business; Compliance With Laws. The Borrower shall, and shall cause each Subsidiary to (i) maintain its corporate existence and good standing in its respective state of incorporation and qualify and remain qualified as a foreign corporation in each jurisdiction where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect,
(ii) maintain in full force and effect all material licenses, bonds, franchises, leases, patents, contracts and other rights necessary to the conduct of its business and (iii) comply with all applicable federal, state, local and foreign laws, rules, regulations and orders of any federal, state or local governmental authority, except for such laws, rules and regulations the violation of which would not, in the aggregate, have a Material Adverse Effect. Following the Closing Date the Borrower will not conduct its business under any trade or fictitious name other than the duly registered names disclosed on Exhibit 6.8-2.

            7.4. Claims and Taxes. (a) The Borrower agrees to indemnify and hold the Agent and each Lender harmless from and against any and all claims, demands, obligations, losses, damages, penalties, costs, and expenses (including reasonable attorneys' fees) asserted by any Person (other than the Borrower) in connection with this Agreement or the other Financing Agreements or asserted by any Person and relating to or in any way arising out of the possession, use, operation or control of any of the Borrower's or any Subsidiary's Property by any Person. The Borrower shall, and shall cause each Subsidiary to, file all tax and information returns and reports required by and prepared in accordance with applicable law and shall pay or cause to be paid all license fees, bonding premiums and related taxes and charges, and shall pay or cause to be paid all real and personal property taxes, assessments and charges and franchise, income, unemployment, use, excise, old age benefit, withholding, sales and other taxes and other governmental charges assessed against or payable by, the Borrower or any Subsidiary, at such times and in such manner as to prevent any penalty from accruing or any Lien from attaching to Property of the Borrower or any Subsidiary, provided that the Borrower and each Subsidiary shall have the right to contest in good faith, by an appropriate lawful proceeding promptly initiated and diligently conducted, the validity, amount or imposition of any such tax, assessment or charge, and upon such good faith contest to delay or refuse payment thereof so long as (i) no Lien which will have priority over the Agent's Lien granted hereunder with respect to any Collateral is filed or recorded with respect thereto, (ii) the execution or other enforcement of such subordinate Lien is and continues to be effectively stayed, (iii) such proceeding will prevent the forfeiture or sale of any Property of the Borrower or such Subsidiary, (iv) adequate reserves have been provided therefor in accordance with GAAP, (v) such contest does not have a Material Adverse Effect and (vi) if such contest is abandoned or determined adversely to the Borrower or such Subsidiary, the Borrower pays, or causes to be paid, all such taxes and other charges and any penalties and interest payable in connection therewith.

            (b) The Borrower shall notify the Agent and each Lender promptly (and in no event later than ten (10) days) after becoming aware of the intent of the Service to assert a deficiency with respect to the Borrower or any Subsidiary, and shall promptly (and in no event later than five (5) days after receipt) send the Agent and each Lender copies of any notices of proposed deficiency and any notices of deficiency received from the Service.

            7.5. Borrower's Liability Insurance. The Borrower shall maintain, at its expense, such product liability insurance, general public liability and third party property damage insurance with financially sound and reputable insurance companies rated "A" or better by the Best Insurance Guide in such amounts and covering such risks and with such deductibles as are customary in the industry in which the Borrower operates naming the Agent as an additional insured. The policy or policies shall further provide for thirty (30) days' written notice to the Agent prior to cancellation or any material change in coverage. The Borrower's current liability insurance policies are summarized on
Exhibit 7.5.

            7.6. Borrower's Property Insurance. The Borrower shall, and shall cause each Subsidiary to, at its expense, keep and maintain its assets insured against loss or damage by fire, theft, explosion, spoilage and all other hazards and risks ordinarily insured against by other owners or users of such properties in similar businesses including flood insurance consistent with the requirements of FIRREA at least equal to the full insurable value thereof and business interruption insurance in an amount reasonably acceptable to the Agent. All such policies of insurance shall contain a breach or violation of warranties, declarations or conditions endorsement in favor of the Agent, shall provide that the Agent shall receive 30 days' written notice prior to cancellation or any material change in coverage and shall otherwise be in form and substance satisfactory to the Required Lenders. The Borrower shall deliver to the Agent a certificate of insurance and, upon the renewal thereof, a binder evidencing such renewal, and evidence of payment of all premiums therefor. Such policies of insurance shall contain an endorsement, substantially in the form of Exhibit 7.6, naming the Agent, on behalf of the Lenders, as the lender loss payee and additional insured. The Borrower irrevocably makes, constitutes and appoints the Agent (and all officers, employees or agents designated by the Agent) as the Borrower's true and lawful attorney-in-fact for the purpose of making, settling and adjusting claims under all such policies of insurance, endorsing the name of the Borrower on any check, draft, instrument or other item of payment received by the Borrower or the Agent pursuant to any such policies of insurance and for making all determinations and decisions with respect to such policies of insurance. If the Borrower or any Subsidiary, at any time or times hereafter, shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, then the Agent, without waiving or releasing any Obligation, Default or Event of Default by the Borrower hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which the Agent deems advisable. All proceeds of casualty insurance will be applied to the outstanding balance of the Revolving Loan or held in a cash escrow account under the control of the Agent. So long as no Event of Default shall have occurred and be continuing and the insurance proceeds are less than $4,500,000, the Agent shall release such funds (less the amount of any expenses incurred in litigating, arbitrating, compromising or settling any claim arising out of the related casualty loss) to the Borrower to repair or replace the assets subject to a casualty loss or to the purchase of other Equipment useable in the Borrower's business, all on the terms set forth in the applicable Mortgage and otherwise on terms acceptable to the Agent. Such proceeds shall be released to the

Borrower only if such repair or replacement is made within 180 days after the payment of such insurance proceeds and only if at or prior to the time of the payment of such proceeds by the insurance company the Borrower has provided the Agent with written notice of its intent to use such proceeds for such purpose. Otherwise, at the Agent's election, such proceeds shall be applied to the Obligations in accordance with Section 2.7.

            7.7. Pension Plans. (a) The Borrower shall (i) maintain all Plans which are presently in existence or may, from time to time, come into existence, in compliance with ERISA, the IRC and all other applicable laws in all material respects and (ii) make or cause to be made contributions to all of the Pension Plans in a timely manner and in a sufficient amount to comply with the requirements of Section 302 of ERISA and Section 412 of the IRC.

            (b) The Borrower shall promptly deliver written notice of any of the following to the Agent and each Lender, but in no event later than thirty (30) days after such event or occurrence:

            (1) the Borrower or any ERISA Affiliate knows or has reason to know that a Termination Event has occurred, with such notice setting forth the details of such event;

            (2) the filing of a request for a funding waiver by the Borrower or any ERISA Affiliate with respect to any Pension Plan, a copy of such request and all correspondence received by Borrower or any ERISA Affiliate with respect to such request;

            (3) the Borrower or any ERISA Affiliate fails to make a required installment or payment under Section 302 of ERISA or Section 412 of the IRC by the applicable due date;

            (4) the Borrower or any ERISA Affiliate knows or has reason to know that a prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the IRC) has occurred with respect to any Plan with a statement describing such transaction and the action or response taken with respect thereto;

            (5) any increase in the benefits of any existing Plan or contribution rate to a Multiemployer Plan or the establishment of any new Plan or the commencement of contributions to any Plan or Multiemployer Plan to which the Borrower or any ERISA Affiliate had not been contributing;

            (6) receipt by the Borrower or any ERISA Affiliate of any adverse ruling from the Service regarding the qualification of a Plan under Section 401(a) of the IRC, with a copy of such ruling; and

            (7) any other report such as an annual report on Form 5500 or actuarial report in which any Lender may request from time to time.

            7.8. Notice of Certain Matters. The Borrower shall, as soon as possible, and in any event within five (5) days after the Borrower learns of the following, give written notice to the Agent and each Lender of (i) any material Litigation being instituted or threatened to be instituted by or against the Borrower or any Subsidiary in any federal, state, local or foreign court or before any commission or other regulatory body (federal, state, local or foreign) including, without limitation, any and all pending or threatened proceedings with respect to Environmental Matters, (ii) any labor dispute to which the Borrower or any Subsidiary may become a party and which has had or might have a Material Adverse Effect, any strikes or walkouts relating to any of its plants or Facilities, and the expiration of any labor contract to which it is a party or by which it is bound, (iii) any Default or Event of Default, (iv) any judgment rendered against the Borrower or any Subsidiary, and (v) any other event or occurrence which could have a Material Adverse Effect.

            7.9. Landlord and Warehouseman Agreements. The Borrower shall provide the Agent and each Lender with copies of all agreements between the Borrower and any landlord or warehouseman which owns any premises at which Inventory or any other Collateral may, from time to time, be located. The Borrower shall deliver to the Agent on or before the Closing Date a landlord's waiver in form and substance acceptable to the Agent from the lessor of each leased property currently being used by the Borrower or any Subsidiary where Collateral is located. The Borrower shall deliver to the Agent a bailee letter in form and substance acceptable to the Agent with respect to any warehouse or other location where Collateral is located. With respect to leased locations or warehouse space leased on the Closing Date, if the Borrower is unable to deliver such a landlord waiver or bailee letter the Inventory at that location shall automatically be deemed ineligible without further action by the Agent or any Lender. In the event that the Borrower delivers to the Agent such landlord waiver or bailee letter, as applicable, after such date, subject to the terms and conditions of this Agreement including, without limitation, subsection 3.10, Inventory located at such leased location or warehouse location, as applicable, may be considered Eligible Inventory. The Borrower shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or warehouse where any Collateral is or may be located. The Borrower shall promptly deliver to the Agent copies of (i) any and all default notices received under or with respect to any such leased location or warehouse, and (ii) such other notices or documents as the Agent may request in its reasonable discretion.

            7.10. Indemnity. (a) The Borrower agrees to indemnify, pay and hold harmless the Agent and each Lender and the officers, directors, employees, agents, affiliates, representatives and attorneys of the Agent and such Lender (collectively called the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, actions, proceedings, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, all reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may be imposed on, incurred by, or instituted or asserted against any Indemnitee in any manner in connection with or relating to or arising out of this Agreement or the other Financing Agreements, the Related Transactions Documents, or any other transaction contemplated hereby or thereby, the statements contained in the commitment letters delivered by the Agent, the Agent and the Lenders' agreement to make the Loans hereunder, the direct or indirect application or proposed application of the proceeds of the Loans or the exercise of any right, power or remedy hereunder or under any other Financing Agreement (the "Indemnified Liabilities"); provided that the Borrower shall have no obligation to an Indemnitee hereunder with respect to Indemnified Liabilities if a court of competent jurisdiction shall render a judgment, final and not subject to review on appeal, that such Indemnified Liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them. The provisions of and undertakings and indemnifications set forth in this subsection
7.10 shall survive the satisfaction and payment of the Obligations and the termination of this Agreement, and shall continue to be the liability, obligation and indemnification of the Borrower.

            (b) In any suit, proceeding or action brought by the Agent relating to any Account, Chattel Paper, contract, General Intangible, Instrument or Document for any sum owing thereunder, or to enforce any provision of any Account, Chattel Paper, Instrument or Document, the Borrower shall save, indemnify and keep the Agent and the Lenders harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability by the Borrower of any obligation thereunder arising out of a breach by the Borrower of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from the Borrower, all such obligations of the Borrower shall be and remain enforceable against, and only against, the Borrower and shall not be enforceable against the Agent or any Lender.

            7.11. Fixed Charge Coverage Ratio. The Borrower shall maintain a Fixed Charge Coverage Ratio measured as of the last day of each Fiscal Quarter for the trailing twelve months then ended equal to or greater than the respective Fixed Charge Coverage Ratios set forth below:

-------------------------------------------------------------------------------
 Measurement Period Ending:             Fixed Charge Coverage Ratio:
 --------------------------             ----------------------------
-------------------------------------------------------------------------------
             June 30, 1998                           1.25 to 1.0
-------------------------------------------------------------------------------
          September 30, 1998                         1.25 to 1.0
-------------------------------------------------------------------------------
           December 31, 1998                         1.25 to 1.0
-------------------------------------------------------------------------------
  March 31, 1999 and the last day of
    each Fiscal Quarter thereafter                   1.25 to 1.0
-------------------------------------------------------------------------------

; provided that for the measuring periods ending June 30, 1998, September 30, 1998 and December 31, 1998, the components of the Fixed Charge Coverage Ratio relating to the Tissue Business for periods prior to the Closing Date shall be based on the pro forma financial statements pertaining to the Tissue Business attached hereto as Exhibit 7.11.

            7.12. Leverage Ratio. The Borrower shall maintain a Leverage Ratio of not more than the following respective ratios measured as of the last day of each Fiscal Quarter, and for the trailing twelve months then ended:

-------------------------------------------------------------------------------
  Measurement Period Ending:                          Ratio:
  --------------------------                          ------
-------------------------------------------------------------------------------
the last day of the Fiscal Quarters ending June       6.0 to 1.0
30, 1998, September 30, 1998 and December
31, 1998 and the last day of each Fiscal
Quarter of 1999
-------------------------------------------------------------------------------
the last day of each Fiscal Quarter of 2000           5.50 to 1.0
-------------------------------------------------------------------------------
the last day of each Fiscal Quarter of 2001           5.25 to 1.0
-------------------------------------------------------------------------------
the last day of each Fiscal Quarter thereafter        5.0 to 1.0
-------------------------------------------------------------------------------

; provided that for the measuring periods ending June 30, 1998, September 30, 1998 and December 31, 1998, the components of the Leverage Ratio relating to the Tissue Business for periods prior to the Closing Date shall be based on the pro forma financial statements pertaining to the Tissue Business attached hereto as
Exhibit 7.11.

            7.13. Capital Expenditures. The Borrower shall not make Capital Expenditures in any Fiscal Year in excess of the following respective amounts:

-------------------------------------------------------------------------------
Fiscal Year:                            Amount:
------------                            -------
-------------------------------------------------------------------------------
1998                                    $9,200,000
-------------------------------------------------------------------------------
1999                                    $10,500,000
-------------------------------------------------------------------------------
2000                                    $6,900,000
-------------------------------------------------------------------------------
2001                                    $5,000,000
-------------------------------------------------------------------------------
2002 and each Fiscal Year thereafter    $5,000,000
-------------------------------------------------------------------------------

            8. NEGATIVE COVENANTS.

            The Borrower covenants and agrees that so long as any Obligations (other than unasserted contingent indemnification obligations) remain outstanding or any Lender shall have any Commitment hereunder:

            8.1. Encumbrances. The Borrower shall not, and shall not permit any Subsidiary to, create, incur, assume or suffer to exist any Lien of any nature whatsoever on any of its Property, including, without limitation, the Collateral and the Excluded Assets, other than the following "Permitted Liens": (i) Liens (other than Liens relating to Environmental Laws or ERISA) securing the payment of Charges not yet due and payable or contested in good faith by appropriate proceedings(so long as no notice of lien shall have been filed with respect thereto); (ii) cash pledges or cash deposits under workmen's compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business; (iii) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen or other similar Liens imposed by law, which are incurred in the ordinary course of business for sums not more than 60 days delinquent;
(iv) the Liens in favor of the Agent, for the benefit of the Lenders; (v) purchase money Liens (including capitalized leases and other forms of installment purchase financing) granted to the Person financing a purchase of Equipment so long as the Lien granted is limited to the specific Equipment so acquired, the debt secured by the Lien is not more than the acquisition cost of the specific item of Equipment on which the Lien is granted, the aggregate amount of Indebtedness secured by such Liens as a result of purchases shall not exceed One Million Five Hundred Thousand Dollars ($1,500,000) in each Fiscal Year, and not to exceed Three Million Seven Hundred Fifty Thousand Dollars ($3,750,000) in the aggregate outstanding at any time, and the transaction does not violate any other provision of this Agreement; (vi) Liens permitted in accordance with subsection 7.4(a); (vii) other easements with respect to Real Estate, which do not, in the Agent's sole determination, (a) materially impair the use of such property as Collateral, or (b) materially lessen the value of such property for the purposes for which the same is held by the Borrower or such Subsidiary; (vii) Liens with respect to judgments which do not give rise to an Event of Default; (viii) Liens existing on the Closing Date and disclosed on
Exhibit 8.1; and (ix) Liens in addition to those set forth in clauses (i) through (ix) above which secure Indebtedness or other obligations not to exceed $100,000 in the aggregate.

            8.2. Indebtedness and Liabilities. The Borrower shall not, and shall not permit any Subsidiary to, incur, create, assume, become or be liable in any manner with respect to, or suffer to exist, any Indebtedness, except for (i) the Obligations, (ii) Indebtedness existing on the Closing Date and disclosed on
Exhibit 8.2, (iii) Indebtedness secured by purchase money Liens permitted by subsection 8.1(iv), (iv) Rate Hedging Obligations of the Borrower and (v) other Indebtedness of the Borrower in an aggregate amount not to exceed $750,000 outstanding at any time. The Borrower shall not, and shall not permit any Subsidiary to, voluntarily prepay, defease, purchase, redeem, retire or otherwise acquire any Indebtedness other than the Obligations.

            8.3. Consolidations, Acquisitions. Except with respect to the Related Transactions, the Borrower shall not, and shall not permit any Subsidiary to, merge or consolidate with, purchase, lease or otherwise acquire all or substantially all of the assets or properties of, or acquire any capital stock, equity interests, debt or other securities of, any other Person provided that any Subsidiary may merge or consolidate with or into any other Subsidiary or with or into the Borrower (provided that the Borrower is the surviving entity). The Borrower shall not, and shall not permit any Subsidiary to, dissolve, terminate, enter into any joint venture or become a partner in any partnership. The Borrower shall not sell, assign, encumber, pledge, transfer or otherwise dispose of any interest in any Subsidiary or transfer any Property to any Affiliate except as otherwise expressly permitted hereby.

            8.4. Investments. The Borrower shall not, and shall not permit any Subsidiary to, make or permit to exist Investments in, or commitments therefor, or create any Subsidiary other than the following "Permitted Investments": (i) loans made in accordance with subsection 8.8; (ii) Investments existing on the Closing Date and disclosed on Exhibit 8.4; and (iii) demand deposit accounts maintained in the ordinary course of business, (iv) cash in the process of


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transmittal from lockboxes to the Agent's collection account, (v) so long as no
Event of Default shall have occurred and be continuing, Cash Equivalents subject to a Control Agreement; provided that, in the event any Revolving Loans shall be outstanding, at no time (regardless of whether any Event of Default shall then exist) shall the amount of Cash Equivalents permitted as Investments hereunder exceed $500,000, (vi) Investments arising as a result of the Borrower's entering into contracts of the type described in the definition of "Rate Hedging Obligations", (vii) Investments received in connection with the bankruptcy or reorganization of customers.

            8.5. Guaranties. The Borrower shall not, and shall not permit any Subsidiary to, make or suffer to exist any Guaranty, except (i) endorsements of negotiable Instruments or items of payment for deposit or collection in the ordinary course of business and (ii) Guaranties existing on the Closing Date and disclosed on Exhibit 8.5.

            8.6. Collateral Locations. Neither the location of the principal place of business and chief executive office of the Borrower as set forth on
Exhibit 6.7, the locations of Collateral as set forth on Exhibit 8.6 nor the corporate name or mailing address of the Borrower shall be changed, nor shall there be established additional places of business or additional locations at which Collateral is stored, kept or processed unless (i) the Borrower shall have given the Agent not less than 30 days prior written notice thereof, (ii) the Agent shall have determined that, after giving effect to any such change of name, address or location, the Agent shall have a first perfected Lien in the Collateral except for Permitted Liens, (iii) in the case of Collateral locations, the Borrower shall have delivered a landlord waiver or bailee letter, as applicable, in form and substance satisfactory to the Agent with respect to such location, and (iv) all negotiable documents and receipts in respect of any Collateral maintained at such premises are promptly delivered to the Agent. Prior to making any such change or establishing such new location, the Borrower shall execute any additional financing statements or other documents or notices required by the Agent.

            8.7. Disposal of Property. The Borrower shall not, and shall not permit any Subsidiary to, sell, lease, assign, transfer or otherwise dispose of any of its Property, assets and rights to any Person except for (i) sales of Inventory to customers in the ordinary course of business, (ii) sales of Equipment which is obsolete, worn-out or otherwise not useable or used in the Borrower's business (up to One Million Five Hundred Thousand Dollars ($1,500,000) in sales proceeds in the aggregate in any Fiscal Year), (iii) trade-ins of Equipment or sales of Equipment in connection with the acquisition of other similar Equipment substantially concurrently with such trade-in or sale and (iv) licensing of the Borrower's Intellectual Property in the ordinary course of business. In the event any Equipment of the Borrower is sold, transferred or otherwise disposed of as permitted by this subsection 8.7 or with the Required Lenders' consent, and such sale, transfer or disposition is effected without using the proceeds thereof within 180 days of such sale, transfer or other disposition, to purchase Equipment useable in the Borrower's business or such Equipment is replaced by Equipment leased by the Borrower, the Borrower shall promptly pay the proceeds thereof to the Agent for application to the Loans in accordance with subsections 2.7(c) and (d). The Borrower shall deliver to the Agent written evidence of the use of the proceeds for any such purchase. Except as permitted by subsection


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8.1, all such Equipment purchased by the Borrower shall be free and clear of all
Liens, except for Liens in favor the Agent, for the benefit of the Lenders.

            8.8. Employee Loans. Except for advances for travel and related expenses by the Borrower or any Subsidiary to its employees in the ordinary course of business and commission advances by the Borrower or any Subsidiary to its employees in an aggregate amount for all such advances not to exceed from time to time $100,000, the Borrower shall not, and shall not permit any Subsidiary to, make any loans or other advances to any Person.

            8.9. Plans. The Borrower shall not, nor will it permit any ERISA Affiliate to take any action or fail to take any action which results in a Lien being imposed upon any of its assets under ERISA or the IRC. If the Borrower adopts any Plans after the Closing Date, it shall comply with ERISA and deliver copies thereof to the Agent.

            8.10. Restricted Payments. The Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly declare, pay, order, make or set apart any Restricted Payment; provided that (i) any Subsidiary may declare and pay dividends to any Subsidiary owning its capital stock or to Borrower,
(ii) so long as no Default or Event of Default shall have occurred and be continuing (or will result therefrom any of the following), the Borrower may make the following Restricted Payments to Guarantor or in an amount not to exceed $500,000 per year to pay for the maintenance of Guarantor's corporate existence, auditors' fees, outside directors' fees, directors' and officers' insurance and similar out-of-pocket costs and expenses, (iii) the Borrower may declare dividends to enable the Guarantor to pay federal and state income taxes attributable to the net income of the Borrower and its Subsidiaries, (iv) so long as no Default or Event of Default shall have occurred and be continuing or result therefrom, the Borrower may make Restricted Payments in an aggregate amount not to exceed $400,000 in any twelve month period to enable the Guarantor to redeem or repurchase shares of the Guarantor's stock issued to Persons who at the time of such issuance were management employees of the Borrower and who have, for any reason, ceased to be employed by the Borrower and (v) so long as payment thereof has not been blocked under the subordination provisions contained in the Subordinated Debt Documents, Borrower may make semi-annual payments of interest on the Subordinated Notes when due.

            8.11. Securities. Except as permitted by subsection 8.11, the Borrower shall not, and shall not permit any Subsidiary to, issue or distribute or redeem, prepay, repurchase or acquire any capital Stock of the Borrower of any description for consideration or otherwise.

            8.12. Changes in Charter, Bylaws or Fiscal Year. Borrower shall not, and shall not permit any Subsidiary to, (i) amend its charter or Bylaws or (ii) change its Fiscal Year.

            8.13. Changes in Subordinated Debt. Borrower shall not change or amend any of the terms of the Subordinated Debt Documents if the effect thereof is to: (a) increase the rate of interest on the Subordinated Notes; (b) change the dates upon which payments of principal or interest are due on such Subordinated Debt; (c) change any default or event of default other than to make less restrictive any default provision therein, or add any covenant with respect to such Subordinate Debt; (d) change the redemption or prepayment provisions of such Subordinated


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Debt other than to extend the dates therefor or to reduce the premiums payable in connection therewith; (e) grant any Liens to secure payment of the Subordinated Debt; or (f) materially increases the obligations of the Borrower or confer material rights on the holders of the Subordinated Debt adverse to Holdings, the Borrower, Agent or any Lender.

            8.14. Transactions with Affiliates. Except as set forth on Exhibit
8.15 and as permitted by subsections 8.8, 8.9, 8.10 and 8.19, the Borrower shall not, and shall not permit any Subsidiary to, enter into any transaction including, without limitation, the purchase, sale, lease or exchange of property or the rendering or purchase of any service to or from any Affiliate (other than management of the Borrower, solely in their capacity as employees) except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms that are fully disclosed to the Agent and the Lenders in advance and are no less favorable to the Borrower than the Borrower would obtain in a comparable arm's length transaction with an unaffiliated Person.

            8.15. Capital Structure; Other Business. The Borrower shall not, and shall not permit any Subsidiary to, change its capital structure or engage in any business unrelated to its current businesses or businesses incidental thereto.

            8.16. Sale and Leaseback. The Borrower shall not, and shall not permit any Subsidiary to, sell or transfer any of its Property in order to concurrently or subsequently lease as lessee such or similar Property.

            8.17. Impairment Agreements. The Borrower shall not, and shall not permit any Subsidiary to, enter into or assume any agreement, instrument, indenture or other obligation (other than the Financing Agreements) which (i) prohibits or limits the creation or assumption of any Lien upon its Property, whether now owned or hereafter acquired, or (ii) restricts, prohibits or requires the consent of any Person with respect to the payment of Restricted Payments.

            8.18. Corporate Accounts. The Borrower shall not maintain corporate deposit accounts jointly with any Affiliate or commingle any of its funds with funds of any Affiliate.

            9. DEFAULT, RIGHTS AND REMEDIES OF THE AGENT AND THE LENDERS.

            9.1. Obligations. If a Default or an Event of Default shall exist or occur, the Agent may, and at the direction of the Required Lenders, shall do one or more of the following at any time or times and in any order: (i) reduce the Total Revolving Loan Facility, (ii) restrict the amount of, or suspend its obligations to make, Revolving Loans, (iii) restrict or suspend the issuance of Lender Guaranties or (iv) demand that the Borrower immediately deposit with the Agent an amount equal to the Lender Guaranty Liabilities and the Eau Claire Lender Guaranty Liability to enable the Agent to make payments under the Lender Guaranties and the Eau Claire Lender Guaranty when required and such amount shall become immediately due and payable. If an Event of Default shall exist or occur, in addition to the actions described in the preceding sentence, the Agent may, and at the direction of the Required Lenders, shall do one or more of the following at any time or times: (a) terminate the Commitments to make Revolving Loans and


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this Agreement, (b) declare any or all Obligations to be immediately due and payable; provided that upon the occurrence of any Event of Default referred to in clauses (f), (g) or (h) within the definition of "Event of Default," the Commitments shall automatically and immediately terminate and all Obligations shall automatically become immediately due and payable without notice, demand or other actions of any kind by any Person, or (c) pursue its other rights and remedies under the Financing Agreements and applicable law. In the case of any Event of Default occurring by reason of any willful action or inaction by or on behalf of the Borrower in order to avoid payment of the prepayment fee pursuant to subsection 2.10 which the Borrower would have to pay if the Obligations were paid in full, an equivalent fee shall also be immediately due and payable to the extent permitted by law.

            9.2. Rights and Remedies Generally. Upon acceleration of the Obligations, the Agent, on behalf of the Lenders, shall have, in addition to any other rights and remedies contained in this Agreement or in any of the other Financing Agreements, all of the rights and remedies of a secured party under the Code or other applicable laws, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by law. In addition to all such rights and remedies, the Agent shall have the right to sell, lease or otherwise dispose of all or any part of the Collateral and the sale, lease or other disposition of the Collateral, or any part thereof, by the Agent after an Event of Default may be for cash, credit or any combination thereof, and the Agent or any Lender may purchase all or any part of the Collateral at public or, if permitted by law, private sale, and in lieu of actual payment of such purchase price, may set-off the amount of such purchase price against the Obligations then owing. Any sales of the Collateral may be adjourned from time to time with or without notice. The Agent shall have the right to conduct such sales on the Borrower's premises, at the Borrower's expense, or elsewhere, on such occasion or occasions as the Agent may see fit.

            9.3. Entry Upon Premises and Access to Information. Upon acceleration of the Obligations, the Agent shall have the right (i) to cause the Collateral to remain on the Borrower's premises, without any obligation to pay rent, (ii) to enter upon the premises of the Borrower where the Collateral is located or any other place or places where the Collateral is believed to be located and kept, without any obligation to pay rent, to render the Collateral useable or saleable, or to remove the Collateral therefrom to the premises of the Agent or any agent of the Agent, at the Borrower's expense, for such time as the Agent may desire in order effectively to collect or liquidate the Collateral, and (iii) to require the Borrower to assemble the Collateral and make it available to the Agent at a place or places to be designated by the Agent. Upon acceleration of the Obligations, the Agent shall have the right to take possession of the Borrower's original books and records, to obtain access to Borrower's data processing equipment, computer hardware and software relating to the Collateral and to use all of the foregoing and the information contained therein in any manner the Agent deems appropriate; and the Agent shall have the right to notify postal authorities to change the address for delivery of the Borrower's mail to an address designated by the Agent and to receive, open and dispose of all mail addressed to the Borrower and to take possession of all checks or other original remittances contained in such mail.

            9.4. Sale or Other Disposition of Collateral by the Agent. Any notice required to be given by the Agent of a sale, lease or other disposition or other intended action by the


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Agent with respect to any of the Collateral which is deposited in the United
States mails, postage prepaid and duly addressed to the Borrower at the address specified in subsection 10.13, at least ten (10) days prior to such proposed action, shall constitute fair and reasonable notice to the Borrower of any such action. The net proceeds realized by the Agent upon any such sale or other disposition, after deduction for the expenses of retaking, holding, storing, transporting, preparing for sale, selling or otherwise disposing of the Collateral incurred by the Agent in connection therewith, shall be applied as provided herein toward satisfaction of the Obligations. The Agent shall account to the Borrower for any surplus realized upon such sale or other disposition, and the Borrower shall remain liable for any deficiency. The commencement of any action, legal or equitable, or the rendering of any judgment or decree for any deficiency shall not affect the Agent's Liens on the Collateral until the Obligations are fully paid (other than unasserted contingent indemnification obligations).

            9.5. Grant of License. For the purpose of enabling, and only to the extent necessary to enable, the Agent to exercise its rights, powers and remedies under this Section 9 (including, without limitation, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of the Collateral) at such time as the Agent shall be entitled to exercise such rights and remedies, the Borrower hereby grants to the Agent a license, lease and right to use (exercisable without payment of royalty or other compensation) the Borrower's General Intangibles, Intellectual Property, Equipment, Fixtures, Real Estate, whether part of the Collateral or not including, without limitation, any patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks and advertising matter, or any other Property of a similar nature and all goodwill associated therewith, as it pertains to the Collateral, in completing production of, advertising for sale or lease and selling or leasing any Inventory or other Collateral and the Borrower's rights under all licenses, leases and franchise agreements shall inure to the Agent's benefit until all Obligations are paid in full (other than unasserted contingent indemnification obligations).

            9.6. Waiver of Demand. DEMAND, PRESENTMENT, PROTEST AND NOTICE OF DEMAND, PRESENTMENT, PROTEST, NONPAYMENT, INTENT TO ACCELERATE AND ACCELERATION ARE HEREBY WAIVED BY THE BORROWER. THE BORROWER ALSO WAIVES THE BENEFIT OF ALL VALUATION, APPRAISAL AND EXEMPTION LAWS.

            9.7. Waiver of Notice. UPON THE OCCURRENCE OF A DEFAULT OR AN EVENT OF DEFAULT, THE BORROWER HEREBY WAIVES ALL RIGHTS TO NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY THE AGENT OF ITS RIGHTS TO REPOSSESS THE COLLATERAL WITHOUT JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON THE COLLATERAL WITHOUT PRIOR NOTICE OR HEARING. THE BORROWER ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY COUNSEL OF ITS CHOICE WITH RESPECT TO THIS TRANSACTION AND THIS AGREEMENT.


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            10. OTHER RIGHTS AND OBLIGATIONS.

            10.1. Waiver. The failure of the Agent or any Lender, at any time or times hereafter, to require strict performance by the Borrower of any provision of this Agreement shall not waive, affect or diminish any right of any such Person thereafter to demand strict compliance and performance therewith. Any suspension or waiver by the Lenders or Required Lenders, as applicable, of a Default or an Event of Default under this Agreement or any of the other Financing Agreements shall not suspend, waive or affect any other Default or Event of Default under this Agreement or any of the other Financing Agreements, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. None of the undertakings, agreements, warranties, covenants and representations of the Borrower contained in this Agreement or any of the other Financing Agreements and no Default or Event of Default by the Borrower under this Agreement or any of the other Financing Agreements shall be deemed to have been suspended or waived by the Lenders or Required Lenders, as applicable, unless such suspension or waiver is in writing and signed by an officer of each of the Lenders or Required Lenders, as applicable, and directed to the Borrower specifying such suspension or waiver. Neither this Agreement nor the other Financing Agreements may be modified or amended except in a written agreement signed by the Borrower, the Agent and the Lenders.

            10.2. Costs and Attorneys' Fees. All fees, costs and expenses incurred by the Agent or any Lender in connection with protecting, perfecting or preserving the Agent's Lien in the Collateral or in connection with any matters contemplated by or arising out of this Agreement or the other Financing Agreements, whether (a) to commence, defend, or intervene in any litigation or to file a petition, complaint, answer, motion or other pleadings, (b) to take any other action in or with respect to any suit or proceedings (bankruptcy or otherwise), (c) to consult with officers of the Agent or any Lender or to advise the Agent or any Lender, (d) to protect, collect, lease, sell, take possession of, or liquidate any of the Collateral, or (e) to attempt to enforce or to enforce any Lien on any of the Collateral, or to enforce any rights of the Agent or any Lender to collect any of the Obligations, including, without limitation, reasonable fees, costs and expenses of the attorneys and paralegals of the Agent or any Lender, and the out-of-pocket costs and the per diem charges for the examiners of such Persons at their then applicable rates, together with interest thereon at the Default Rate then applicable to the Revolving Loan, shall be part of the Obligations, payable on demand and secured by the Collateral.

            10.3. Expenditures by the Agent and the Lenders. In the event the Borrower shall fail to pay Charges, insurance, assessments, costs or expenses which the Borrower is, under any of the terms hereof, required to pay, or fails to keep the Collateral free from Liens, except Permitted Liens, or fails to maintain, replace or repair the Collateral as required hereby, the Agent or any Lender may, in its sole discretion, make expenditures for any or all of such purposes and acquire or accept an assignment of any Lien against the Collateral, and the amount so expended (including, without limitation, reasonable attorneys' fees and expenses, court costs, filing fees and other charges), together with interest thereon at the Base Rate or the Default Rate then applicable to the Revolving Loan shall be part of the Obligations, payable on demand and secured by the Collateral.


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            10.4. Custody and Preservation of Collateral. Except as expressly provided in the Code, the Agent shall have no duty with respect to any Collateral in its possession or control (or in the possession or control of any agent or bailee) or with respect to any income thereon. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral in its possession if it takes such action for that purpose as the Borrower shall request in writing, but failure by the Agent to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure by the Agent to comply with any such request shall of itself be deemed a failure to exercise reasonable care, and no failure by the Agent to preserve or protect any right with respect to such Collateral against prior parties, or to do any act with respect to the preservation of such Collateral not so requested by the Borrower, shall of itself be deemed a failure to exercise reasonable care in the custody or preservation of such Collateral. The Agent shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by the Agent in good faith.

            10.5. Reliance by the Agent and Lenders. All covenants, agreements, representations and warranties made herein or in any of the other Financing Agreements by the Borrower shall, notwithstanding any investigation by the Agent or any Lender, be deemed to be material to and to have been relied upon by the Agent and each Lender.

            10.6. Parties and Assignment. This Agreement and the other Financing Agreements shall be binding upon and inure to the benefit of the Agent, the Lenders, the Borrower and their respective successors and assigns. The Borrower's successors and assigns shall include, without limitation, any trustee, receiver or debtor in possession of or for the Borrower. Notwithstanding the foregoing, the Borrower may not sell, assign or transfer this Agreement, or the other Financing Agreements or any portion thereof including, without limitation, its rights, titles, interests, remedies, powers and/or duties hereunder or thereunder. Subject to subsection 11.1, The Borrower hereby consents to each Lender's sale, assignment, transfer or other disposition pursuant hereto, at any time and from time to time hereafter, of this Agreement, or the other Financing Agreements or any portion thereof, including without limitation all or any part of each Lender's rights, titles, interests, remedies, powers and/or duties hereunder or thereunder.

            10.7. Applicable Law; Severability. This Agreement and the other Financing Agreements have been submitted to the Agent and each Lender at its office in Illinois, and this Agreement and the other Financing Agreements, shall not be binding upon the Agent or any Lender or effective until accepted by the Agent and each Lender and shall be construed in all respects, except as otherwise provided in any such Financing Agreement, in accordance with, and governed by, all of the provisions of the Code and by the other internal laws (as opposed to conflicts of law provisions) of the State of Illinois, except for the perfection and enforcement of Liens in other jurisdictions which shall be governed by the laws of those jurisdictions. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the


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extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

            10.8. Submission to Jurisdiction; Waiver of Jury and Bond. THE BORROWER, THE AGENT AND EACH LENDER HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS, AND IRREVOCABLY AGREE THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT OR THE OTHER FINANCING AGREEMENTS SHALL BE LITIGATED IN SUCH COURTS, AND THE BORROWER, THE AGENT AND EACH LENDER EACH WAIVE ANY OBJECTION WHICH IT MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING IN ANY SUCH COURT AND EACH WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT, AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY MAIL OR MESSENGER DIRECTED TO IT AT THE ADDRESS SET FORTH IN SUBSECTION 10.13 AND THAT SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT OR FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN POSTED TO THE BORROWER'S ADDRESS. THE BORROWER DESIGNATES AND APPOINTS CT CORPORATION SYSTEM, 208 SOUTH LASALLE STREET, CHICAGO, ILLINOIS 60604 AND SUCH OTHER PERSON AS MAY HEREAFTER BE SELECTED BY THE BORROWER WHICH IRREVOCABLY AGREES IN WRITING TO SO SERVE AS ITS AGENT TO RECEIVE ON ITS BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY THE BORROWER TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF ANY SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO THE BORROWER AT ITS ADDRESS PROVIDED IN SUBSECTION 10.13, EXCEPT THAT UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICES OF PROCESS. IF ANY AGENT APPOINTED BY THE BORROWER REFUSES TO ACCEPT SERVICE, THE BORROWER HEREBY AGREES THAT SERVICE UPON IT BY MAIL OR OTHERWISE IN ACCORDANCE WITH SUBSECTION 10.13 SHALL CONSTITUTE SUFFICIENT NOTICE. THE AGENT, EACH LENDER AND THE BORROWER ACKNOWLEDGE THAT THE TIME AND EXPENSE REQUIRED FOR TRIAL BY JURY EXCEED THE TIME AND EXPENSE REQUIRED FOR A BENCH TRIAL AND HEREBY WAIVE, TO THE EXTENT PERMITTED BY LAW, TRIAL BY JURY, AND WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF THE AGENT OR ANY LENDER. NOTHING CONTAINED IN THIS SUBSECTION 10.8 SHALL AFFECT THE RIGHT OF THE AGENT OR ANY LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION TO THE EXTENT NECESSARY TO ENFORCE ITS LIENS AGAINST PROPERTY LOCATED IN SUCH JURISDICTIONS. THE BORROWER WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO ABOVE ANY SPECIAL,


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

EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.

            10.9. Marshalling. The Agent shall be under no obligation to marshall any assets in favor of the Borrower or any other Person or against or in payment of any or all of the Obligations.

            10.10. Section Titles. The section titles contained in this Agreement shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties.

            10.11. Incorporation by Reference. The provisions of the other Financing Agreements are incorporated in this Agreement by this reference. Except as otherwise provided in this Agreement and except as otherwise provided in the other Financing Agreements by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provisions in the other Financing Agreements, the provision contained in this Agreement shall govern and control.

            10.12. Notices. Except as otherwise expressly provided herein, any notice required or desired to be served, given or delivered hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered
(a) if delivered in person, when delivered, (b) if delivered by telecopy or telex, on the date of confirmed transmission, (c) if delivered by overnight courier, two days after delivery to such courier properly addressed or (d) if by U.S. Mail, three (3) days after deposit in the United States mails (by certified mail, return receipt requested), with proper postage prepaid, or upon delivery by courier or upon transmission by telex, telecopy or similar electronic medium to the following addresses:

      (i)   If to the Agent, at:

            SANWA BUSINESS CREDIT CORPORATION
            One South Wacker Drive, 39th Floor
            Chicago, Illinois  60606
            Attn: Commercial Finance Division Executive Vice President Telecopy No.: (312) 782-6035

            With a copy to:

            LATHAM & WATKINS
            233 South Wacker Drive
            Suite 5800
            Chicago, Illinois  60606
            Attn: David G. Crumbaugh, Esq.

      (ii)  If to a Lender, at the address set forth opposite its name on
            Schedule 1 hereto


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

      (iii) to the Borrower, at:

            PLAINWELL INC.
            200 Allegan Street
            Plainwell, Michigan  49080
            Attn: President

            With a copy to:

            KIRKLAND & ELLIS
            Citicorp Center
            153 East 53rd Street
            New York, New York 10022-4675
            Attn: Kirk A. Radke, Esq.

or to such other address as each Person designates to the other in the manner herein prescribed.

            10.13. Waivers With Respect to Other Instruments. The Borrower waives presentment, demand and protest and notice of presentment, demand protest, default, nonpayment, maturity, release, compromise, settlement, extension, or renewal of any or all commercial paper, Accounts, contract rights, documents, Instruments, Chattel Paper and guaranties at any time held by the Agent on which the Borrower may in any way be liable and hereby ratifies and confirms whatever the Agent may do regarding the enforcement, collection, compromise, or release thereof.

            10.14. Retention of the Borrower's Documents. The Agent or any Lender may destroy or otherwise dispose of all documents, schedules, invoices or other papers delivered to such Person in accordance with its customary practices unless the Borrower requests in writing that same be returned. Upon the Borrower's request and at the Borrower's expense, such Person shall return such papers when such Person's actual or anticipated need for same has terminated.

            10.15. Entire Agreement. This Agreement, including all Exhibits, Schedules and other documents attached hereto or incorporated by reference herein, together with the other Financing Agreements constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all other negotiations, understandings and representations, oral or written, with respect to the subject matter hereof, including, without limitation, that certain Commitment Letter dated as of January 21, 1998 between the Borrower and the Agent.

            10.16. Equitable Relief. The Borrower recognizes that, in the event the Borrower fails to perform, observe or discharge any of its Obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Agent or any Lender; therefore, the Borrower agrees that the Agent or any Lender, if such Person so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.


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

            10.17. Counterparts. This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same agreement.

            10.18. Several Obligations; Nature of Lenders' Rights. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other Lender (except to the extent to which the Agent is authorized to act as such). No provision contained herein or in any other Financing Agreement or Related Transactions Document and no course of dealing between the parties shall be deemed to create any fiduciary relationship between the Agent or any Lender and the Borrower. The Indebtedness of the Borrower incurred under each of the Notes and any Eau Claire L/C Notes shall be a separate obligation owing to the holder or interest holder thereof; provided that each Lender hereby agrees that it shall have no individual right to seek to enforce its rights under its Note or any Eau Claire L/C Note, or to realize upon the Collateral, it being understood and agreed that such rights and remedies may be exercised solely by the Agent for the benefit of the Lenders at the direction of the Required Lenders in accordance with the terms of this Agreement.

            10.19. Exceptions to Covenants. The Borrower shall not be deemed to be permitted to take any action or omit to take any action which is permitted as an exception to any of the terms, provisions or covenants contained in any of the Financing Agreements if such action or omission would result in a Default or Event of Default or the breach of any term, provision or covenant contained in any Financing Agreement.

            10.20. Construction. The Borrower acknowledges that it and its counsel have approved the Financing Agreements and that the usual rule of construction to the effect that any ambiguities or inconsistencies are to be resolved against the drafting Person shall not be applicable in the interpretation of any of the Financing Agreements.

            10.21. Reinstatement. This Agreement shall remain in full force and effect and continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

            10.22. ACKNOWLEDGMENT. THE BORROWER ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY COUNSEL OF ITS CHOICE WITH RESPECT TO THIS LOAN AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AND THE BORROWER ACKNOWLEDGES AND AGREES THAT
(i) EACH OF THE WAIVERS SET FORTH HEREIN, INCLUDING, WITHOUT LIMITATION, THOSE WAIVERS SET FORTH IN SUBSECTIONS 9.5, 9.6 AND 10.8 WERE KNOWINGLY AND VOLUNTARILY MADE, (ii) THE OBLIGATIONS OF THE AGENT AND EACH LENDER HEREUNDER,


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

INCLUDING THE OBLIGATION TO ADVANCE AND LEND FUNDS TO THE BORROWER IN ACCORDANCE HEREWITH, SHALL BE STRICTLY CONSTRUED AND SHALL BE EXPRESSLY SUBJECT TO THE BORROWER'S COMPLIANCE IN ALL RESPECTS WITH THE TERMS AND CONDITIONS HEREIN SET FORTH, AND (iii) NO REPRESENTATIVE OF THE AGENT OR ANY LENDER HAS WAIVED OR MODIFIED ANY OF THE PROVISIONS OF THIS AGREEMENT AS OF THE DATE HEREOF AND NO SUCH WAIVER OR MODIFICATION FOLLOWING THE DATE HEREOF SHALL BE EFFECTIVE UNLESS MADE IN ACCORDANCE WITH SUBSECTION 10.1

            10.23. Effect on Prior Credit Agreement; Continuing Loans. Effective as of the Closing Date, this Agreement amends and restates the Prior Loan Agreement in its entirety and supersedes the terms and provisions thereof. Nevertheless, the Borrower acknowledges that the Continuing Loans in the respective amounts set forth on Exhibit 10.23 remain outstanding, and the parties agree that (i) such Continuing Loans are continuing Obligations hereunder governed by the terms and provisions hereof; (ii) the Liens securing payment thereof are continuing in all respects, and (iii) this Agreement shall not be deemed to evidence a novation, or repayment and refunding, of the Continuing Loans. Effective as of the Closing Date, all references in the Prior Loan Documents to the "Loan Agreement", the "Agreement" or the "Credit Agreement" shall be deemed to refer to this Agreement, without further amendment of those Loan Documents. The Borrower, as the successor by merger to Plainwell Paper Company, hereby expressly assumes Plainwell Paper Company's liabilities with respect to the Continuing Loans. Until the Closing Date, this Agreement shall not affect the rights and duties of the parties under the Prior Loan Documents.

            11. ASSIGNMENT AND PARTICIPATION.

            11.1. Assignments. Each Lender may, in the ordinary course of its business and in accordance with applicable law, assign all or any part of its rights and obligations under the Financing Agreements to any Person; provided that such Lender shall first obtain the written consent of the Agent and the written consent of the Borrower, which shall not be unreasonably withheld prior to any such assignment becoming effective; provided that no consent of the Borrower shall be required so long as an Event of Default has occurred and is continuing and no consent of the Borrower shall be required for an assignment by SBCC to its affiliates. The assigning Lender shall be relieved of its Commitment or assigned portion thereof. The Borrower hereby acknowledges and agrees that any assignment will give rise to a direct obligation of the Borrower to the assignee and that the assignee shall be considered to be a "Lender".

            11.2. Participations. Each Lender shall have the right to sell or assign to a Participant or Participants participating interests in the Borrower's Obligations hereunder in such amounts and on such terms and conditions as such Lender shall determine.

            12. AGENT.

            12.1. Appointment. SBCC is hereby appointed Agent hereunder and under each other Financing Agreements, and each of the Lenders authorizes the Agent to act as the Agent of such Lender. The Agent agrees to act as such upon the express conditions contained in this

Section 12. The Agent shall not have a fiduciary relationship in respect of the Borrower or any Lender by reason of this Agreement.

            12.2. Powers. The Agent shall have and may exercise such powers under the Financing Agreements as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder, except any action specifically provided by the Financing Agreements to be taken by the Agent.

            12.3. General Immunity. Neither the Agent nor any of its directors, officers, Agents or employees shall be liable to the Borrower or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Financing Agreements or in connection herewith or therewith except for its or their own gross negligence or willful misconduct as determined by a final order, not subject to review, of a court of competent jurisdiction.

            12.4. No Responsibility for Loans, Recitals, etc. Neither the Agent nor any of its directors, officers, Agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Financing Agreements or any borrowing hereunder, (b) the performance or observance of any of the covenants or agreements of any obligor under any Financing Agreements, (c) the satisfaction of any condition specified in Section 4, except receipt of items required to be delivered to the Agent and not waived at closing, or (d) the validity, effectiveness or genuineness of any Financing Agreements or any other instrument or writing furnished in connection therewith.

            12.5. Action on Instructions of Lenders. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Financing Agreements in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders, all holders of Notes and all interest holders of Eau Claire L/C Notes. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Financing Agreements unless it shall first be indemnified to its satisfaction by the Lenders pro-rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

            12.6. Employment of Agents and Counsel. The Agent may execute any of its duties as Agent hereunder and under any other Financing Agreements by or through employees, agents and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Financing Agreements.

            12.7. Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any Note, Eau Claire L/C Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

            12.8. Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Pro Rata Shares (a) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Financing Agreements, (b) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Financing Agreements, and (c) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Financing Agreements or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents; provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent as determined by a final order, not subject to appeal, of a court of competent jurisdiction. The obligations of the Lenders under this subsection 12.8 shall survive payment of the Obligations and termination of this Agreement.

            12.9. Rights as a Lender. In its capacity as a Lender hereunder, the Agent shall have the same rights and powers hereunder and under any other Financing Agreements as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Financing Agreements, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person.

            12.10. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Financing Agreements. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Financing Agreements.

            12.11. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower. The Agent may be removed at any time for cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty days after the retiring Agent's giving notice of resignation or within thirty days after the removal of such Agent, then the retiring Agent shall use reasonable efforts to appoint, on behalf of the Borrower and the Lenders, a successor Agent. Such successor Agent shall be a financial institution having capital and retained earnings of at least Two Hundred Fifty Million Dollars ($250,000,000). Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Financing Agreements. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Section 12 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Financing Agreements.

            12.12. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or the Borrower referring to this Agreement describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders. Subject to the provisions of subsection 12.5, the Agent shall take any action of the type specified in this Agreement with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so required by Section 13, by all Lenders); provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as the Agent shall determine is in the best interests of the Lenders.

            13. AMENDMENTS AND WAIVERS.

            Subject to the provisions of this Section 13, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding, terminating or modifying any provisions to the Financing Agreements or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Event of Default hereunder; provided that no such supplemental agreement shall, without the consent of each Lender:

            (a) extend the final maturity of any Revolving Loan, Note or Eau Claire L/C Note or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest or fees thereon;

            (b) reduce the percentage specified in the definition of Required Lenders;

            (c) reduce the amount or extend the payment date for the mandatory payments required hereunder, or increase the amount of the Commitments of any Lender hereunder (other than an increase in the Commitment to make Revolving Loans of any Lender as a result of an assignment consummated between such Lender and another Lender pursuant to subsection 11.1);

            (d) extend the Initial Term or any Renewal Term, as applicable (except as contemplated by subsection 2.8), or permit any Letter of Credit or Lender Guaranty to have an expiry date beyond the Revolving Loan Maturity Date, or permit the Eau Claire L/C or any Eau Claire L/C Note to have an expiry date beyond the fifth anniversary of the Closing Date;

            (e) amend this Section 13;

            (f) change the definition of "Current Asset Base", "Eligible Accounts" or "Eligible Inventory", except as provided by subsections 3.3 and 3.10;

            (g) release all or any substantial portion of the Collateral or the real property subject to the Mortgages;

            (h) permit any assignment by the Borrower of its Obligations or its rights hereunder; or

            (i) amend the definition of the term "Commitment".

            No amendment, modification, termination or waiver affecting the rights or duties of the Agent under any Financing Agreement shall be effective without the written consent of the Agent.

            Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for the Agent to take additional Collateral pursuant to any Financing Agreement. No notice to or demand on the Borrower not required by the terms hereof in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 13 shall be binding upon each holder of the Notes and each interest holder in the Eau Claire L/C and any Eau Claire L/C Notes at the time outstanding, each future holder of such Notes and each future interest holder in the Eau Claire L/C and any Eau Claire L/C Notes and the Borrower. Notwithstanding anything to the contrary contained herein, the Agent may, at its sole discretion, release or compromise Collateral and the proceeds thereof to the extent of asset dispositions permitted by the terms hereof.

            14. SET OFF AND SHARING OF PAYMENTS.

            14.1. Setoff. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized by the Borrower at any time or from time to time, with reasonably prompt subsequent notice to the Borrower or to any other Person (any prior or contemporaneous notice being hereby expressly waived) to set off and to appropriate and to apply any and all (a) balances (including, without limitation, all account balances, whether provisional or final and whether or not collected or available) held or owing by such Lender at any of its offices to or for the credit or account of the Borrower (regardless of whether such balances are then due to the Borrower) and (b) other property held or owing by such Lender to or for the credit or the account of the Borrower, toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due.

            14.2. Ratable Payments. If any Lender, whether by setoff or otherwise, has payment of interest or principal made to it upon its Revolving Loans, its participation in the Eau Claire Lender Guaranty or its participation in any other Lender Guaranty (other than payments received pursuant to subsections 2.19 and 2.21) or receives any fees payable pursuant to subsections 2.10, 2.12, 2.4 or 2.17 in a greater proportion than its Pro Rata Share of such Revolving Loans or Pro Rata Share of such Eau Claire Lender Guaranty and other Lender Guaranties, such Lender agrees, promptly upon demand, to purchase a portion of the Revolving Loans or the interest in the Eau Claire Lender Guaranty and other Lender Guaranties held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Revolving Loans and interests in the Eau Claire Lender Guaranty and other Lender Guaranties. If any Lender, whether in connection with setoff or otherwise, receives collateral or other protection for its Obligations, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Commitments. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made. If an amount to be setoff is to be applied to Indebtedness of the Borrower to a Lender, other than Indebtedness evidenced by any of the Notes or any Eau Claire L/C Notes held by such Lender, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by such Notes and Eau Claire L/C Notes, respectively. The Borrower agrees, to the fullest extent permitted by law, that (x) any Lender may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participation in such excess to other Lenders, and
(y) any Lender so purchasing a participation in the Revolving Loans made or an interest in the Eau Claire Lender Guaranty, other Lender Guaranties or other Obligations held by other Lenders may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Revolving Loans or holder of interests in the Eau Claire Lender Guaranty, other Lender Guaranties and other Obligations in the amount of such participation. In addition to the foregoing, the Borrower agrees to the fullest extent permitted by law that any Person acquiring a participation pursuant to the provisions of subsection 11.2 may exercise the same rights of setoff which it would have (and shall have the same sharing obligations which it would have) if such participant were a Lender.

                            [signature page follows]

            IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

                                    PLAINWELL INC.


                                    By:
                                        ---------------------------------

                                    Title:
                                           ------------------------------

COMMITMENTS:                        SANWA BUSINESS CREDIT
Revolving Loan:   $35,000,000       CORPORATION, as Agent and
Eau Claire L/C:   $19,552,000       as a Lender


                                    By:
                                        ---------------------------------

                                    Title:
                                           ------------------------------


                                      S-1